UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TOP IMAGE SYSTEMS LTD.
 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

No fee required.

☒	Fee computed on table below per Exchange Act Rule 14a-6(i)(1), and 0-11.

(1)	Title of each class of securities to which transaction applies:

Ordinary shares, nominal value NIS 0.04 per share, of Top Image Systems Ltd. (“TIS ordinary shares”)

(2)	Aggregate number of securities to which transactions applies:

    As of January 31, 2019, (i) 18,464,737 TIS ordinary shares and (ii) 172,686 TIS ordinary shares underlying restricted stock units.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (i) 18,464,737 TIS ordinary shares multiplied by $0.86 per share and (ii) 172,686 TIS ordinary shares underlying restricted units multiplied by $0.86 per share.

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001212.

(4)	Proposed maximum aggregate value of transaction:

$16,028,184

(5)	Total fee paid:

$1,943

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Top Image Systems Ltd.

Mixer House, Rokach Blvd 101
Tel Aviv, Israel 6153101

Dear Top Image Systems Ltd. Shareholders:

We cordially invite you to attend an extraordinary general meeting of shareholders of Top Image Systems Ltd. (“TIS”, the “Company” or “we”) to be held at the principal business office of TIS, located at Mixer House, Rokach Blvd 101, Tel Aviv, Israel 6153101, on April 4, 2019 at 10:00 am (Israel time) (the “shareholder meeting” or “meeting”). On February 4, 2019, we announced that we had entered into the Merger Agreement (defined below) on February 3, 2019 under which we will be acquired, by way of a merger, by Kofax Holdings International Ltd., a private limited company incorporated under the Laws of England and Wales (the “Parent”).

At the meeting you will be asked to consider and vote upon the following proposals:

1.
Approval of the acquisition of TIS by the Parent, including the approval of: (i) the Agreement and Plan of Merger, dated as of February 3, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among TIS, Parent, Kofax, Inc. a company organized under the Laws of the State of Delaware (the “Ultimate Parent”) and Tornely Ltd., an Israeli company and a wholly-owned subsidiary of Parent (“Merger Sub”); (ii) the merger of Merger Sub with and into TIS (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999, following which Merger Sub will cease to exist as a separate legal entity and TIS will become a wholly-owned subsidiary of Parent; (iii) the consideration to be received by the shareholders of TIS in the Merger, consisting of $0.86 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), for each ordinary share of TIS (other than ordinary shares owned by the Company, the Parent or any of their respective direct or indirect subsidiaries) outstanding  immediately prior to the effective time of the Merger; and (iv) all other transactions and arrangements contemplated by the Merger Agreement. We refer to this proposal as the “Merger Proposal.”

2.
Approval, on a non-binding, advisory basis, of certain compensation that may be paid or become payable to TIS’s executive officers in connection with the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable.  We refer to this proposal as the “Advisory Proposal.”

The Company’s shareholders will have the opportunity to hear from representatives of the Company’s management, who will be available at the meeting to answer questions from shareholders.

A copy of the Merger Agreement was attached as Exhibit 2.1 to TIS’s Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 4, 2019 and is also attached as Annex A to the enclosed Proxy Statement.

The board of directors of the Company (the “Board”) has unanimously determined that the Merger Agreement, the Merger, the Merger Consideration and all other transactions and arrangements contemplated by the Merger Agreement including, without limitation, the purchase of run-off directors’ and officers’ liability insurance, are in the best interests of TIS’s shareholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE MERGER PROPOSAL AND "FOR" THE APPROVAL OF THE ADVISORY PROPOSAL. OUR BOARD MADE ITS DETERMINATION AFTER EVALUATING THE MERGER IN CONSULTATION WITH TIS’S MANAGEMENT AND LEGAL AND FINANCIAL ADVISORS AND CONSIDERING A NUMBER OF FACTORS. IN CONSIDERING THE RECOMMENDATION OF OUR BOARD, YOU SHOULD BE AWARE THAT THE DIRECTORS AND EXECUTIVE OFFICERS OF TIS HAVE CERTAIN INTERESTS IN THE MERGER THAT MAY BE DIFFERENT FROM OR IN ADDITION TO THE INTERESTS OF TIS SHAREHOLDERS GENERALLY. SEE “INTERESTS OF CERTAIN OF TIS’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER” AND “NON-BINDING, ADVISORY VOTE ON TRANSACTION-RELATED COMPENSATION FOR TIS’S EXECUTIVE OFFICERS” BEGINNING ON PAGES 38 AND 59, RESPECTIVELY, OF THE ACCOMPANYING PROXY STATEMENT FOR A MORE DETAILED DESCRIPTION OF THESE INTERESTS.

Provided that a quorum is present, the adoption and approval of the Merger Proposal at the shareholder meeting requires the affirmative vote of the holders of a majority of our ordinary shares present, in person or by proxy, at the meeting (or any adjournment or postponement thereof), excluding abstentions and broker non-votes and excluding any votes of our ordinary shares held by Parent,  Merger Sub or by any person holding at least 25% of the means of control of Parent or Merger Sub, or any person or entity acting on behalf of Parent, Merger Sub or any family member of, or entity controlled by any of the foregoing (any such person or entity – a “Merger Sub Affiliate”).

In order for your vote to be counted, you must affirm on the proxy card or voting instruction form that you are not a Merger Sub Affiliate. If you do not so affirm, your vote will not count towards the tally for the merger proposal.

Your ordinary shares can be voted at the shareholder meeting only if you are present or represented by a valid proxy or proxy card. Only holders of record of the TIS ordinary shares at the close of business on March 5, 2019, which the Board has set as the record date for the shareholder meeting, are entitled to attend and vote at the shareholder meeting or any adjournment or postponement thereof. Even if you plan to attend the shareholder meeting, we encourage you to submit your proxy prior to the shareholder meeting. Shares held through a bank, broker or other nominee that is a shareholder of record of TIS or that appears in the participant list of a securities depository, may also be voted via a proxy card in accordance with the instructions provided with the proxy card you received from the bank, broker or other nominee.

Enclosed with this letter you will find attached a notice of the shareholder meeting as published by TIS on February 12, 2019 and a proxy statement (the “Proxy Statement”). The accompanying Proxy Statement provides you with detailed information about the Merger, the Merger Proposal, and the shareholder meeting. Please give this material your careful attention. You also may obtain more information about TIS, the Merger Agreement and the shareholder meeting from documents we have filed with or furnished to the SEC or from TIS’s website at http://www.topimagesystems.com.

Thank you for your cooperation and continued support.

Very truly yours,

/s/ Donald R. Dixon
Donald R. Dixon
Chairman of the Board of Directors

Neither the SEC, nor any state securities commission has approved or disapproved the transactions contemplated hereunder or determined if the accompanying document is accurate or adequate. Any representation to the contrary is a criminal offense.

This document is dated March [   ], 2019, and is first being mailed to shareholders on or about March [   ], 2019.

Top Image Systems Ltd.
Mixer House, Rokach Blvd 101
Tel Aviv, Israel 6153101
Modified as of February 28, 2019
Originally published on February 12, 2019

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

Dear Top Image Systems Ltd. Shareholders:

We cordially invite you to attend the extraordinary general meeting of shareholders of Top Image Systems Ltd. (“TIS”, the “Company” or “we”) to be held at the principal business office of TIS, located at Mixer House, Rokach Blvd 101, Tel Aviv, Israel 6153101, on April 4, 2019 at 10:00 AM (Israel time) (the “shareholder meeting” or “meeting”) (the telephone number at the Company's address is +972-37679100). As previously announced on February 4, 2019, on February 3, 2019 we entered into the Merger Agreement (defined below) under which we will be acquired, by way of a merger, by Kofax Holdings International Ltd., a private limited company incorporated under the Laws of England and Wales (“Parent”).

At the meeting you will be asked to consider and vote upon the following proposals:

1.
Approval of the acquisition of TIS by Parent, including the approval of: (i) the Agreement and Plan of Merger, dated as of February 3, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among TIS, Parent, Kofax, Inc. a company organized under the Laws of the State of Delaware (the “Ultimate Parent”) and Tornely Ltd., an Israeli company and a wholly-owned subsidiary of Parent (“Merger Sub”); (ii) the merger of Merger Sub with and into TIS (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999, following which Merger Sub will cease to exist as a separate legal entity and TIS will become a wholly-owned subsidiary of Parent; (iii) the consideration to be received by the shareholders of TIS in the Merger, consisting of $0.86 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), for each ordinary share of TIS (other than ordinary shares owned by the Company, the Parent or any of their respective direct or indirect subsidiaries) outstanding  immediately prior to the effective time of the Merger (the “Effective Time”); and (iv) all other transactions and arrangements contemplated by the Merger Agreement. We refer to this proposal as the “Merger Proposal.”

2.
Approval, on a non-binding, advisory basis, of certain compensation that may be paid or become payable to TIS’s executive officers in connection with the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable. We refer to this proposal as the “Advisory Proposal.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL AND THE ADVISORY PROPOSAL.

Further information regarding the Merger Proposal is included in the Proxy Statement, which is being mailed to the Company’s shareholders beginning on March [    ], 2019.  A copy of the Merger Agreement was attached as Exhibit 2.1 to TIS’s Current Report on Form 8-K that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 4, 2019, and is attached as Annex A to the Proxy Statement. The Proxy Statement has been furnished to the SEC on Schedule 14A and is available to the public on the SEC’s website at http://www.sec.gov, on the Company’s website at www.topimagesystems.com, and at the Company's registered office at  Rokach Blvd. 101, Tel Aviv, Israel, upon prior notice and during regular working hours (telephone number: +972-37679100) until the date of the meeting.  A form of proxy card is enclosed with the Proxy Statement.

Provided that a quorum is present, the adoption and approval of the Merger Proposal and Advisory Proposal at the shareholder meeting requires the affirmative vote of the holders of a majority of our ordinary shares present, in person or by proxy, at the meeting (or any adjournment or postponement thereof), excluding abstentions and broker non-votes and, in the case of the Merger Proposal excluding any votes of our ordinary shares held by Parent,  Merger Sub or by any person holding at least 25% of the means of control of Parent or Merger Sub, or any person or entity acting on behalf of Parent, Merger Sub or any family member of, or entity controlled by any of the foregoing (any such person or entity – a “Merger Sub Affiliate”).

The presence (in person or by proxy) of any two or more shareholders holding, in the aggregate, at least 33 1/3% of the voting rights in the Company constitutes a quorum for purposes of the meeting. In the absence of the requisite quorum of shareholders at the meeting, the meeting will be adjourned to the same day in the immediately following week and will be held at the same time and place, unless otherwise determined at the meeting in accordance with the Company’s amended and restated articles of association. At such adjourned meeting the presence of at least two shareholders, in person or by proxy (regardless of the voting power represented by their shares) will constitute a quorum.

Your ordinary shares can be voted at the shareholder meeting only if you are present or represented by a valid proxy or proxy card. Only holders of record of the TIS ordinary shares at the close of business on March 5, 2019 (the “Record Date”), are entitled to attend and vote at the shareholder meeting or any adjournment or postponement thereof. Even if you plan to attend the shareholder meeting, we encourage you to submit your proxy prior to the shareholder meeting. Shares held through a bank, broker or other nominee that is a shareholder of record of TIS or that appears in the participant list of a securities depository, may also be voted via a proxy card in accordance with the instructions provided with the proxy card you received from the bank, broker or other nominee. The proxy card must be received by the Company at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or at the Company’s registered office no later than 6:00 a.m. (Israel time) on April 4, 2019 to be validly included in the tally of ordinary shares voted at the meeting.

IT IS IMPORTANT THAT YOUR ORDINARY SHARES BE REPRESENTED AT THE MEETING.

Very truly yours,

/s/ Donald R. Dixon
Donald R. Dixon
Chairman of the Board of Directors

Top Image Systems Ltd.

PROXY STATEMENT

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
 TO BE HELD ON April 4, 2019

INTRODUCTION

We, Top Image Systems Ltd. (“TIS,” the “Company” or “we”), are furnishing this Proxy Statement to our shareholders in connection with the solicitation by our board of directors (the “Board”) of proxies to be used at the extraordinary general meeting of shareholders, as may be adjourned or postponed from time to time (the “shareholder meeting” or the “meeting”), to be held at the principal business office of TIS, located at Mixer House, Rokach Blvd 101, Tel Aviv, Israel 6153101, Israel, on April 4, 2019 at 10:00 AM (Israel time), and thereafter, as it may be adjourned from time to time. We are first mailing this Proxy Statement, the accompanying notice, letter to shareholders and proxy card on or about March [   ], 2019, to the holders of our ordinary shares entitled to vote at the shareholder meeting.

At the meeting you will be asked to consider and vote upon the following proposals:

1.
Approval of the acquisition of TIS by Kofax Holdings International Ltd., a private limited company incorporated under the Laws of England and Wales (“Parent”), including the approval of: (i) the Agreement and Plan of Merger, dated as of February 3, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among TIS, Parent, Kofax, Inc. a company organized under the Laws of the State of Delaware (the “Ultimate Parent”) and Tornely Ltd., an Israeli company and a wholly-owned subsidiary of Parent (“Merger Sub”); (ii) the merger of Merger Sub with and into TIS (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Sections 314-327 of the Israeli Companies Law, 5759-1999 (the “ICL”) , following which Merger Sub will cease to exist as a separate legal entity and TIS will become a wholly-owned subsidiary of Parent; (iii) the consideration to be received by the shareholders of TIS in the Merger, consisting of $0.86 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), for each ordinary share (other than ordinary shares owned by the Company, the Parent or any of their respective direct or indirect subsidiaries) of TIS outstanding  immediately prior to the effective time of the Merger (the “Effective Time”);  and (iv) all other transactions and arrangements contemplated by the Merger Agreement. We refer to this proposal as the “Merger Proposal.”

2.
Approval, on a non-binding, advisory basis, of certain compensation that may be paid or become payable to TIS’s executive officers in connection with the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable.

In addition to considering the Merger Proposal and the Advisory Proposal, the Company’s shareholders will have the opportunity to hear from representatives of the Company’s management, who will be available at the meeting to answer questions from shareholders.

Shareholders may also act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. As of the current time, the Company is not aware of any such additional matters to be brought before the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER PROPOSAL AND ADVISORY PROPOSAL

In considering the recommendation of the TIS board, you should be aware that directors and executive officers of TIS have certain interests in the merger that may be different from, or in addition to, the interests of TIS shareholders generally. See “Interests of Certain of TIS’s Directors and Executive Officers in the Merger” beginning on page 38 of this Proxy Statement and “Non-Binding, Advisory Vote on Transaction-Related Compensation for TIS’s Executive Officers” beginning on page 59 of the this Proxy Statement for a more detailed description of these interests.

Quorum

Only holders of record of the TIS ordinary shares at the close of business on March 5, 2019, which is the record date for the shareholder meeting (the “Record Date”), are entitled to vote at the meeting. As of that date, there were [      ] ordinary shares outstanding and entitled to vote. Each ordinary share outstanding on the Record Date will entitle its holder to one vote upon each of the proposals to be presented at the meeting.

The presence (in person or by proxy) of any two or more shareholders holding, in the aggregate, at least 33 1/3% of the voting rights in the Company constitutes a quorum for purposes of the meeting. In the absence of the requisite quorum of shareholders at the meeting, the meeting will be adjourned to the same day in the immediately following week and will be held at the same time and place, unless otherwise determined at the meeting in accordance with the Company’s amended and restated articles of association. At such adjourned meeting, the presence of at least two shareholders, in person or by proxy (regardless of the voting power represented by their shares) will constitute a quorum.

Proxies

Shareholders may elect to vote their shares once, either by attending the shareholder meeting in person, or by executing and delivering to TIS a proxy as detailed below. If your ordinary shares are held in “street name” through a bank, broker or other nominee, you may complete a proxy card in order to direct such bank, broker or other nominee on how to vote your ordinary shares. In the alternative, you may obtain a legal proxy from such bank, broker or other nominee to vote your ordinary shares in person at the meeting.

Proxies are being solicited by our Board and proxy cards are being mailed together with this Proxy Statement. Certain of our officers, directors, employees and agents may solicit proxies by telephone, facsimile, electronic mail or other personal contact. However, such parties will not receive additional compensation for those activities. We will bear the cost of the solicitation of proxies, including the cost of preparing, assembling and mailing the proxy materials, and will reimburse the reasonable expenses of brokerage firms and others for forwarding such proxy materials to the beneficial owners of our ordinary shares.

All Ordinary Shares represented by properly executed proxies received by the Company at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or at the Company’s registered office  no later than 6:00 a.m. (Israel time) on April 4, 2019, will, unless such proxies have been revoked prior to the shareholder meeting or superseded, be voted at the meeting in accordance with the directions on the proxies. No postage will be required if your proxy card is mailed in the United States in the envelope provided.

A shareholder returning a proxy may revoke it by communicating such revocation in writing to us or by executing and delivering a later-dated proxy. Shares represented by any proxy in the enclosed form (including a proxy serving as revocation of an earlier proxy), or shares that are subject to a written revocation, if the proxy or revocation is properly executed and received by the Company at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or at its registered office by 6:00 a.m. (Israel time) on April 4, 2019, will be voted (or not voted, as appropriate) as indicated therein with respect to the Merger Proposal, Advisory Proposal and as determined by TIS Board of Directors concerning any other matter that may be presented to the shareholder meeting, as described above.

Submission of Position Notices

A shareholder may address the other shareholders in writing through the Company in an attempt to influence the manner in which the shareholders will vote with regard to any proposal. Position notices must be submitted to the Company no later than the close of the business in Israel on March 25, 2019. Any position notice submitted to the Company at a later date will be ignored.

Request to Include Item on Agenda

A shareholder holding, or shareholders holding together, at least one percent of the voting rights represented at the meeting are entitled to request that the Board of Directors include an item on the agenda, provided the item is suitable to be dealt with at the meeting.  Such request must have been submitted to the Company within 7 days after the publication of the notice of the meeting.

Required Vote

Provided that a quorum is present, the adoption and approval of the Merger Proposal and Advisory Proposal at the shareholder meeting requires the affirmative vote of the holders of a majority of our ordinary shares present, in person or by proxy, at the meeting (or any adjournment or postponement thereof), excluding abstentions and broker non-votes and in the case of the Merger Proposal also excluding votes of any Merger Sub Affiliate (as defined below).

If a shareholder of record signs, dates and returns the proxy card without indicating how the shareholder intends to vote with respect to a proposal, then the ordinary shares will be voted in favor of such proposal.

Pursuant to Section 320(c) to the Israeli Companies Law, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of ordinary shares present, in person or by proxy, at the meeting where a quorum is present and voting on the proposal, not including abstentions and broker non-votes and excluding any votes of our ordinary shares held by Parent,  Merger Sub or by any person holding at least 25% of the means of control of Parent or Merger Sub, or any person or entity acting on behalf of Parent, Merger Sub or any family member of, or entity controlled by any of the foregoing (any such person or entity – a “Merger Sub Affiliate”).

In order for your vote to be counted, you must affirm on the proxy card or voting instruction form that you are not a Merger Sub Affiliate. If you do not so affirm, your vote will not count towards the tally for the Merger Proposal.

Voting through Agent; No Internet Voting

A shareholder may appoint a voting agent to vote in his or her place by way of signing a writ of appointment in accordance with TIS’s Articles of Association.

TIS does not allow voting through the Internet.

ADDITIONAL SOURCES OF INFORMATION

This document incorporates important additional information about TIS from documents that are not included in or delivered with this document.

Documents relating to TIS incorporated by reference into this document are available from TIS without charge, excluding exhibits. You may obtain documents relating to TIS which are incorporated by reference in this document, and may direct any questions about the Merger or request additional copies of this document, by requesting them in writing or by telephone from TIS at:

James Carbonara
Hayden IR
1441 Broadway
Fifth Floor
New York, NY 10016
james@haydenir.com
646-755-7412

For a more detailed description of the information incorporated by reference into this document and how you may obtain it, see “Where You Can Find More Information” beginning on page 63 of this Proxy Statement.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SHAREHOLDER MEETING AND THE MERGER	1
RISK FACTORS	7
SUMMARY	9
The Companies	9
TIS’s Reasons for Approval of the Merger; Recommendation of the Board of Directors	9
Opinion of TIS’s Financial Advisor	10
Interests of Certain Persons; Share Ownership of TIS Directors and Executive Officers	10
The Merger Agreement	10
The Voting Agreement	11
Structure of the Merger	11
Merger Consideration	11
Treatment of Options and Restricted Stock Units Outstanding under our Company Share Plans and Warrants Otherwise Outstanding	11
The Meeting	11
Conditions to the Merger	12
Termination of the Merger Agreement	13
No Solicitation of Acquisition Proposals	13
Termination Fees	13
Expenses	14
Absence of Appraisal Rights	14
Regulatory Approvals	14
Material U.S. Federal and Israeli Income Tax Consequences	14
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS	14
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF TIS	15
MARKET PRICE AND DIVIDEND DATA	21
Quarterly Share Information	22
THE EXTRAORDINARY GENERAL MEETING	22
General; Date; Time and Place	22
Purpose of the Shareholder Meeting	22
Shareholders Entitled to Vote; Record Date	22
Recommendation of the Board of Directors	22
Quorum and Voting	22
Required Vote for the Merger Proposal	23
Voting Results	23
Voting of Proxies	24
Revoking or Changing Your Vote	24
The Proxy	24
Share Ownership of TIS Directors and Executive Officers	24
Solicitation of Proxies	25
Attending the TIS Shareholder Meeting	25

Contact for Questions and Assistance in Voting	25
Other Matters	25
THE MERGER PROPOSAL	26
PARTIES INVOLVED IN THE MERGER	26
Top Image Systems Ltd.	26
Kofax Holdings International Ltd.	26
Tornely Ltd.	26
THE MERGER	26
Background of the Merger	26
Reasons for Approval of the Merger; Recommendation of the Board of Directors	31
Opinion of TIS’s Financial Advisor	33
Interests of Certain of TIS’s Executive Officers and Directors in the Merger	38
No Appraisal Rights	39
Effects of the Merger on Our Ordinary Shares	39
Effects of the Merger on Outstanding Equity Awards	39
Delisting and Deregistration of TIS’s Ordinary Shares	39
Procedures for Receiving the Merger Consideration	40
Material U.S. Federal and Israeli Income Tax Consequences	40
Regulatory Matters	44
THE MERGER AGREEMENT	45
Explanatory Note Regarding the Merger Agreement	45
Effects of the Merger; Directors and Officers; Company Memorandum and Company Articles of Association	45
Closing and Effective Time	45
Articles of Association; Directors and Officers	45
Merger Consideration	46
Exchange and Payment Procedures	46
Representations and Warranties	47
Conduct of Business Pending the Merger	49
The Board Recommendation; Company Adverse Recommendation Change	51
Efforts to Close the Merger	52
Employee Matters	52
Indemnification and Insurance	52
Tax Rulings	52
Other Covenants	53
Conditions to the Closing of the Merger	54

Termination of the Merger Agreement	55
Termination Fee and Expense Reimbursement Payable by the Company	56
Fees and Expenses	57
Specific Performance	57
Amendment	57
Governing Law and Jurisdiction	57
THE VOTING AGREEMENTS	58
NON-BINDING, ADVISORY VOTE ON TRANSACTION-RELATED COMPENSATION FOR TIS’S EXECUTIVE OFFICERS	59
OTHER MATTERS	61
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS OF TIS	61
HOUSEHOLDING	62
WHERE YOU CAN FIND MORE INFORMATION	63

Annexes
A — Agreement and Plan of Merger	A-1

B — Opinion of TIS’s Financial Advisor	B-1

C — Form of Voting Agreement	C-1

QUESTIONS AND ANSWERS ABOUT THE SHAREHOLDER MEETING AND THE MERGER

The following are some of the questions regarding the Merger Agreement, the Merger and the shareholder meeting that you, as a shareholder of TIS, may have, and answers to those questions. These questions and answers, as well as the summary following the questions and answers, may not address all questions that are important to you, are not meant to be a substitute for the information contained in the remainder of this Proxy Statement, its annexes and the additional documents referred to herein, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this document, its annexes and the additional documents referred to herein. We encourage you to read carefully the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Except as otherwise specifically noted in this Proxy Statement, “we,” “our,” “us” and similar words in this Proxy Statement refer to Top Image Systems Ltd. and “shares” and “ordinary shares” refer to the ordinary shares of Top Image Systems Ltd. In addition, we refer to Top Image Systems Ltd. as “TIS” or the “Company,” to Kofax Holdings International Ltd. as “Parent,” to Tornely Ltd. as “Merger Sub” and to Kofax, Inc. as the “Ultimate Parent.”  All references to the “Merger” refer to the Merger of Merger Sub with and into TIS, with TIS continuing as the surviving company and becoming a wholly-owned subsidiary of Parent, and all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of February 3, 2019, as it may be amended from time to time, by and among TIS, Parent, the Ultimate Parent and Merger Sub, a copy of which is included as Annex A to this Proxy Statement. TIS, following the completion of the Merger, is sometimes referred to in this Proxy Statement as the “surviving company.” All references to “dollars” or “$” refer to United States dollars.

Q:	Why am I receiving these materials?

A:
The Board of the Company is furnishing this Proxy Statement and form of proxy card to the holders of ordinary shares in connection with the solicitation of proxies to be voted at the shareholder meeting.

Q:	What am I being asked to vote on at the shareholder meeting?

A:	You are being asked to vote on the following proposals:

1.
To adopt and approve of the acquisition of the Company by Kofax Holdings International Ltd., a private limited company incorporated under the laws of England and Wales (“Parent”), and in connection therewith also approve: (i) the Agreement and Plan of Merger, dated as of February 3, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Parent, Kofax, Inc., a company organized under the laws of the State of Delaware (the “Ultimate Parent”), and Tornely Ltd., an Israeli company and a wholly-owned subsidiary of Parent (“Merger Sub”); (ii) the merger of Merger Sub with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Sections 314-327 of the ICL, following which Merger Sub will cease to exist as a separate legal entity and the Company will become a wholly-owned subsidiary of Parent; (iii) the consideration to be received by the shareholders of the Company in the Merger, consisting of $0.86 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”), for each ordinary share of the Company (other than ordinary shares owned by the Company, the Parent or any of their respective direct or indirect subsidiaries) outstanding  immediately prior to the effective time of the Merger (the “Effective Time”); and (iv) all other transactions and arrangements contemplated by the Merger Agreement (the foregoing proposal is referred to herein as the “Merger Proposal”.)

2.
Approval, on a non-binding, advisory basis, of certain compensation that may be paid or become payable to TIS’s executive officers in connection with the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable.

Q:	When and where is the shareholder meeting?

A:	The shareholder meeting will take place on April 4, 2019 at 10:00 AM, Israel time, at the principal business office of the Company, located at Mixer House, Rokach Blvd 101, Tel Aviv, Israel 6153101.

Q:	Who is entitled to vote at the shareholder meeting?

A:
Shareholders as of March 5, 2019 (the “Record Date”) are entitled to notice of the shareholder meeting and to vote at the shareholder meeting. Each holder of ordinary shares is entitled to cast one vote on each matter properly brought before the shareholder meeting for each ordinary share owned by such holder as of the Record Date.

Q:	May I attend the shareholder meeting and vote in person?

A:
Yes. All shareholders as of the Record Date may attend the shareholder meeting and vote in person. Shareholders will need to present proof of ownership of their ordinary shares, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the shareholder meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the shareholder meeting.

Even if you plan to attend the shareholder meeting in person, to ensure that your shares will be represented at the shareholder meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope. If you attend the shareholder meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the Merger Proposal, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the shareholder meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is the proposed Merger and what effects will it have on the Company?

A:
The proposed Merger is the acquisition of the Company by Parent. If the Merger Proposal is approved by the shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company. As a result of the Merger, the Company will become a wholly owned subsidiary of Parent, and our ordinary shares will no longer be publicly traded and will be delisted from Nasdaq Capital Market. In addition, our ordinary shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive the per share Merger Consideration for each ordinary share that you own. For example, if you own 100 ordinary shares, you will receive $86.00 in cash in exchange for your ordinary shares, less any applicable withholding taxes.

Q:	How does the per share Merger Consideration compare to the unaffected market price of the ordinary shares?

A:
The relationship of the $0.86 per share Merger Consideration to the trading price of the ordinary shares constituted a premium of 65% over the volume weighted average price of the ordinary shares traded on the Nasdaq Capital Market over the 30 trading days immediately prior to the announcement of the transaction on February 4, 2019.

Q:	What do I need to do now?

A:
We encourage you to read this Proxy Statement, the annexes to this Proxy Statement and the documents that we refer to in this Proxy Statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, so that your shares can be voted at the shareholder meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares. Please do not send your share certificates with your proxy card.

Q:	Should I send in my share certificates now?

A:
No. After the Merger is completed, you will receive a letter of transmittal from the paying agent containing instructions for how to send your share certificates to the payment agent in order to receive the appropriate cash payment for the ordinary shares represented by your share certificates. You should use the letter of transmittal to exchange your share certificates for the cash payment to which you are entitled. Please do not send your share certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my ordinary shares after the Record Date but before the shareholder meeting?

A:
The Record Date for the shareholder meeting is earlier than the date of the shareholder meeting and the date on which the Merger is expected to be completed. If you sell or transfer your ordinary shares after the Record Date but before the shareholder meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies the Company in writing of such special arrangements, you will transfer the right to receive the per share Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your ordinary shares, but you will retain your right to vote those shares at the shareholder meeting. Even if you sell or otherwise transfer your ordinary shares after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board unanimously recommends that you vote “FOR” the Merger Proposal and Advisory Proposal.

Q:	What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by the shareholders or if the Merger is not completed for any other reason, the shareholders will not receive any payment for their ordinary shares. Instead, the Company will remain an independent public company, our ordinary shares will continue to be listed and traded on the Nasdaq Capital Market and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Under specified circumstances, the Company will be required to pay Parent a termination fee or reimburse Parent for its expenses upon the termination of the Merger Agreement, as described in the section of this Proxy Statement captioned “The Merger Agreement — Termination Fee and Expense Reimbursement Payable by the Company.”

Q:	What vote is required to approve the Merger Proposal, adopt the Merger Agreement and approve the Advisory Proposal?

A:
Provided that a quorum is present, the adoption and approval of the Merger Proposal at the shareholder meeting requires the affirmative vote of the holders of a majority of our ordinary shares present, in person or by proxy, at the meeting (or any adjournment or postponement thereof), excluding abstentions and broker non-votes and excluding any votes of our ordinary shares held by Parent,  Merger Sub or by any person holding at least 25% of the means of control of Parent or Merger Sub, or any person or entity acting on behalf of Parent, Merger Sub or any family member of, or entity controlled by a Merger Sub Affiliate.

The proposal to approve, on a non-binding, advisory basis, the merger-related executive compensation requires the affirmative vote of a majority of votes cast thereon. If you vote to abstain or if you fail to submit a valid proxy or to vote in person at the meeting or if your ordinary shares are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your ordinary shares, your ordinary shares will not be voted, but this will not have an effect on the proposal to approve, on a non-binding, advisory basis, the Merger-related executive compensation.

Q:	Do I need to affirm that I am not a Merger Sub Affiliate?

A:
Yes. In order for your vote to be counted, you must affirm on the proxy card or voting instruction form that you are not a Merger Sub Affiliate. If you do not so affirm, your vote will not count towards the tally for the merger proposal.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this Proxy Statement and your proxy card have been sent directly to you by the Company.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of ordinary shares held in “street name.” In that case, this Proxy Statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the shareholder meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the shareholder meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	How may I vote?

A:	If you are a shareholder of record (that is, if your ordinary shares are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are two ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	by attending the shareholder meeting and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your ordinary shares.

Even if you plan to attend the shareholder meeting in person, you are strongly encouraged to vote your ordinary shares by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your ordinary shares in person by ballot at the shareholder meeting even if you have previously voted by proxy. If you are present at the shareholder meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the shareholder meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your ordinary shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you abstained on the vote to approve the Merger Proposal and to adopt the Merger Agreement.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the shareholder meeting by:

•	signing another proxy card with a later date and returning it to us prior to the shareholder meeting;

•	delivering a written notice of revocation to the Company, which must be received at our principal business office by 4:00 p.m. (Israel time) on April 3, 2019; or

•	attending the shareholder meeting and voting in person by ballot.

If you hold your ordinary shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the shareholder meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your ordinary shares. The written document describing the matters to be considered and voted on at the shareholder meeting is called a “proxy statement.” The document used to designate a proxy to vote your ordinary shares is called a “proxy card.” Brendan Reidy, our Chief Executive Officer, with full power of substitution, is the proxy holder for the shareholder meeting.

Q:	If a shareholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. You may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the shareholder meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:
Please sign, date and return each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the shareholder meeting?

A:
The preliminary voting results will be announced at the shareholder meeting. The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the shareholder meeting. All reports that the Company files with the SEC are publicly available when filed. See the section of this Proxy Statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of ordinary shares for cash pursuant to the Merger?

A:
If you are a U.S. Holder (as defined under the caption “The Merger — Material U.S. Federal and Israeli Income Tax Consequences”), the exchange of ordinary shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the Merger and such U.S. Holder’s adjusted tax basis in the ordinary shares surrendered in the Merger.

If you are not a U.S. Holder,  generally you will not be subject to U.S. federal income tax with respect to the exchange of ordinary shares for cash in the Merger unless an exception applies.

Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. For additional details, see the description provided under the caption “The Merger — Material U.S. Federal and Israeli Income Tax Consequences.”

Q:	Will I be subject to Israeli income tax upon the exchange of ordinary shares for cash pursuant to the Merger?

A:
Parent is required to withhold Israeli taxes from the Merger Consideration even if you are not subject to Israeli capital gains tax unless it is provided with a certificate issued by the Israel Tax Authority (the "ITA") regarding exemption from withholding of Israeli tax. We intend to submit an application to the ITA in order to clarify the withholding mechanism. In addition, as part of the application, we will request an exemption from withholding of Israeli capital gains tax for those who hold shares in “street name” through a bank, broker or other nominee. We cannot assure you that our application will be accepted.

Q:	What will the holders of the Company stock options and RSUs receive in the Merger?

A:
To the extent not exercised prior to the Effective Time, each vested and unvested Company Option will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of the excess, if any, of the Merger Consideration (i.e. $0.86 per share) over the exercise price per share of each such Company Option (the “Option Consideration”) less any applicable withholding taxes.  Since the Merger Consideration is lower than the lowest exercise price of any of the Company Options, all vested and unvested Company Options will be cancelled without consideration upon the Effective Time and no Option Consideration will be paid.

Each vested and unvested RSU will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) the Merger Consideration (i.e. $0.86 per share) and (2) the number of ordinary shares subject to such RSU.

Q:	When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the second calendar quarter of 2019. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control, and the passage of at least fifty (50) days from the filing of a merger proposal with the Israeli Companies’ Registrar and at least thirty (30) days from the approval of the Merger Proposal by the shareholders of the Company.

Q:	Am I entitled to appraisal rights under the ICL?

A:	No. The ICL does not grant the shareholders any appraisal rights.

Q:	Do any of the Company’s directors or officers have interests in the Merger that may differ from those of Company’s shareholders generally?

A:
Yes. In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of shareholders generally. The Board was aware of and considered these interests to the extent that they existed at the time, in (i) evaluating and negotiating the Merger Agreement, (ii) approving the Merger Agreement and the Merger, and (iii) recommending that the Merger Proposal and the Merger Agreement be adopted by the shareholders. For more information, see the section of this Proxy Statement captioned “The Merger—Interests of Certain of TIS’s Executive Officers and Directors in the Merger.”

Q:	Who can help answer my questions?

A:
If you have any questions concerning the Merger, the shareholder meeting or this Proxy Statement, would like additional copies of this Proxy Statement or need help voting your ordinary shares, please contact:

James Carbonara
Hayden IR
1441 Broadway
Fifth Floor
New York, NY 10016
james@haydenir.com
646-755-7412

RISK FACTORS

In addition to the other information included in this Proxy Statement, including the matters addressed under “Cautionary Statements Regarding Forward-Looking Statements” beginning on page 14 of this Proxy Statement, you should consider carefully the following risk factors in determining how to vote at the shareholder meeting. The following is not intended to be an exhaustive list of the risks related to the Merger and you should read and consider the risk factors described under Part 1, Item 3. “Key Information — Risk Factors” of TIS’s Annual Report on Form 20-F for the year ended December 31, 2017, which TIS filed with the SEC on May 16, 2018.

Failure to complete the Merger could negatively impact our share price, business, financial condition, results of operations or prospects.

The Merger is subject to the satisfaction or waiver of certain closing conditions described under “The Merger Agreement—Conditions to the Merger” beginning on page 12 of this Proxy Statement, including, among others, the following:

•	approval of the Merger Agreement by TIS’s shareholders;
•	receipt of regulatory approvals, including receipt of the merger certificate from the Israeli Companies Registrar and the expiration or termination of any waiting period under Israeli law;
•	there being no statute, judgment, injunction, order or decree prohibiting consummation of the transactions contemplated under the Merger Agreement;
•	subject to certain exceptions, filing of all reports by TIS required to be filed by it with the Securities and Exchange Commission (the “SEC”);
•	subject to specified materiality standards, the continuing accuracy of certain representations and warranties of each party;
•	continued compliance by each party in all material respects with its covenants;
•	no event having occurred that has had, or would reasonably likely to have, a Company Material Adverse Effect (as defined in the Merger Agreement) on TIS; and
•	TIS having delivered to Parent a payoff letter for all indebtedness for borrowed money and factoring arrangements.

No assurance can be given that each of the conditions will be satisfied. In addition, the Merger Agreement may be terminated under the circumstances described under “The Merger Agreement—Termination of the Merger Agreement” beginning on page 13 of this Proxy Statement. If the conditions are not satisfied or waived in a timely manner and the Merger is delayed, payment of the Merger Consideration will also be delayed. Such delay may cause us to seek additional financing, and in the event the Merger is not completed when our debt to Hale Capital is due, we may not have the ability to refinance.  If the Merger is not completed (including in the case the Merger Agreement is terminated), our ongoing business may be adversely affected.

We also could be subject to litigation related to any failure to complete the Merger. If the Merger is not completed, these risks may materialize and may adversely affect the price of our ordinary shares, our business, financial condition, results of operations or prospects.

Some of our directors and officers have interests that may be perceived as different from the interests of our shareholders, and these persons may be deemed to have conflicts of interest in recommending to our shareholders to approve the Merger.

Some of the members of management and our Board may have interests that may be perceived as different from, or in addition to, their interests as shareholders, which are described under “The Merger—Interests of Certain of TIS’s Executive Officers and Directors in the Merger” beginning on page 38 of this Proxy Statement. These interests could cause members of our Board or our management to be perceived as having a conflict of interest in recommending approval of the Merger. The TIS board was aware of these interests and considered them, among other things, in evaluating and approving the Merger Agreement and the Merger and in recommending that the TIS shareholders adopt the merger agreement. See “Non-Binding, Advisory Vote on Transaction-Related Compensation for TIS’s Named Executive Officers” beginning on 59 of this Proxy Statement.

The fact that there is a Merger pending could harm our business and results of operations.

While the Merger is pending, we are subject to a number of risks that may harm our business and results of operations, including:

•	the diversion of management and employee attention from our ongoing business operations;
•	we may have difficulties retaining employees;
•	we have and will continue to incur expenses related to the Merger prior to its closing;

•	the disruption of current plans and operations; and
•	we may be unable to respond effectively to competitive pressures, industry developments and future opportunities.

Our current and prospective employees may be uncertain about their future roles and relationships with TIS following completion of the Merger. This uncertainty may adversely affect our ability to attract and retain key personnel.

Our obligation to pay a termination fee or reimburse Parent’s expenses under certain circumstances and the restrictions on our ability to solicit or engage in negotiations with respect to other acquisition proposals may discourage other transactions that may be favorable to our shareholders.

Until the Merger is completed or the Merger Agreement is terminated, with limited exceptions, the Merger Agreement prohibits us from entering into, soliciting or engaging in negotiations with respect to acquisition proposals or other business combinations. TIS is required to pay to Parent a termination fee of $560,986, which represents 3.5% of the aggregate equity value of the transaction, or reimburse Parent for up to $750,000 of its expenses in connection with the termination of the Merger Agreement under certain specified circumstances, as described in the section of this Proxy Statement captioned “The Merger Agreement —Termination Fee and Expense Reimbursement Payable by the Company.”

If the Merger is not consummated by June 3, 2019, either we or Parent may choose not to proceed with the Merger under certain circumstances.

The Merger is subject to the satisfaction or waiver of certain closing conditions described under “The Merger Agreement—Conditions to the Merger” beginning on page 12 of this Proxy Statement and set forth in the Merger Agreement. The fulfillment of certain of these conditions is beyond our control, such as the receipt of shareholder approval of the Merger by our shareholders. If the Merger has not been completed by the outside date, either TIS or Parent may terminate the Merger Agreement, except that the right to terminate the Merger Agreement in this circumstance will not be available to a party whose failure to perform its obligations under the Merger Agreement has been the principal cause of the failure of the Merger to occur on or before such date and such action or failure constitutes a breach of the Merger Agreement.

If we experience significant delays in completing the Merger, we may need to seek additional capital to finance the business.

If we experience significant delays in completing the Merger, we may need to seek additional capital to finance the Company and its operations, which additional capital may not be available when needed on acceptable terms, or at all.   The failure to obtain such additional capital may have a material adverse effect on the Company and on our ability to complete the Merger.

If the Merger does not close by May 31, 2019, we will need to negotiate an extension of our term loans issued to HCP-FVE, LLC or refinance our existing indebtedness due to HCP-FVE, LLC.

The term loan notes, in the aggregate principal amount of $2,350,000, that we issued to HCP-FVE, LLC on January 18, 2019  mature on May 31, 2019.  If the Merger does not close by May 31, 2019, we will need to either negotiate an extension of these term loans or refinance all of the indebtedness to HCP-FVE, LLC (including the indebtedness outstanding under a convertible note issued to HCP-FVE on January 18, 2019 in the initial aggregate principal amount of $5,861,657.47).  If the Merger is not consummated by May 31, 2019 and we are unsuccessful in negotiating an extension of the term loans or in refinancing all of the indebtedness due to HCP-FVE, LLC, then we will be in default under the terms of our indebtedness with HCP-FVE, LLC and HCP-FVE, LLC will be entitled to exercise all of its rights and remedies, including as a secured creditor of the Company and its subsidiaries.

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Merger fully, you should read carefully this entire document, its annexes and the documents we refer to. See “Where You Can Find More Information” beginning on page 63 of this Proxy Statement. The Merger Agreement is attached as Annex A to this Proxy Statement and is incorporated by reference into this Proxy Statement. We encourage you to read it in its entirety, as it is the most important legal document that governs the Merger.

Parties Involved in the Merger

Top Image Systems Ltd.

TIS develops and markets automated data capture solutions for managing and validating content gathered from customers, trading partners and employees. Whether originating from electronic, paper, mobile or other sources, TIS’s solutions deliver digital content to the applications that drive an enterprise by using advanced technologies including wireless communications, servers, form processing and information recognition systems.  TIS’s ordinary shares are listed on Nasdaq Capital Market under the symbol “TISA”.

Kofax, Inc. and Kofax Holdings International Ltd.

Kofax Inc. and its affiliated entities, including Kofax Holdings International Ltd. (collectively “Kofax”), develop and market solutions to help organizations transform information-intensive business processes, reduce manual work and errors, minimize costs, and improve customer engagement. Kofax solutions combine robotic process automation, cognitive capture, process orchestration, mobility and engagement, and analytics to ease implementations and deliver dramatic results that mitigate compliance risk and increase competitiveness, growth and profitability. Kofax began operations in 1985 and is headquartered in Irvine, California. Kofax is affiliated with investment funds managed by Thoma Bravo, a leading private equity investment firm building on over a 30 year history of providing equity and strategic support to experienced management teams and growing companies.

Tornely Ltd.

Tornely Ltd. is a wholly owned direct subsidiary of Kofax Holdings International Ltd. and was formed on November 12, 2018, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

See “The Merger Proposal—Parties Involved in the Merger” beginning on page 26 of this Proxy Statement.

TIS’s Reasons for Approval of the Merger; Recommendation of the Board of Directors

After careful consideration, the Board has:

•
determined that the Merger Agreement, the Merger, the Merger Consideration and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, TIS and its shareholders;

•	approved the Merger Agreement, the Merger, the Merger Consideration and the other transactions and arrangements contemplated under the Merger Agreement; and
•	determined to recommend that TIS’s shareholders approve the Merger Agreement, the Merger, the Merger Consideration and the other transactions contemplated by the Merger Agreement.

Accordingly, the Board recommends that you vote “FOR” the Merger Proposal.

TIS’s Board recommends that you vote “FOR” the approval of the Merger Proposal.

In reaching its decision to approve the Merger Proposal and to recommend that TIS’s shareholders vote to approve the Merger Proposal, TIS’s Board consulted with TIS’s management and TIS’s financial and legal advisors and considered a number of strategic, financial and other factors, as described under “The Merger—Reasons for Approval of the Merger; Recommendation of the Board of Directors” beginning on page 31 of this Proxy Statement.

Opinion of TIS’s Financial Advisor

The Company retained Canaccord Genuity LLC (“Canaccord”) as its financial advisor in connection with efforts to review strategic alternatives. The Company selected Canaccord based on its knowledge of the Company and its qualifications, expertise and familiarity with our business and industry. As part of its investment banking business, Canaccord regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings and other transactions.

On February 2, 2019, at a meeting of the Board held to evaluate the Merger, Canaccord delivered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 2, 2019, to the effect that, as of such date and on the basis of and subject to the qualifications, limitations and assumptions set forth in the written opinion, the Merger Consideration payable to the holders of TIS’s ordinary shares in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Canaccord’s written opinion, dated February 2, 2019, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. The Company’s shareholders are urged to read the opinion carefully and in its entirety. The summary of Canaccord’s opinion is qualified in its entirety by reference to the full text of such opinion included as Annex B.

See “The Merger—Opinion of TIS’s Financial Advisor” beginning on page 33 of this Proxy Statement.

Interests of Certain Persons; Share Ownership of TIS’s Directors and Executive Officers

When considering the recommendation by TIS’s Board to vote “FOR” the Merger Proposal, you should be aware that executive officers and directors of TIS have interests in the Merger that may be perceived as different from, or in addition to, your interests, including:

•	the Cash-Out of vested Company RSUs;
•	the accelerated vesting of non-vested Company RSUs;
•	transaction bonus payable to John London, TIS’s interim financial officer, in the amount of $50,000;
•	severance payments payable to Brendan Reidy, TIS’s chief executive officer, if he is terminated by the surviving company after the consummation of the Merger;
•	the continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving company; and
•
the payment, at the closing of the Merger of all indebtedness and other amounts due and owing as of the closing of the Merger to HCP-FVE, LLC, of which one of the directors, Martin Hale, Jr. is principal, including the success fee in the amount of $313,255 for the closing of its term loan facility with the Company (which payment HCP-FVE, LLC agreed to defer until the closing of the Merger) and a fee of $5,513.81 per day for each day from April 1, 2019 through May 31, 2019 that the indebtedness remains outstanding in consideration for HCP-FVE, LLC’s extension of the maturity date of its term loan notes from March 31, 2019 to May 31, 2019.

If the Merger Proposal is approved, the ordinary shares held by our directors and executive officers will be treated in the same manner as outstanding ordinary shares held by all other shareholders.  For more information, see the sections of this Proxy Statement captioned  “The Merger—Interests of Certain of TIS’s Executive Officers and Directors in the Merger” beginning on page 38 of this Proxy Statement and The Merger—Effects of the Merger on Company Share Plans and Warrants” beginning on page 39 of this Proxy Statement.

As of the record date for the shareholder meeting, the directors and executive officers of TIS, as a group, beneficially owned in the aggregate approximately 26% of the outstanding ordinary shares.

See “Share Ownership of Certain Beneficial Owners, Directors and Executive Officers of TIS” beginning on page 61 of this Proxy Statement and “The Merger Proposal—The Merger—Interests of Certain of TIS’ Executive Officers and Directors in the Merger” beginning on page 38 of this Proxy Statement.

As noted above, our executive officers will receive certain compensation and realize value on equity held in connection with the Merger, and may receive severance following consummation of the Merger. The TIS board was aware of and considered these interests, among other matters, in reaching its decisions to (i) approve the Merger, (ii) approve and declare advisable the Merger Agreement, and (iii) resolve to recommend the adoption of the Merger Agreement by TIS shareholders. See “Non-Binding, Advisory Vote on Transaction-Related Compensation for TIS’s Executive Officers” beginning on page 59 of this Proxy Statement.

The Merger Agreement

The Merger Agreement is attached as Annex A to this Proxy Statement. You should read the Merger Agreement carefully in its entirety. It is the most important legal document governing the Merger .  See “The Merger Agreement” beginning on page 45 of this Proxy Statement.

Structure of the Merger

The Merger is being effected as a merger between TIS and Merger Sub under the ICL. In the Merger, Merger Sub, a wholly-owned subsidiary of Parent, will be merged with and into TIS, with TIS surviving the Merger and becoming a wholly-owned subsidiary of Parent. See “The Merger Agreement” beginning on page 45 of this Proxy Statement.

Merger Consideration

At the effective time of the Merger, by virtue of the Merger and without any additional action on the part of TIS, Parent, Merger Sub or the holders of any of the ordinary shares, each ordinary share issued and outstanding immediately prior to the Effective Time (other than ordinary shares held in the treasury of TIS, reserved for future grants under the Company share plans or owned by Parent or any direct or indirect wholly-owned subsidiary of TIS or of Parent (if any), which will be canceled and retired without any conversion or consideration paid in respect thereof and will cease to exist) will automatically be converted into and represent the right to receive $0.86 in cash, without interest and less applicable withholding taxes.

See “The Merger—Effects of the Merger on Our Ordinary Shares” beginning on page [__] of this Proxy Statement and “The Merger Agreement—Merger Consideration” beginning on page [__] of this Proxy Statement.

Treatment of Options and Restricted Stock Units Outstanding under our Company Share Plans and Warrants Otherwise Outstanding

At the Effective Time, each vested and unvested Company Option will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of the excess, if any, of the Merger Consideration (i.e. $0.86 per share) over the exercise price per share of each such Company Option (the “Option Consideration”) less any applicable withholding taxes.  Since the Merger Consideration is lower than the lowest exercise price of any of the Company Options, all vested and unvested Company Options will be cancelled without consideration upon the Effective Time and no Option Consideration will be paid.

At the Effective Time, each vested and unvested RSU will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) the Merger Consideration (i.e. $0.86 per share) and (2) the number of ordinary shares subject to such RSU.

Voting Agreements

Izhak Nakar, a director, and his affiliated entity Nir 4 You Technologies Ltd, Brendan Reidy, our Chief Executive Officer, and entities affiliated with Trident Capital Management-V, L.L.C., who collectively hold approximately 24.6% of the outstanding ordinary shares of the Company on the date of the Merger Agreement, have entered into voting agreements pursuant to which each of them agreed to vote their ordinary shares:

•	in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement;
•	against any Acquisition Proposal and any agreement pertaining to an Acquisition Proposal (other than the Merger Agreement); and
•
against any action, proposal, agreement or transaction that would reasonably be expected to materially impede, interfere with, frustrate, delay, postpone or adversely affect the consummation of the Merger.

See “The Voting Agreements.”

The Meeting

Date, Time, Place and Agenda.  The shareholder meeting is scheduled to be held at the principal business office of TIS, located at Mixer House, Rokach Blvd 101, Tel Aviv, Israel 6153101, on April 4, 2019 at 10:00 AM (Israel time). The meeting is being held for the purpose of considering a proposal to approve the acquisition of TIS by Parent, including approval of the Merger Agreement, the Merger, the Merger Consideration, and all other transactions and arrangements contemplated under the Merger Agreement.

Other than the Merger Proposal and the Advisory Proposal, we do not currently expect there to be any other matters on the agenda at the shareholder meeting; however, if any other matter is properly presented at the shareholder meeting, including voting on the adjournment or postponement of the shareholder meeting, the persons named in the enclosed proxy card will vote upon such matters in accordance with their discretion.
Record Date.  TIS has fixed March 5, 2019 as the record date for the shareholder meeting. If you owned ordinary shares at the close of business on the record date, you are entitled to vote on matters that come before the shareholder meeting. There are [        ] ordinary shares entitled to be voted at the shareholder meeting.

Required Vote.  Provided that a quorum is present, the adoption and approval of the Merger Proposal at the shareholder meeting requires the affirmative vote of the holders of a majority of our ordinary shares present, in person or by proxy, at the meeting (or any adjournment or postponement thereof), excluding abstentions and broker non-votes and excluding any votes of our ordinary shares held by Parent,  Merger Sub or by any person holding at least 25% of the means of control of Parent or Merger Sub, or any person or entity acting on behalf of Parent, Merger Sub or any family member of, or entity controlled by a Merger Sub Affiliate. Approval of the Advisory Proposal requires the affirmative vote of a majority of the votes cast thereon.

In order for your vote to be counted, you must affirm on the proxy card or voting instruction form that you are not a Merger Sub Affiliate. If you do not so affirm, your vote will not count towards the tally for the Merger Proposal.  See “The Extraordinary General Meeting – Required Vote for the Merger Proposal” beginning on page 23 of this Proxy Statement.

Conditions to the Merger

The parties will complete the Merger only if the parties satisfy or waive several conditions.  The conditions include, among others:

Conditions to Each Party’s Obligations.

•	the adoption of the Merger Agreement by the requisite affirmative vote of the shareholders of the Company;
•
the required authorizations, consents, orders or approvals of, or declarations or filings with, governmental authorities have been filed, have occurred or have been obtained and are in full force and effect;

•	the consummation of the Merger not being made illegal or otherwise prohibited by any law or order of any governmental authority;
•
as required by the ICL, at least fifty (50) days have elapsed after the filing of a merger proposal with the Israeli Companies’ Registrar and at least thirty (30) days have elapsed after the approval of the Merger by the shareholders of each of the Company and the Merger Sub; and

•	the Company and Merger Sub have received a certificate of merger from the Israeli Companies’ Registrar.

Conditions to Parent’s and Merger Sub’s Obligations.

•
Accuracy of the representations and warranties of the Company in the Merger Agreement relating to organization and standing, authorization and enforceability, absence of anti-takeover provisions and brokers in all material respects;

•
Accuracy of the representations and warranties of the Company in the Merger Agreement relating to the Company’s capitalization and aggregate Merger Consideration (other than as described in the bullet point below), except for inaccuracies that would not, individually or in the aggregate, increase the aggregate Merger Consideration payable in the Merger by more than $400,000;

•
Accuracy of the representations and warranties of the Company in the Merger Agreement relating to the Company’s option and RSU vesting schedule, except for inaccuracies that would not, individually or in the aggregate, increase the aggregate option and RSU consideration payable in the Merger as of the Effective Time by more than $400,000;

•
Accuracy of the other representations and warranties of the Company in the Merger Agreement, except for any failure to be so true and correct which has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;

•	The Company has performed and complied with its obligations under the Merger Agreement in all material respects;
•	The delivery of an officer’s certificate by the Company certifying that the above conditions have been satisfied;
•	No material adverse effect with respect to the Company has occurred since the execution and delivery of the Merger Agreement and that is continuing; and
•	The Company shall have filed all reports required to be filed with the SEC, subject to certain exceptions.

Conditions to TIS’s Obligations.

•	Accuracy of the representations and warranties of the Parent and Merger Sub in the Merger Agreement in all material respects;
•	Parent and Merger Sub shall have performed and complied with their obligations under the Merger Agreement in all material respects;
•	The delivery of an officer’s certificate by the Parent and Merger Sub certifying that the above conditions have been satisfied; and
•
Receipt by the Company of an undertaking by the  Parent in customary form in favor of the Israeli Innovation Authority to comply with the applicable Israeli Encouragement of Industrial Research, Development and Innovation Law 5744-1984.

See “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 54 of this Proxy Statement.

Termination of the Merger Agreement

Parent and TIS can agree to terminate the Merger Agreement by mutual written consent at any time prior to the effective time of the Merger.  In addition, either Parent or TIS can terminate the Merger Agreement if any of the following, among other things, occurs:

•
the Merger is not consummated by June 3, 2019, which we refer to as the “outside date” (except that the right to terminate the Merger Agreement in this circumstance will not be available to any party whose failure to fully perform its obligations under the Merger Agreement has been the principal cause or resulted in the failure of the closing of the Merger to have occurred on or before such outside date);

•	the shareholders of the Company fail to adopt the Merger Agreement at the shareholder meeting or any adjournment or postponement thereof; or
•
any governmental authority of competent jurisdiction shall have issued a final and non-appealable order enjoining or otherwise prohibiting the Merger; provided that the party seeking to terminate the Merger Agreement shall not have failed to use such efforts as required by the Merger Agreement to prevent and oppose such order.

In addition, the Company can terminate the Merger Agreement to enter into a binding definitive agreement for a Superior Proposal, subject to complying with the conditions specified in the Merger Agreement.  Parent may terminate the Merger Agreement at any time prior to the receipt of shareholder approval of the merger by TIS’s shareholders if the Board has effected a company board recommendation change which has not been withdrawn.

See The Merger Agreement—Termination of the Merger Agreement” beginning on page 55 of this Proxy Statement.

No Solicitation of Acquisition Proposals

The Merger Agreement contains detailed provisions restricting TIS’s right to solicit acquisition proposals.

See “The Merger—Reasons for the Merger” beginning on page 31 of this Proxy Statement.

Termination Fees

The Company is required to pay Parent a termination fee of $560,986, which represents 3.5% of the aggregate equity value of the transaction, if the Merger Agreement is terminated under any of the following circumstances:

•	by the Company to enter into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement;
•
by either party due to the TIS shareholders voting against the Merger if, prior to the shareholder meeting, there was a publicly announced competing Acquisition Proposal that was not withdrawn and the Company enters into a definitive agreement for such competing Acquisition Proposal within twelve (12) months following the termination of the Merger Agreement and such Acquisition Proposal is subsequently consummated; or

•	by Parent in the event the Board shall effected a company adverse recommendation change.

The Company is required to reimburse Parent for up to $750,000 of its transaction expenses if the Merger Agreement is terminated by (i) TIS or Parent due to the failure to obtain the shareholder approval of the Merger (but only in a circumstance where the termination fee is not payable) or (ii) Parent due to the willful breach of the Agreement by the Company.

See “The Merger Agreement— Termination Fee and Expense Reimbursement Payable by the Company” beginning on page 56 of this Proxy Statement.

Expenses

Except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees and expenses.  At the closing of the Merger, Parent will pay, or cause the Company to pay, the Company’s out-of-pocket costs and expenses incurred in connection with the Merger against delivery of invoices.

See “The Merger Agreement—Fees and Expenses” beginning on page 57 of this Proxy Statement.

Absence of Appraisal Rights

Under Israeli law, holders of ordinary shares are not entitled to statutory appraisal rights in connection with the Merger.

Regulatory Approvals

See “The Merger—Regulatory Matters” beginning on page 44 of this Proxy Statement.

Material U.S. Federal and Israeli Income Tax Consequences

The receipt by a U.S. holder of cash in exchange for the TIS ordinary shares in connection with the Merger will be a taxable transaction for U.S. federal income tax purposes. Generally, a U.S. holder will recognize gain or loss equal to the difference between the amount of cash it receives in connection with the Merger and its aggregate adjusted tax basis in the TIS ordinary shares that it exchanges therefor.

For an Israeli holder, in general, under the Israeli Income Tax Ordinance (New Version), 5721-1961 and the rules and regulations promulgated thereunder (the “Tax Ordinance”), the disposition of shares of an Israeli resident company is deemed to be a sale of capital assets, unless such shares are held for the purpose of trading.

See “The Merger—Material U.S. Federal and Israeli Income Tax Consequences” for a summary discussion of material U.S. federal income tax consequences of the Merger to U.S. holders and material Israeli tax consequences in connection with the Merger.  You should consult your tax advisor about the particular tax consequences of the Merger to you.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference into this document contain forward-looking statements. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements contained in the sections entitled “Questions and Answers about the Shareholder Meeting and the Merger” beginning on page 1 of this Proxy Statement, “Summary” beginning on page 9 of this Proxy Statement, Selected Historical Consolidated Financial Data of TIS – 2018 Results Summary” beginning on page 15 of this Proxy Statement and “The Merger” beginning on page 26 of this Proxy Statement, and in statements containing words such as “believes,” “estimates,” “anticipates,” “intends,” “continues,” “contemplates,” “expects,” “may,” “will,” “could,” “should,” or “would” or other similar words or phrases. These statements, which are based on information currently available to us, are not guarantees and involve risks and uncertainties that could cause actual results to materially differ from those expressed in, or implied by, these statements. These forward-looking statements speak only as of the date on which the statements were made and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this document or elsewhere. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties, and other factors, including, among others:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;
•	the outcome of any legal proceedings that may be instituted against TIS and others relating to the Merger Agreement;
•	the failure of the Merger to close for any other reason;
•
risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger, and the effect of the announcement of the Merger on operating results and business generally;

•	the distraction of our management resulting from the proposed transaction;
•
the risks contained in the section entitled “Risk Factors” in this Proxy Statement and the other risks detailed in our current filings with the SEC, including those set forth under the caption “Risk Factors” in our most recent annual report on Form 20-F. See “Where You Can Find More Information” beginning on page 63 of this Proxy Statement.

Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by the forward-looking statements in this document and the documents incorporated by reference into this document. The business, financial condition or results of operations of TIS could be materially adversely affected by any of these factors. TIS does not undertake any obligation to revise or update any forward-looking statements to reflect any event or circumstance that arises after the date of this document, except as required by law. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document and the documents incorporated by reference into this document.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF TIS

The following tables set forth our unaudited historical consolidated financial data as of September 30, 2018 and for the three and nine months ended September 30, 2018.  You should read the information set forth below in conjunction with our “Operating and Financial Review and Prospects” and our consolidated financial statements and notes thereto included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017 which TIS filed with the SEC on May 16, 2018.  The financial data is presented in accordance with generally accepted accounting principles in the United States.

Top Image Systems Ltd.

Condensed Consolidated Balance Sheets
U.S. dollars in thousands, except per share data
Unaudited

	September 30,	December 31,
	2018	2017

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,124	$2,231
Restricted cash	38	220
Trade receivables (net of allowance for doubtful accounts of $121 and $361 at September 30, 2018 and December 31, 2017, respectively)	4,995	5,226
Other accounts receivable and prepaid expenses	1,350	1,108

Total current assets	7,507	8,785

LONG-TERM ASSETS:
Severance pay fund	521	638
Restricted cash	200	163
Long-term deposits and long-term assets	299	77
Property and equipment, net	639	793
Intangible assets, net	1,970	2,353
Goodwill	18,679	18,822

Total long-term assets	22,308	22,846

Total assets	$29,815	$31,631

Top Image Systems Ltd.

Consolidated Balance Sheets
U.S. dollars in thousands, except per share data
Unaudited

	September 30,	December 31,
	2018	2017

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term debt and current portion of long-term debt	$1,226	$1,054
Trade payables	3,022	1,543
Deferred revenues	2,982	3,033
Accrued expenses and other accounts payable	3,926	4,070

Total current liabilities	11,156	9,700

LONG-TERM LIABILITIES:
Accrued severance pay	621	721
Non-current deferred revenues	1,437	1,893
Long-term debt	5,843	5,148

Total long-term liabilities	7,901	7,762

Total liabilities	19,057	17,462

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY
Share capital -
Ordinary shares of NIS 0.04 par value - Authorized: 125,000 shares at September 30, 2018 and December 31, 2017; Issued and outstanding: 18,389 and 18,167 shares as of September 30, 2018 and December 31, 2017, respectively	205	203
Additional paid-in capital	65,013	64,487
Accumulated other comprehensive loss	(3,886)	(3,606)
Accumulated deficit	(50,629)	(46,965)

Total Company's shareholders' equity	10,703	14,119
Non-controlling interest	55	50

Total shareholders' equity	10,758	14,169

Total liabilities and shareholders' equity	$29,815	$31,631

Top Image Systems Ltd.

Condensed Consolidated Statements of Operations
U.S. dollars in thousands, except per share data
Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017

Revenues:
License	$1,339	$653	$3,432	$3,624
Services	5,974	6,407	17,885	18,169

Total revenues	7,313	7,060	21,317	21,793

Cost of revenues:
License	68	135	297	419
Services	3,688	4,039	11,190	12,109

Total cost of revenues	3,756	4,174	11,487	12,528

Gross profit	3,557	2,886	9,830	9,265

Operating expenses:
Research and development, net	1,051	1,292	3,467	3,737
Sales and marketing	1,083	1,391	3,955	4,659
General and administrative	1,802	1,514	5,031	4,936
Amortization of intangible assets	167	154	491	460

Total operating expenses	4,103	4,351	12,944	13,792

Operating loss	(546)	(1,465)	(3,114)	(4,527)

Financial (expenses) income, net	(596)	49	(795)	(315)

Other income, net	34	1	34	7

Loss before taxes on income	(1,108)	(1,415)	(3,875)	(4,835)

Tax benefit (expenses)	181	(98)	68	(244)

Net loss	$(927)	$(1,513)	$(3,807)	$(5,079)

Attributable to:
The Company's shareholders	$(929)	$(1,515)	$(3,812)	$(5,088)
Non-controlling interests	2	2	5	9

Net loss	$(927)	$(1,513)	$(3,807)	$(5,079)

Net loss per Ordinary share attributable to the Company's shareholders:
Basic and diluted	$(0.05)	$(0.08)	$(0.21)	$(0.28)

Weighted-average number of shares used in computation of Net loss per share (in thousands):
Basic and diluted	18,340	18,010	18,277	17,958

Top Image Systems Ltd.

Condensed Consolidated Statements of Cash Flow
U.S. dollars in thousands
Unaudited

	Nine months ended September 30,
	2018	2017

Cash flows from operating activities:
Net loss	$(3,807)	$(5,079)
Adjustments to reconcile net loss to net cash used in
operating activities
Share-based compensation expenses	528	675
Depreciation and amortization	987	1,661
Bad debt expense	58	55
Increase (Decrease) in accrued severance pay, net	17	(47)
Decrease in long term assets	3	-
Decrease in trade receivables, net	354	1,158
Increase in long term liabilities	441	387
Increase in other accounts receivable and
prepaid expenses	(213)	(299)
Increase in trade payables	1,435	227
Decrease in deferred revenues	(533)	(1,430)
Decrease in accrued expenses and other
accounts payable	(399)	(111)

Net cash used in operating activities	(1,129)	(2,803)

Cash flows from investing activities:
Decrease in long term deposits	76	62
Purchase of property and equipment	(38)	(15)

Net cash provided by investing activities	38	47

Cash flows from financing activities:
Capital lease principal payments	(181)	(302)
Net decrease in revolving credit lines	-	(3,017)

Net cash used in financing activities	(181)	(3,319)

Effect of exchange rate on cash and cash equivalent balances	20	104

Decrease in cash and cash equivalents	(1,252)	(5,971)
Cash and cash equivalents at the beginning of the period	2,614	7,900

Cash and cash equivalents at the end of the period	$1,362	$1,929

Top Image Systems Ltd.

Condensed Consolidated Statements of Cash Flow
U.S. dollars in thousands
Unaudited

	Nine months ended September 30,
	2018	2017

Supplemental disclosure of cash flows activities:

Cash paid during the year for:

Taxes	$8	$73

Interest	$80	$124

Non-Cash Transactions:

Capital leases added	$606	$436

Exercise or vesting of stock based compensation	$2	$-

Cash & Cash Equivalents Components:

Restricted cash - current	$38	$175
Restricted cash - long term	200	160
Unrestricted cash	1,124	1,594
	$1,362	$1,929

Top Image Systems Ltd.
2018 Results Summary

For the year ended December 31, 2018, the Company expects that total revenues will decline slightly compared to that of the year ended December 31, 2017, due to a reduction in License revenues, partially offset somewhat by an increase in Services revenues.  The decline in License revenues is driven by the delay in the timing of when the next generation cloud-based offering of the Company’s main business automation software known as Extract-Cloud will be available for release, which is the second quarter of 2019, compared to the cycle of when existing customers would have anticipated upgrading to the next release in 2018.

Throughout 2018, the Company continued its effort, which commenced in calendar year 2017, to achieve efficiency improvements from operations, protecting its core receivables automation and forms processing business, and accelerating investment in development of a cloud-based process automation offering, which can be operated both in the cloud and on premise, and with particular emphasis on accounts payable automation.

While overall revenues are expected to be slightly lower in 2018 compared to 2017, Gross Profit for the same comparable period is expected to increase.  This increase, which includes a full four point increase in Gross Margin, is due to the realization of the full year impact of cost reductions implemented in 2017, and further cost cutting actions in 2018.  These actions included personnel reductions and reductions in data center and other technology costs.

Similarly, Operating Expenses are also expected to decrease in 2018 compared to 2017, due to the same reasons, as well as the impact of implementing an offshoring strategy for research and development activities and trimming certain sales and marketing activities to better align the Company’s activities with the products and services it is currently delivering.  Additional reductions in stock-based compensation expense, as the Company’s stock price declined and only limited new issuances of options and restricted stock units occurred, and the amortization of intangibles, resulted in further Operating Expense reductions.

Overall, the Operating Loss of the Company in 2018 is expected to narrow, compared to 2017, by at least $2.5M.  Below the Operating Loss line, the Company expects an increase in interest and other financial expenses due to higher debt levels compared to 2017.

The preliminary 2018 year-end financial summary described above reflects management's estimates based solely upon information available to it as of the date of this proxy statement and is not a comprehensive statement of our financial results for the year ended December 31, 2018.  The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

MARKET PRICE AND DIVIDEND DATA

Since November 1996, our ordinary shares have been quoted on the Nasdaq Capital Market. Since April 29, 1999, the symbol for the ordinary shares has been “TISA.”

Markets

Our ordinary shares were dual-listed on the TASE on December 3, 2006, in addition to being listed on the Nasdaq Capital Market.  Effective October 31, 2014, we voluntarily delisted from TASE.

Dividends

We have never declared or paid any cash dividends on our ordinary shares.  We have retained any future earnings to finance operations and to expand our business and, therefore, may not pay any cash dividends on ordinary shares in the future.

THE EXTRAORDINARY GENERAL MEETING

General; Date; Time and Place

This document is furnished in connection with the solicitation of proxies by TIS’s Board for use at the shareholder meeting. The shareholder meeting will be held at the principal business office of TIS, located at Mixer House, Rokach Blvd 101, Tel Aviv, Israel 6153101 on April 4, 2019 at 10:00 AM (Israel time), unless it is postponed or adjourned.

Purpose of the Shareholder Meeting

At the shareholder meeting you will be asked to consider and vote upon a proposal to approve the acquisition of TIS by Parent, including the (i) approval of the Merger Proposal: (a) the Merger Agreement; (b) the Merger on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with Sections 314-327 of the ICL, following which Merger Sub will cease to exist as a separate legal entity and TIS will become a wholly-owned subsidiary of Parent; (c) the consideration to be received by the shareholders of TIS in the Merger, consisting of $0.86 in cash, without interest and less any applicable withholding taxes, for each ordinary share owned immediately prior to the Effective Time; and (d) all other transactions and arrangements contemplated by the Merger Agreement; and (ii) approval on a non-binding, advisory basis, of certain compensation that may be paid or become payable to TIS’s executive officers in connection with the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable which we refer to as the Advisory Proposal.

In addition to the Merger Proposal and the Advisory Proposal, you also will be asked to consider and, as applicable, vote upon, any other business that may properly come before the shareholder meeting or any adjournment or postponement of the shareholder meeting, including voting on the adjournment or postponement of such meetings. TIS currently does not contemplate that any other matters will be considered at the shareholder meeting.

Shareholders Entitled to Vote; Record Date

Shareholders of record who held the TIS ordinary shares at the close of business on March 5, 2019 (the “Record Date”) are entitled to vote at the shareholder meeting. In addition, shareholders who, as of the Record Date, held ordinary shares through a bank, broker or other nominee which is a shareholder of record of TIS or which appears in the participant list of a securities depository, are considered to be beneficial owners of shares held in street name. These proxy materials are being forwarded to beneficial owners by their bank, broker or other nominee that is considered the holder of record. Beneficial owners have the right to direct how their shares should be voted and are also invited to attend the shareholder meeting, but may not actually vote their shares in person at the meeting unless obtaining, prior to the meeting, a legal proxy from such bank, broker or other nominee that authorizes them to vote their shares.

As of the Record Date, there were [        ] ordinary shares issued, outstanding and entitled to vote at the shareholder meeting.

Recommendation of the Board of Directors

After careful consideration, the Board has:

•
determined that the Merger Agreement, the Merger, the Merger Consideration and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, TIS and its shareholders;

•	approved the Merger Agreement, the Merger, the Merger Consideration and the other transactions and arrangements contemplated under the Merger Agreement; and
•	determined to recommend that TIS’s shareholders approve the Merger Agreement, the Merger, the Merger Consideration and the other transactions contemplated by the Merger Agreement.

Accordingly, the Board recommends that you vote “FOR” the Merger Proposal.

ACCORDINGLY, THE TIS BOARD UNANIMOUSLY RECOMMENDS THAT TIS SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE NON-BINDING, ADVISORY VOTE ON CERTAIN COMPENSATION ARRANGEMENTS.

Quorum and Voting

Pursuant to TIS’s amended and restated articles of association, the quorum required for the shareholder meeting consists of at least two shareholders present, in person or by proxy, who hold or represent in the aggregate at least 33 1/3% of the voting power in TIS. If a quorum is not present within 30 minutes from the time appointed for the shareholder meeting, the shareholder meeting will stand adjourned either (a) to the same day in the next week, at the same time and place, unless such day falls on a statutory holiday (either in Israel or in the U.S.), in which case the meeting will be adjourned to the first business day afterwards which is not a statutory holiday, (b) to such later day and at such time and place as indicated in the notice of such meeting, or (c) to such later day than the date pursuant to clause (a) above if the Company has sent to the shareholders a prior notice of no less than 72 hours before the date set for the postponed meeting.

At the adjourned meeting, any matter that was to be addressed during the shareholder meeting will be addressed, provided at least two shareholders are present in person or by proxy, regardless of the voting power in TIS held by them.

If you are a beneficial owner of shares and do not specify how you want to vote on your proxy card, your bank, broker or other nominee will not be permitted to instruct the depositary to cast a vote with respect to the Merger Proposal or the Advisory Proposal.  Banks, brokers and other nominees who hold shares in “street name” for clients typically have authority to vote on “routine” proposals even when they have not received instructions from beneficial owners, absent specific instructions from the beneficial owner of the ordinary shares to the contrary. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, such as adoption and approval of a merger and the proposal to approve, on a non-binding, advisory basis, the merger-related executive compensation. On the proposals, if a beneficial owner does not provide instructions to his, her or its bank, broker or other nominee, the ordinary shares will not be voted (referred to as a “broker non-vote”). Broker non-votes and abstentions will be treated as neither votes “for” nor “against” any matter, although they will be counted as present in determining whether a quorum is present. If your ordinary shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how your ordinary shares should be voted so that you thereby participate in the voting on the proposals.

Each ordinary share is entitled to one vote on the proposals or any other item that comes before the shareholder meeting. If two or more persons are registered as joint holders of any ordinary share, the right to attend the shareholder meeting will be conferred upon each of such joint owners, but the right to vote at the shareholder meeting and/or the right to be counted as part of the quorum thereat will be conferred exclusively upon the more senior among the joint holders attending the shareholder meeting, in person or by proxy. For this purpose, seniority will be determined by the order in which the names appear in TIS’s shareholder register.

Required Vote for the Merger Proposal

Provided that a quorum is present, the adoption and approval of the Merger Proposal at the shareholder meeting requires the affirmative vote of the holders of a majority of our ordinary shares present, in person or by proxy, at the meeting (or any adjournment or postponement thereof), excluding abstentions and broker non-votes.

Pursuant to Section 320(c) to the Israeli Companies Law, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of ordinary shares present, in person or by proxy, at the meeting where a quorum is present and voting on the proposal, not including abstentions and broker non-votes and excluding any votes of our ordinary shares held by Parent,  Merger Sub or by any person holding at least 25% of the means of control of Parent or Merger Sub, or any person or entity acting on behalf of Parent, Merger Sub or any family member of, or entity controlled by a Merger Sub Affiliate.

In order for your vote to be counted, you must affirm on the proxy card or voting instruction form that you are not a Merger Sub Affiliate. If you do not so affirm, your vote will not count towards the tally for the merger proposal.

The Required Vote for the Merger-related executive compensation Proposal

The proposal to approve, on a non-binding, advisory basis, the merger-related executive compensation requires the affirmative vote of a majority of votes cast thereon. For purposes of the proposal, if your ordinary shares are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, or if you fail to submit a proxy or to vote in person at the special meeting, as applicable, the ordinary shares held by you or your bank, brokerage firm or other nominee will not be counted in respect of, and will not have an effect on, the proposal to approve, on a non-binding, advisory basis, the merger-related executive compensation.

Voting Results

The preliminary voting results will be announced at the shareholder meeting. The final voting results will be tallied by Broadridge and will be published following the shareholder meeting on Form 8-K.

Voting of Proxies

If you are a record shareholder, your signed proxy card must be received by the Company at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or at the Company's registered office, by 6:00 a.m. (Israel time) on April 4, 2019 to be counted towards the tally of ordinary shares so voted. In the alternative, a proxy card may be presented in person to the chairman of the shareholder meeting at such meeting in order to be counted towards the tally of votes at the meeting. If you are a record shareholder and attend the shareholder meeting, you may vote in person, and if you so vote, your proxy will not be used.

Even if you plan to attend the shareholder meeting, if you hold your ordinary shares in your own name as the shareholder of record, please vote your ordinary shares using a proxy. DO NOT enclose or return your share certificate(s) with your proxy. Properly executed proxies that do not contain voting instructions will not be voted in respect of the proposals.

Shares Held in Street Name.  If your ordinary shares are held in a stock brokerage account or by a bank, broker or other nominee, you are considered the “beneficial holder” of the ordinary shares held for you in what is known as “street name.” If that is the case, you may instruct your bank, broker or other nominee how to vote by completing and returning the proxy card provided by your bank, broker or other nominee. If you plan to attend the shareholder meeting, you will need a proxy from your bank, broker or other nominee in order to be given a ballot to vote the ordinary shares.

Voting through Agent; No Internet Voting

A shareholder may appoint a voting agent to vote in his or her place by way of signing a writ of appointment in accordance with the Company's Articles of Association.

The Company does not allow voting through the Internet.

Revoking or Changing Your Vote

Shares Registered in Your Name.  Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked by one of three ways:

•	you can send a written notice stating that you would like to revoke your proxy, which must be received at our principal business office by 4:00 p.m. (Israel time) on April 3, 2019;
•	you can complete and submit a new proxy card dated later than the first proxy card, which must be received no later than the deadline applicable to a notice of revocation, as described above; or
•
you can attend the shareholder meeting, and file a written notice of revocation or make an oral notice of revocation of your proxy with the chairman of the shareholder meeting and then vote in person. Your attendance at the shareholder meeting will not revoke your proxy in and of itself.

Any written notice of revocation or subsequent proxy submitted to us (other than at the shareholder meeting) should be delivered to our principal business office, located at Mixer House, Rokach Blvd 101 Tel Aviv, Israel 6153101, to the attention of John London, or via email to john.london@topimagesystems.com or via fax to 01-972-378-5638, in accordance with the required timing described in the bullet-points above.

Shares Held in Street Name.  If your ordinary shares are held in a stock brokerage account or by a bank or other nominee, in order to change your voting instructions, you must follow the directions from your broker, bank or other nominee to change those instructions.

The Proxy

Brendan Reidy will serve as the proxy for shareholders of TIS under the enclosed form of proxy with respect to the matters to be voted upon at the shareholder meeting.

Share Ownership of TIS Directors and Executive Officers

As of the record date for the shareholder meeting, directors and executive officers of TIS beneficially owned, in the aggregate, approximately 26% of the ordinary shares outstanding. This includes 12.7% of the ordinary shares outstanding held by entities associated with Trident Capital, Inc.  Donald Dixon, chairman of TIS’s board is managing director of Trident Capital.

Solicitation of Proxies

In addition to solicitation by mail, directors, officers and employees of TIS may solicit proxies for the shareholder meeting from TIS shareholders personally or by telephone, facsimile and other electronic means without compensation other than reimbursement for their actual expenses. Arrangements also will be made with bankers, brokers and other nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of ordinary shares held of record by those persons, and TIS will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in so doing.

Please do not send in any TIS share certificates with your proxy cards.

Submission of Position Notices

The Companies Law provides that, with regard to those matters that may be voted upon by proxy, the Board of Directors or any shareholder of TIS may address the shareholders in writing through TIS in an attempt to influence the manner in which the shareholders will vote (a “Position Notice”). Any shareholder who desires to submit a Position Notice must submit it to TIS no later than the close of business in Israel on March 25, 2019. TIS may respond to such Position Notices no later than March 30, 2019. TIS will make all Position Notices which have been submitted in a timely manner available to the public through the website of the SEC at www.sec.gov. Copies of such Position Notices may also be obtained for no charge at the TIS’s offices (at the address listed above). TIS will also send to each record holder a copy of each Position Notice timely submitted to it no later than the close of business on the business day after it is submitted. TIS will be entitled to reimbursement from a shareholder who provides a Position Notice for the reasonable cost incurred in sending such Position Notice to the record holders.

Request to Include Item on Agenda

A shareholder holding, or shareholders holding together, at least one percent of the voting rights represented at the meeting are entitled to request that the Board of Directors include an item on the agenda, provided the item is suitable to be dealt with at the meeting.  Such request must have been submitted to the Company within 7 days after the publication of the notice of the meeting.

Attending the TIS Shareholder Meeting

Only TIS shareholders, including joint holders, who held shares of record as of the close of business on March 5, 2019 and other persons holding valid proxies for the shareholder meeting are entitled to attend the shareholder meeting. All shareholders and their proxies should be prepared to present photo identification. In addition, if you are a record holder, your name is subject to verification against the list of record holders on the record date prior to being admitted to the shareholder meeting. TIS shareholders who are not record holders but hold shares through a bank, broker or other nominee in “street name” should be prepared to provide proof of beneficial ownership on the record date, such as a recent account statement prior to March 5, 2019, or similar evidence of ownership. A “street name” holder who wishes to vote his, her or its ordinary shares at the shareholder meeting will furthermore need to present a signed, legal proxy from the bank, broker or other nominee through which the ordinary shares are held. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the shareholder meeting.

Contact for Questions and Assistance in Voting

If you have a question about the Merger or how to vote or revoke a proxy you should contact:

James Carbonara
Hayden IR
1441 Broadway
Fifth Floor
New York, NY 10016
james@haydenir.com
646-755-7412

Other Matters

TIS is not aware of any other business to be acted upon at the shareholder meeting. If, however, other matters are properly brought before the shareholder meeting or any adjournment or postponement of the shareholder meeting, the persons named as proxy holders will each have discretion to act on those matters, including to vote in their discretion to adjourn or postpone the shareholder meeting or any adjournment or postponement thereof.

THE MERGER PROPOSAL

PARTIES INVOLVED IN THE MERGER

Top Image Systems Ltd.

Mixer House, Rokach Blvd 101
Tel Aviv, 6902068

TIS develops and markets automated data capture solutions for managing and validating content gathered from customers, trading partners and employees. Whether originating from electronic, paper, mobile or other sources, TIS’s solutions deliver digital content to the applications that drive an enterprise by using advanced technologies including wireless communications, servers, form processing and information recognition systems.  TIS’s ordinary shares are listed on Nasdaq Capital Market under the symbol “TISA”.

Kofax, Inc. and Kofax Holdings International Ltd.

15211 Laguna Canyon Road
 Irvine, CA 92618

Kofax Inc. and its affiliated entities, including Kofax Holdings International Ltd., develop and market solutions to help organizations transform information-intensive business processes, reduce manual work and errors, minimize costs, and improve customer engagement. Kofax solutions combine robotic process automation, cognitive capture, process orchestration, mobility and engagement, and analytics to ease implementations and deliver dramatic results that mitigate compliance risk and increase competitiveness, growth and profitability. Kofax began operations in 1985 and is headquartered in Irvine, California. Kofax is affiliated with investment funds managed by Thoma Bravo, a leading private equity investment firm building on over a 30 year history of providing equity and strategic support to experienced management teams and growing companies.

Tornely Ltd.

15211 Laguna Canyon Road
 Irvine, CA 92618

Tornely Ltd. is a wholly owned direct subsidiary of Kofax Holdings International Ltd. and was formed on November 12, 2018, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

THE MERGER

Background of the Merger

The following is a summary of the material events leading up to the execution of the Merger Agreement.  At each formal meeting of the Board described below, all of the members of the Board were present, and the actions taken by the Board at such meetings were approved by all of the members of the Board.  In addition, throughout the period described below, prior to and in between our formal meetings of the Board, Donald Dixon, the Chairman of the Board of the Company, and Brendan Reidy, the Chief Executive Officer of the Company, updated the members of the Board on the relevant events and developments.

The Company’s senior management team and Board actively monitor and assess developments in the enterprise software and related industries.  In addition, our senior management team and Board regularly consider and evaluate options for achieving the Company’s long-term strategic goals and enhancing shareholder value as an independent company, as well as potential strategic alternatives to enhance shareholder value.

During the period between July 26, 2017 and September 30, 2017, Mr. Reidy engaged in preliminary high-level discussions with members of senior management of the Ultimate Parent that were initiated by the Ultimate Parent.  On July 26, 2017 Mr. Reidy received an unsolicited expression of interest from the Ultimate Parent to acquire the Company. On August 14, 2017, the Board had an in person meeting at the Company’s offices in Plano, Texas and authorized Mr. Reidy to continue the discussions with the Ultimate Parent. On August 17, 2017, Mr. Reidy met with Reynolds C. Bish, the CEO of the Ultimate Parent, and Karl Doyle, the Senior Vice President of Corporate Development of the Ultimate Parent, at the Ultimate Parent’s offices in Irvine, California to have a high level discussion about the merits of an acquisition.  On August 28, 2017 the two parties signed a confidentiality agreement.  During the last discussion between the parties during this period, the Ultimate Parent re-affirmed its interest in potentially acquiring all of the outstanding equity interests of the Company.

On October 2, 2017, the Board convened a telephonic meeting for Mr. Reidy to update the Board on the Ultimate Parent’s potential interest in the Company.  A representative of the Company’s Israeli counsel participated in the board meeting.  At the board meeting, in light of the potential interest from the Ultimate Parent, the Board discussed commencing a process with the assistance of a financial advisor to explore strategic alternatives for the Company.    In advance of the meeting of the Board, Mr. Dixon and Mr. Reidy had discussions with potential financial advisors who could assist the Company in its exploration of strategic alternatives, including with the Ultimate Parent, and updated the Board on those discussions.  Based on such discussions and for the reasons noted in the following paragraph, Mr. Dixon recommended that the Board engage Canaccord.

The board meeting was adjourned and, later that same day, the Company received a preliminary non-binding indication of interest from the Ultimate Parent.  The non-binding letter of intent provided for the acquisition of all of the Company’s outstanding ordinary shares at a valuation range of $1.65 to $1.85 per share and was subject to a number of assumptions and conditions, including the Ultimate Parent’s satisfactory completion of its business and legal due diligence, the Company continuing to operate with $1.5 million of bank debt and a liquid cash balance of at least $4.4 million and the Company being on track to achieve its fiscal year 2017 revenue target. By written consent of the Board later that same day, the Board adopted resolutions approving the engagement of Canaccord, as its financial advisor (subject to entering into an acceptable engagement letter with Canaccord), due to, among other reasons, its knowledge of the Company and its industry, its access to key decision makers at potential interested parties, the senior level attention it would receive from Canaccord and its sell side M&A experience.  The Board also authorized Mr. Dixon, Mr. Reidy and Martin Hale, Jr., a member of the Board, to lead negotiations with respect to any potential strategic transaction of the Company.

On October 17, 2017, the Board convened a telephonic meeting.  At the meeting,  the Board approved the engagement letter with Canaccord and discussed the exploration of strategic opportunities and the Company’s response to the Ultimate Parent’s preliminary non-binding indication of interest which was set to expire on October 18, 2017.  The Board decided to let the Ultimate Parent’s preliminary non-binding indication of interest expire given, among other things, the proposed economic terms described above and the fact that the Company had just engaged Canaccord, as its financial advisor, to assist the Company in its exploration of strategic opportunities.

On October 25, 2017, Mr. Reidy met with Mr. Bish and Mr. Doyle of the Ultimate Parent to discuss the possible synergies of a combined company.

On October 27, 2017, the Board convened a telephonic meeting to discuss Canaccord’s efforts to attract other potential acquirors.  A representative of Canaccord advised the Company that it had reached out to twelve other potential acquirors in the past ten days and advised the Board that three parties were interested in learning more about the potential strategic transaction, and Canaccord, on behalf of the Company, executed non-disclosure agreements with those parties.  At the board meeting, Greenberg Traurig (“GT”) and the Company’s Israeli counsel discussed the fiduciary duties and standards of care applicable to board members when considering a potential sale transaction under both Israeli and United States law.  GT also presented a communications protocol to the Board for its members to follow in respect of a potential strategic transaction.

With respect to the three other parties that initially executed confidentiality agreements with Canaccord, on behalf of the Company, Mr. Reidy and the Company’s then-acting Chief Financial Officer, Ms. Patti Barton, had conference calls with such other parties during the period between November 7, 2017 and November 9, 2017.  The three parties declined to proceed past the initial stage of due diligence citing the amount of revenue the Company derived from professional services versus license sales and the overall size of the Company being smaller than desired and, in the case of one of the parties, the amount of international work performed by the Company.

On November 12, 2017, the Board met in person in New York, NY at the offices of GT.  Mr. Reidy reviewed with the Board the Company’s year to date financial performance, the Company’s stock performance and its current and upcoming capital needs.  A representative of Canaccord reviewed the state of discussions with potential interested parties.  While the Ultimate Parent had expressed the most interest of any potential interested party to date, the Board advised Canaccord to continue to pursue and further discussions with any other potential interested parties while, at the same time, continuing its dialogue and discussions with the Ultimate Parent.

Mr. Reidy and Mr. Doyle and their teams had been having working session level discussions and each had been updating their respective supervisors, Mr. Dixon and Mr. Bish, respectively.  Mr. Doyle suggested that the work had progressed far enough that it was time to get Mr. Dixon and Mr. Bish together for a face to face meeting for a status report and to agree on next steps.  On November 17, 2017,  Mr. Dixon and Mr. Reidy met with Mr. Bish and Mr. Doyle of the Ultimate Parent at the offices of Canaccord in New York City.

On November 20, 2017, the Board convened a telephonic meeting to update the Board on the status of discussions with the Ultimate Parent and other potential interested partners.  A representative of Canaccord and Mr. Reidy informed the Board that, per its discussions with the Ultimate Parent, the Company expected to receive an updated non-binding preliminary indication of interest from the Ultimate Parent in the next few days with a price range of $2.15 to $2.35 per share.  The Board authorized Mr. Reidy to enter into a non-binding preliminary indication of interest with the Ultimate Parent on that basis.

On November 25, 2017, the Ultimate Parent and the Company entered into a non-binding letter of intent for the Ultimate Parent’s acquisition of all of the outstanding ordinary shares of the Company at a range of $2.15 to $2.35 per share.  The non-binding letter of intent was subject to a number of assumptions and conditions, including the Ultimate Parent’s satisfactory completion of its business and legal due diligence, the Company’s achievement of its fiscal year 2017 revenue target, the Company having a certain liquid cash balance and no bank debt.

On December 7, 2017, Mr. Reidy provided the Board with a telephonic update on status of discussions with the Ultimate Parent.

On December 11, 2017, Mr. Reidy met with Mr. Doyle and other members of the Ultimate Parent at their offices in Irvine, California where the Ultimate Parent expressed significant concerns around certain litigation the Company was involved in, especially a lawsuit involving third party intellectual property, the concentration of our professional services business and the legal structure of certain subsidiaries.

On December 17, 2017, counsel for the Ultimate Parent delivered an initial draft of the merger agreement to GT for its review and comment.

On December 18, 2017, Mr. Reidy provided the Board with a telephonic update on the status of discussions with the Ulimate Parent.

On December 21, 2017, a representative from Canaccord and Mr. Reidy had a discussion with Reynolds C. Bish, the CEO of the Ultimate Parent, and Karl Doyle, the Senior Vice President of Corporate Development of the Ultimate Parent, where they expressed that, due to a number of diligence issues raised with the Company at their December 11, 2017 meeting, they were only willing to move forward at a reduced price range of $1.65 to $1.75 per share and subject to satisfactory resolution of such diligence issues.  The Ultimate Parent advised the Company that the perceived risk associated with these diligence issues was significantly greater than initially thought by the Ultimate Parent and that Thoma Bravo, the private equity owner of the Ultimate Parent, was raising significant questions about the Company’s business.

On December 26, 2017, the Board convened a telephonic meeting of the Board to update the members of the Board as to the Ultimate Parent’s willingness to proceed with the transaction only at a significantly reduced per share price and subject to resolution of the diligence issues raised by the Ultimate Parent.  Also participating in the board meeting were representatives from Canaccord, GT and the Company’s Israeli counsel.  The Board determined that the diligence issues raised by the Ultimate Parent would have to be addressed, whether as part of a sale to the Ultimate Parent or any third party.  The Board further determined that Mr. Reidy and Canaccord should engage in further discussions with, and solicit further information from, the Ultimate Parent so the board could determine a proper course of action.

On January 8, 2018, at the Company’s request, Mr. Dixon and Mr. Reidy met at the Ultimate Parent’s offices with Mr. Bish and Mr. Doyle of the Ultimate Parent.  The parties discussed the diligence issues raised by the Ultimate Parent.  The Ultimate Parent advised Mr. Dixon and Mr. Reidy that the main diligence issue related to a potential litigation matter.  Both parties agreed that the transaction would not move forward until such issue had been resolved.

On January 10, 2018, the Board convened a telephonic meeting of the Board where Mr. Dixon updated the Board on the January 8, 2018 meeting with the Ultimate Parent.  Mr. Reidy  advised the Board as to the Company’s fourth quarter results, its current cash position and the Company’s upcoming needs for additional capital.

Over the next several months, the Company sought to address the various diligence issues raised by the Ultimate Parent.   Mr. Reidy and Mr. Doyle agreed to have a monthly call for a mutual business update, focusing on the resolution of the items the Ultimate Parent had raised from their due diligence, and  Mr. Doyle promised to provide Mr. Bish with the updates.  During the discussions between Mr. Reidy and Mr. Doyle, the Ultimate Parent expressed positive comments about the speed at which the diligence items were getting resolved.  However, the Ultimate Parent indicated they were working on other larger transactions but remained interested in the Company.

On August 27, 2018, Mr. Reidy had a conference call with Karl Doyle and summarized the significant progress the Company had made in satisfying the concerns that had been previously raised.

On August 29, 2018, the Company had a Board meeting at the offices of Hale Capital in New York City.  Mr. Reidy expressed optimism that the Ultimate Parent was preparing to move forward and re-engage with the Company.

On September 8, 2018, the Company executed a non-disclosure agreement with a third party (hereinafter referred to as “Party A”) who had indicated, in its initial discussions with Mr. Reidy, a potential interest in acquiring a business division of the Company.  Party A was a subsidiary of one of the parties that had initially executed a confidentiality agreement with the Company.

On September 24, 2018 and September 25, 2018, Mr. Reidy spoke with Mr. Doyle and provided additional updates on the progress the Company was making.

On September 28, 2018, Mr. Dixon spoke with Mr. Bish to discuss the progress that had been discussed by Mr. Doyle and Mr. Reidy and both parties expressed that they were interested in re-engaging in discussions.

On October 2, 2018, the Company signed a confidentiality agreement with a party (hereinafter referred to as “Party B”) that expressed an interest in making a potential investment in the Company and opened up the data room for their analysis of the Company.  Mr. Nakar had a relationship with Party B and led the discussions with Party B in light of such relationship.

On October 5, 2018, Mr. Reidy and Arvid Sharma, the Company’s Senior Vice President of Engineering, had discussions with Greg Witter, Brad Hamilton and Jim Nicol from the Ultimate Parent to discuss improvements in the Company’s product quality.

On October 8, 2018 Mr. Reidy had a conference call with Party B to answer questions they had raised from their review of the materials in the data room.  The discussions focused around recurring revenue.  This meeting was initiated by Party B.  Through the end of October, we responded to questions raised by Parent B regarding their due diligence investigation of the Company.

On October 10, 2018, Mr. Reidy had a conference call with Greg Witter from the Ultimate Parent. Mr. Witter informed Mr. Reidy that he would be the Company’s primary conduct while Mr. Doyle was out of the office.

On October 12, 2018, Mr. Reidy had a conference call with Party A and its financial advisor to discuss Party A’s potential acquisition of the former eGistics business component of the Company.  Party A had been one of the initial companies that was approached by Canaccord.  They rejected pursuing the Company on the basis that we had too much international exposure and their primary market was North America.   As Party A acquired the Company’s largest customer, Mr. Reidy reach out to Party A to inquire if they would be interested in acquiring the Company’s domestic business.

On October 15, 2018, the Ultimate Parent delivered a non-binding letter of intent for the acquisition of all of the outstanding ordinary shares of the Company based on a $40 million enterprise valuation of the Company (assuming the Company had approximately $1,000,000 of cash and $6,000,000 of debt as of June 30, 2018) and subject to numerous conditions and assumptions, including, among other things, a level of working capital sufficient to operate the business at closing that is consistent with past practices and satisfactory completion of its financial, legal and business due diligence.

On October 22, 2018, the Board convened a telephonic meeting of the Board to discuss the new non-binding letter of intent from the Ultimate Parent.  At the invitation of the Board, representatives from Canaccord were present, as were representatives of GT and Schwell Wimpfheimer & Associates (“SWA”), Israeli counsel to the Company.  Representatives of Canaccord reviewed a preliminary financial analysis with respect to the potential transaction with the Ultimate Parent and the terms set forth in the new letter of intent.   Mr. Reidy updated the Board on the status of discussions with Party A who indicated, in discussions with Mr. Reidy, a potential interest in acquiring a business division of the Company and the manner in which it would value such business division.  Based on that manner of valuing the business division, Mr. Dixon noted that it was unlikely that such third party would place a higher value of the business division than that implied by the Ultimate Parent letter of intent.  Izhak Nakar, a member of the Board, also updated the board on the status of discussions with Party B who indicated an interest in potentially making a minority equity investment in the Company, which proposed minority equity investment was at a very early stage and subject to certain conditions that were likely not achievable (including the requirement that HCP-FVE, LLC agree to convert its outstanding convertible debt into ordinary shares at its current conversion price, which was well above the then-existing trading price of the ordinary shares).  The Board determined that Mr. Reidy should continue to reach out to, and pursue discussions with, the other potential interested parties for purposes of reporting back at the next board meeting where the Board would consider the Ultimate Parent’s letter of intent.

On October 30, 2018, the Board convened a telephonic meeting of the Board.  The Board received an updated report from Mr. Reidy based on discussions with Party A, including as to the value placed on the business division by Party A and where Party A was in the diligence process.  The Board also received an updated status report as to discussions with Party B.  Representatives from Canaccord provided a preliminary financial analysis comparing the transaction with Ultimate Parent to the potential minority equity investment from Party B.  The Board unanimously determined that it was in the Company’s best interests to enter into the letter of intent with the Ultimate Parent.  The Board rejected the (i) oral indication of an interest by Party A in acquiring a business division of the Company due to, among other reasons, the value that Party A indicated it would place on such business division and its extended time line to potentially move forward with a transaction and (ii) proposed minority equity investment from Party B due to, among other things, the size of the potential investment, conditions to the consummation of the minority investment that were unlikely to be satisfied and the analysis prepared by Canaccord comparing such minority investment (if consummated) to the proposed sale transaction with the Ultimate Parent.

On December 6, 2018, Mr. Reidy, Mr. London (the Company’s Interim Chief Financial Officer), Mr. Sharma and Mr. McCaffrey (the Company’s Vice President and head of sales) visited with their counterparts at the Ultimate Parent to answer detailed questions about various aspects of the business.

On December 11, 2018, Mr. Reidy provided a telephonic update to the Board on the status of discussions with the Ultimate Parent.

On December 11, 2018, GT delivered a revised draft of the merger agreement to Kirkland & Ellis (“K&E”) and Meitar Liquornik Geva Leshem Tal (“Meitar”), outside legal counsel for the Ultimate Parent.

On December 18, 2018, Mr. Bish of  the Ultimate Parent informed Mr. Dixon that it was terminating its discussions surrounding the potential acquisition of the Company primarily due to business concerns regarding certain of the Company’s customer contracts.

On December 20, 2018, the Board convened a telephonic meeting of the Board.  Mr. Dixon noted the issues raised by the Ultimate Parent that led it to terminate its discussions with the Company.  Mr. Reidy and John London, the Company’s Interim Chief Financial Officer, advised the members of the Board as to the Company’s cash position and its immediate need to obtain additional financing.  The members of the Board also discussed reaching back out to the Ultimate Parent and re-engaging with (i) Party A and authorized Mr. Reidy to do so and (ii) Party B and authorized Mr. Nakar, based on his relationship with Party B, to do so.

Over the next few days, Mr. Reidy engaged in a series of discussions with Mr. Doyle of the Ultimate Parent, which led to the Ultimate Parent submitting a revised non-binding letter of intent which provided for a price of $1.00 per ordinary share less transaction costs and was subject to a certain level of working capital.  On December 30, 2018, the Board convened a telephonic meeting of the Board to discuss the revised letter of intent, as well as an updated, unsigned term sheet from Party B regarding a potential minority equity investment in the Company, which unsigned term sheet provided for Party B to (i) purchase up to Ten Million Dollars of ordinary shares at a per share price of $0.60, which would represent approximately 48% of the outstanding ordinary shares and (ii) designate a majority of the Board.  Representatives of GT and SWA participated in the board meeting.  The Board unanimously approved the revised Ultimate Parent letter of intent and to proceeding forward with the negotiation of the merger agreement.

On December 30, 2018, the Board convened a telephonic meeting of the Board to discuss various financial and funding issues facing the Company.

On January 7, 2019, K&E delivered a revised draft of the merger agreement to GT and SWA.  Between January 7, 2019 and January 26, 2019, counsel for the Company and the Ultimate Parent engaged in negotiations surrounding, and exchanged several drafts of, the merger agreement. In parallel, during that period there were various conversations between Mr. Reidy on behalf of the Company and Mr. Doyle on behalf of the Ultimate Parent, in which they discussed the terms and conditions of the proposed transaction between the parties, including with respect to price and break-up fees.

On January 11, 2019, Mr. Reidy had a discussion with Mr. Doyle that was focused on certain items on the Company’s balance sheet, with a particular emphasis on cash and debt.  The Ultimate Parent questioned if the Company could operate much longer with its limited cash reserves.  Mr. Reidy informed Mr. Doyle that the Company was exploring additional debt from either a commercial bank or Hale Capital Partners, LP.

On January 14, 2019, the Board convened a telephonic meeting of the Board.  Representatives of Canaccord, GT and SWA were present at the meeting.  Mr. Reidy updated the Board as to the status of the Ultimate Parent’s due diligence.  GT provided an update to the Board as to the status of the transaction and merger documentation with the Ultimate Parent. The Board agreed to extend the letter of intent with the Ultimate Parent, which expired on January 14, 2019, to January 18, 2019.

On January 17, 2019, the Board convened a telephonic meeting of the Board.  Representatives of Canaccord, GT and SWA were present at the meeting. GT provided an update as to the status of the transaction and merger documentation with the Ultimate Parent.  During the meeting, representatives of GT discussed with the Board the key terms and conditions of the merger agreement.

To address the Company’s limited cash reserves, on January 18, 2019, the Company and its subsidiaries entered into that certain Note Purchase Agreement, dated as of January 18, 2019 (the “Note Purchase Agreement”), with HCP-FVE, LLC, an affiliate of Hale Capital Partners, LP, pursuant to which HCP-FVE, LLC made terms loans to the Company in the aggregate principal amount of $2,350,000.

On February 1, 2019, following a series of discussions between Mr. Bish of the Ultimate Parent and each of Mr. Dixon and Izhak Nakar, a member of the Board, the Ultimate Parent agreed to a price per share of $0.86, which price takes into account the Company’s working capital, the Company’s outstanding indebtedness to HCP-FVE, LLC that would be paid at closing by Parent and the transaction expenses of the Company that would ultimately be borne by the surviving company owned by the Ultimate Parent.

On February 2, 2019, the Board convened a telephonic meeting of the Board to evaluate the proposed merger, including the Voting Agreements to be executed by certain interested shareholders.  Mr. Reidy and Mr. London also participated in the meeting.  During the meeting, representatives of GT and SWA discussed with the Board the key terms and conditions of the merger agreement and the voting agreements to be executed by certain interested parties, and provided an overview to the Board of their fiduciary duties in connection with their consideration of the transaction.  Also at the February 2, 2019 board meeting, representatives of Canaccord reviewed with the Board Canaccord’s financial analysis of the merger consideration, and rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated as of such date that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken in preparing its opinion, the merger consideration to be paid to the holders of ordinary shares pursuant to the merger agreement was fair, from a financial point of view, to such holders.  For a detailed discussion of Canaccord’s opinion, please see below under the caption “Opinion of Top Image’s Financial Advisor”.  After further discussions with its financial and legal advisors and members of Company’s management, the Board (i) unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, the Company and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the surviving company will be unable to fulfill the obligations of the Company to its creditors, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger and (iii) determined to recommend that the shareholders of the Company approve the merger agreement and the transactions contemplated thereby, including the merger.

On February 3, 2019, each of the Company, Kofax, Inc., Kofax Holdings International Ltd. and Tornely Ltd. executed and delivered the Merger Agreement.   Kofax Holdings International Ltd. entered into a Voting Agreement on February 3, 2019 with each of Mr. Reidy, Mr. Nakar and his affiliated entity and certain entities affiliated with Mr. Dixon.  HCP-FVE, LLC, an affiliate of Martin Hale, Jr., a director of the Company, entered into a certain Noteholder Consent and Waiver on February 3, 2019 with the Company whereby it consented to the transaction.

On February 3, 2018, the Note Purchase Agreement was amended to extend the maturity date of the term loans under that credit facility from March 31, 2019 to May 31, 2019.

On February 4, 2019, each of the parties issued separate press releases announcing the execution of the definitive Merger Agreement.

Reasons for Approval of the Merger; Recommendation of the Board of Directors

Recommendation of the Board

The Board unanimously recommends that you vote FOR the proposal to approve the Merger Proposal including the Merger Agreement, the Merger, the Merger Consideration, and all other transactions and arrangements contemplated under the Merger Agreement, including, without limitation, the purchase of the Company of run-off directors’ and officers’ liability insurance for a period of six (6) years following the effective time of the Merger, as permitted by the Merger Agreement.

Reasons for the Merger

In its evaluation of the Merger Agreement and the Merger, the Board consulted with members of its senior management team, Canaccord, its financial advisor, and GT and SWA, its outside legal counsel, and assessed various matters relevant to its decision. In reaching its decision to approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and to recommend that the Company’s shareholders approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board considered a variety of factors, including those described below.

•
Premium to Market Price.  In evaluating the Merger Consideration of $0.86 per share, payable in cash, the Board considered the relationship of the Merger Consideration to the current and historical market prices of the Company’s ordinary shares, including the fact that the Merger Consideration represents a premium of approximately 65% over the volume weighted average price of the ordinary shares traded on the Nasdaq Capital Market over the 30 trading days immediately prior to the announcement of the transaction on February 4, 2019.

•
Merger Consideration Payable in Cash.  The Board considered that the Merger Consideration to be received by the Company’s shareholders will consist entirely of cash, which provides liquidity and certainty of value to shareholders. The Board believed that this certainty of value was compelling compared to the long-term value creation potential of the Company’s business taking into account the risks of associated with remaining independent and pursuing the Company’s current business and financial plans. The Board, with the assistance of Canaccord, also assessed the financial strength of Parent and its available cash resources and believed that, together with the absence of a financing condition and the guarantee provided by the Ultimate Parent, Parent would be able to complete the Merger.

•
Process Conducted.  The Board considered the process it had conducted to assess the interest of potential bidders in acquiring the Company, the fact that Canaccord, on behalf of the Company, contacted twelve potential parties and that Parent’s offer was the only offer made to acquire the Company and that the offered price represented a significant premium to the Company’s historical trading prices.

•
The Prospects of the Company; Risks Relating to Remaining a Stand-Alone Company.  The Board assessed the Company’s prospects and risks if the Company were to remain an independent company. The Board considered the substantial additional funding (and potential for incremental shareholder dilution) that would be needed by the Company to fund its operations, and the uncertain nature of the financial markets and the potential that equity or debt funding may not be available to the Company on attractive terms, or at all, at various times in the future.

•
Value.  The Board believed that the Merger Consideration of $0.86 per ordinary share represents full and fair value for the ordinary shares, taking into account the Board familiarity with the Company’s business strategy, assets and prospects, and the certainty of the Merger Consideration, payable in cash, as compared to projected financial results and associated risks, as well as the results of the financial analyses conducted by Canaccord as described below under “Opinion of the Company’s Financial Advisor.”

•
Terms of the Merger Agreement.  The Board considered several important terms of the Merger Agreement when determining that the Merger Agreement is fair to, and in the best interests of, the Company and its shareholders.

º
Conditions to Consummation of the Merger; Likelihood of Closing:  The Board considered that the Merger would likely be consummated as a result of (i) the significant premium over the market price of the ordinary shares and certainty of value to the Company’s shareholders offered by Parent, (ii) the financial ability and willingness of Parent to consummate the Merger, as backed by the Ultimate Parent guarantee, (iii) the Merger not being subject to any financing conditions, (iv) the Merger not being subject to approval by the shareholders of Parent and (v) the reasonable and customary nature of the other conditions to the Merger.

º
Ability to Respond to Certain Unsolicited Acquisition Proposals:  The Merger Agreement permits the Board to participate in discussions or negotiations with any third party that has made an unsolicited acquisition proposal if the Board determines, in good faith after consultation with its financial advisor and outside counsel, that such proposal is a Superior Proposal (as defined below) or is reasonably likely to lead to a Superior Proposal, and that the failure to engage in such discussions or negotiations would be reasonably likely to be inconsistent with its fiduciary duties under Israeli law, subject to certain additional requirements.

º
Change of Recommendation:  The Board has the ability, under certain circumstances (relating to the receipt of a Superior Proposal), to withdraw or change its recommendation in favor of the Merger, if the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under Israeli law, subject to certain additional requirements.

º
Termination Right:  Prior to the effective time of the Merger, the Board may terminate the Merger Agreement to accept a Superior Proposal if, among other requirements, (i) the Board has received an unsolicited Superior Proposal, (ii) the Board approves and concurrently enters into an agreement with respect to the Superior Proposal and (iii) simultaneously with the termination of the Merger Agreement, pays to Parent a termination fee of $560,986, which represents approximately 3.5% of the aggregate equity value of the transaction and which the Board believed was reasonable and not likely to deter competing bids.

•
Negotiations with Parent.  The Board believed that the Merger Consideration of $0.86 per ordinary share represented the highest value reasonably obtainable for the ordinary shares, based on the progress and outcome of its negotiations with Parent and the lack of interest by other third parties in acquiring the Company.

•
Opinion of the Company’s Financial Advisor.  The Board considered Canaccord’s oral opinion, rendered to the Board on February 2, 2019, which was subsequently confirmed by delivery of a written opinion dated that date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Canaccord in preparing its opinion, that the Merger Consideration to be paid to the holders of ordinary shares (other than the ordinary shares owned by Parent, Ultimate Parent, Merger Sub and their affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under “The Merger—Opinion of TIS's Financial Advisor.”

The Board also considered a variety of uncertainties, risks and other potentially negative factors in its deliberations concerning the Merger and the transactions contemplated by the Merger Agreement, including those described below.

•
No shareholder Participation in Future Growth or Earnings.  The nature of the Merger as a cash transaction means that the Company’s shareholders will not participate in the future earnings or growth of the Company and will not benefit from any appreciation in value of the combined company or any potential future benefit from the Company’s research and products in development. There is a possibility that, without the Merger, the price of the ordinary shares might increase in the future to a price in excess of the $0.86 per ordinary share Merger Consideration.

•
Risk Associated with Failure to Complete the Merger.  The Board considered the possibility that the Merger might not be consummated and the fact that, if the Merger is not consummated, (i) the Company’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, (ii) the Company will have incurred significant transaction costs, (iii) the Company’s continuing business relationships with business partners and employees may be adversely affected, (iv) the trading price of the ordinary shares could be adversely affected and (v) the market’s perceptions of the Company’s prospects could be adversely affected.

•
Interim Restrictions on Business Pending the Completion of the Merger.  The Board considered the restrictions on the conduct of the Company’s business due to pre-closing covenants in the Merger Agreement, whereby the Company agreed that it will carry on its business in the ordinary course consistent with past practice in all material respects and will not take a number of actions related to the conduct of its business without the prior written consent of Parent  (in each case subject to specified exceptions), which may have an adverse effect on the Company’s ability to respond to changing market and business conditions in a timely manner or at all and to execute its strategic plans.

•
No Solicitation and Termination Fee.  Subject to certain exceptions, the Merger Agreement precludes the Company from soliciting alternative Acquisition Proposals (as defined below) and requires the Company to pay to Parent a termination fee of $560,986 if the Merger Agreement is terminated under certain circumstances, including a termination of the Merger Agreement by the Company to accept a Superior Proposal. These factors might have the effect of discouraging other parties from proposing an alternative transaction that might be more advantageous to our shareholders than the Merger.

•
Potential Differing Interests.  The Board recognized that certain of the Company’s officers and directors may have interests in the transactions contemplated by the Merger Agreement that may be perceived as different from, or in addition to, those of the Company’s other shareholders. See “—Interests of Certain of TIS’s Executive Officers and Directors in the Merger.”

The foregoing discussion of the information and factors considered by the Board is intended to be illustrative and not exhaustive, but includes the material reasons and factors considered by the Board in reaching its conclusions and recommendation in relation to the Merger and the Merger Agreement and the transactions proposed thereby. In view of the wide variety of reasons and factors considered and the complexity of these matters, the Boards did not find it practical to, and did not, quantify or otherwise assign relative weights to the specified factors considered in reaching its determinations or the reasons for such determinations. Individual directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board conducted an overall analysis of the factors and reasons described above and unanimously determined in its business judgment that, in the aggregate, the potential benefits of the Merger to the shareholders of the Company outweighed the risks or potential negative consequences.

Opinion of TIS’s Financial Advisor

Summary of Financial Analysis

Canaccord is acting as financial advisor to the Company in connection with the Merger. At a meeting of the Board held on February 2, 2019 to evaluate the Merger, Canaccord delivered to the Board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated February 2, 2019, to the effect that, as of that date and based upon and subject to certain assumptions, factors and qualifications set forth in the written opinion, the Merger Consideration of $0.86 per ordinary share in cash, to be paid to the holders of ordinary shares (other than Parent, Ultimate Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Canaccord’s opinion is attached to this Proxy Statement as Annex B and is incorporated into this Proxy Statement by reference. The description of Canaccord’s opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.  Holders of ordinary shares are encouraged to read Canaccord’s opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord in connection with its opinion. Canaccord’s opinion was addressed to the Board, was only one of many factors considered by the Board in its evaluation of the Merger and only addresses the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be paid to the holders of ordinary shares (other than Parent, Ultimate Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. Canaccord’s opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger.  Canaccord’s opinion is not intended to, and does not, constitute advice or a recommendation to any stockholder as to how such stockholder should otherwise act on any other matter with respect to the Merger.  Canaccord’s opinion was necessarily based on securities, economic, monetary, market and other conditions as in effect on, and the information made available to Canaccord as of, February 2, 2019, the date of its opinion.  Subsequent developments may affect the conclusions expressed in Canaccord’s opinion if such opinion were rendered as of a later date. Canaccord assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances or events occurring after the date of the opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Canaccord, among other things:

•	reviewed certain publicly available business and financial information relating to the Company;
•
analyzed certain internal financial statements and other business and financial information, including certain historical and projected financial and operating data concerning the Company provided to Canaccord by senior management of the Company and summarized above under “Certain Projections”;

•	conducted discussions with members of senior management of the Company regarding past and current operations and financial condition and the prospects of the Company;
•	compared the projected results of operations of the Company with those of certain publicly traded companies Canaccord deemed to be relevant and comparable to the Company;
•	compared the financial terms of the Merger with the financial terms of certain other acquisitions Canaccord deemed to be relevant and comparable to the Merger;
•	reviewed the terms of the Merger Agreement and the exhibits thereto furnished to Canaccord by the Company; and
•
reviewed such other financial studies and analyses, performed such other investigations, and took into account such other matters as Canaccord deemed necessary, including an assessment of general economic, market and monetary conditions.

In connection with its review and arriving at its opinion, Canaccord has not independently verified any of the foregoing information, has relied on such information, has assumed that all such information is complete and accurate in all material respects, and has relied on assurances of the management of the Company that they are not aware of any facts that would make such information misleading. With respect to the internal financial forecasts and other forward-looking financial information provided to Canaccord by senior management of the Company, Canaccord has assumed, with the Company’s consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management. In particular, Canaccord has also assumed, with the Company’s consent, that the Company has or will have sufficient funds to meet its financial forecasts. Canaccord has also assumed that the Merger will be consummated upon the terms set forth in the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement therein which would be in any way meaningful to Canaccord’s analysis. Canaccord has also assumed that, in the course of obtaining necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or conditions will be imposed that will have an adverse effect on the Company, Parent, Ultimate Parent or the contemplated benefits of the Merger in any way meaningful to Canaccord’s analysis.

Canaccord’s opinion has been approved by a fairness committee of Canaccord in accordance with FINRA Rule 5150. Canaccord’s opinion is rendered on the basis of securities, economic and market conditions prevailing as of the date of the opinion and on the prospects, financial and otherwise, of the Company, known to Canaccord as of the date thereof. Subsequent developments may affect the conclusions expressed in the opinion if the opinion were rendered as of a later date, and Canaccord disclaims any obligation to advise any person of any change in any manner affecting the opinion that may come to Canaccord’s attention after the date of the opinion. Canaccord has not undertaken to reaffirm or revise the opinion or otherwise comment upon any events occurring after the date thereof and does not have any obligation to update, revise or reaffirm the opinion. Canaccord has not been requested to conduct and has not conducted, nor has Canaccord relied upon, any independent valuation or appraisal of any of the assets of the Company. Canaccord also has not evaluated the solvency of any party to the Merger Agreement under any state or federal laws, rules or regulations relating to bankruptcy, insolvency or similar matters. In addition, Canaccord has assumed, with the Company’s consent, that any material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the financial statements of the Company provided to Canaccord.

Canaccord’s opinion is limited to the fairness, from a financial point of view, to the holders of ordinary shares (other than Parent, Ultimate Parent, Merger Sub and their respective affiliates) of the Merger Consideration, and Canaccord expresses no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of the Company. Canaccord’s opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger or any view on any other term or aspect of the Merger Agreement. Canaccord is not a legal, accounting, regulatory or tax expert and has relied on the assessments made by the Company and its advisors with respect to such matters. Canaccord has not considered, and expressed no opinion as to, the fairness of the amount or nature of the compensation to be paid to any of the Company’s officers, directors or employees, or class of such persons, relative to the Merger Consideration to be paid to the stockholders of the Company in the Merger.

The following is a summary of the material financial analyses performed by Canaccord in connection with rendering its opinion dated February 2, 2019 described above. The following summary, however, does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord, nor does the order of analyses described represent relative importance or weight given to those analyses by Canaccord. Some of these summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Canaccord’s financial analyses.

Selected Public Companies Analysis

Canaccord performed an analysis using a selected group, which attempts to imply the value of a company by comparing it to identified companies that are publicly traded. For purposes of this analysis, Canaccord identified the following group of eight publicly traded software and services companies that share similar business characteristics to the Company based on operational and/or financial metrics, which are referred to as the “selected public companies.” The selected public companies consisted of:

Public Company	Enterprise Value / LTM Revenue	Enterprise Value / CY2018E Revenue	Enterprise Value / CY2019E Revenue
Axway Software S.A.	1.01x	1.02x	1.01x
Computer Task Group, Incorporated	0.16x	0.15x	0.14x
Esker S.A.	4.76x	4.43x	3.82x
Issuer Direct Corporation	2.24x	2.24x	2.04x
Itesoft S.A.	0.64x	0.68x	0.69x
PFSweb, Inc.	0.44x	0.45x	0.44x
Sapiens International Corporation N.V.	2.23x	2.22x	2.11x
ServiceSource International, Inc.	0.33x	0.33x	0.34x

Based on its review of the relevant metrics for each of the selected public companies, Canaccord calculated multiples of enterprise value to last twelve months (“LTM”) revenue, estimated calendar year 2018 (CY2018E) revenue and estimated calendar year 2019 (CY2019E) revenue. For purposes of this analysis, Canaccord utilized revenue for the LTM period ended September 30, 2018. For purposes of this analysis, Canaccord utilized information regarding the selected public companies obtained from filings with the SEC, the Capital IQ database, other public sources, and market data as of February 1, 2019. Based on this information, Canaccord calculated multiples for the selected public companies as follows:

Selected Public Companies Analysis
Enterprise Value as a Multiple of:	Range (1st to 3rd Quartile)	Median
LTM Revenue	0.41x-2.23x	0.83x
CY2018E Revenue	0.42x-2.23x	0.85x
CY2019E Revenue	0.41x-2.05x	0.85x

Based on the analyses and review of the multiples and ratios of the selected public companies, Canaccord selected representative ranges of enterprise value to LTM revenue, estimated calendar year 2018 (CY2018E) revenue and estimated calendar year 2019 (CY2019E) revenue multiples derived from the data points for the selected public companies set forth in the table above based upon the application of its professional judgment. Canaccord then applied these multiples to the Company’s revenue for the relevant period and calculated the implied enterprise value of the Company. Canaccord then subtracted the Company’s net debt at February 1, 2019 of $7.3 million to such implied enterprise values to calculate the Company’s implied equity value, and then calculated a range for the implied per share equity value of the Company’s common stock based on the number of fully-diluted shares of common stock outstanding as of February 1, 2019 of 18.6 million (calculated using the treasury stock method).

The following summarizes the results of this analysis:

Financial Statistic	Implied Per Share Equity Value	Median	Merger Consideration Per Share
LTM Revenue	$0.26 – $3.10	$0.90	$0.86

CY2018E Revenue	$0.25 – $3.04	$0.92	$0.86

CY2019E Revenue	$0.26 – $2.84	$0.95	$0.86

Selected Precedent Transactions Analysis

Canaccord performed a precedent transactions analysis, which attempts to imply the value of a company based on publicly available financial terms of selected transactions. Canaccord selected the precedent transactions based on the similarity of products offered and markets served by the target company as compared to the Company based upon its professional judgment, as well as the financial position and other relevant financial metrics of the target companies. Each of these transactions was publicly announced on or after November 30, 2016.

Based on its review of the relevant metrics for each of the precedent transactions, Canaccord calculated the multiples of implied enterprise value to LTM revenue and LTM earnings before interest, taxes, depreciation and amortization (“EBITDA”) for each of the target companies in the precedent transactions for which public information was available. For purposes of this analysis, Canaccord utilized information regarding the precedent transactions obtained from filings with the SEC and other public sources. The selected precedent transactions were:

Announcement Date	Acquiror	Target	Implied Enterprise Value (US$ in millions)	Enterprise Value /LTM Revenue	Enterprise Value / LTM EBITDA
January 31, 2019	Open Text Corporation	Catalyst Repository Systems, Inc.	$75.0	1.67x	N/A
November 12, 2018	Kofax, Inc.	Nuance Communications, Inc. (Document Imaging Business)	400.0	1.88x	N/A
October 31, 2018	Open Text Corporation	Liaison Technologies, Inc.	310.0	N/A	N/A
June 18, 2018	Wausau Financial Systems, Inc.	First Data Corporation (Remittance Processing Business)	93.0	N/A	N/A
April 30, 2018	Platinum Equity, LLC	Pitney Bowes Inc. (Document Messaging Technologies Business)	361.0	0.83x	N/A
July 26, 2017	Open Text Corporation	Guidance Software, Inc.	224.3	2.06x	22.0x
June 13, 2017	Fiserv, Inc.	Monitise plc	66.8	1.03x	N/A
June 5, 2017	Open Text Corporation	Covisint Corporation	75.3	1.07x	NM
April 28, 2017	Marlin Management Company, LLC (d/b/a Marlin Equity Partners)	Tangoe, Inc.	266.3	1.21x	NM
February 15, 2017	Sapiens International Corporation N.V.	StoneRiver, Inc.	120.0	1.50x	N/A
February 13, 2017	Deluxe Corporation	RDM Corporation	67.2	3.17x	10.2x
December 12, 2016	H.I.G. Capital, L.L.C.	Lionbridge Technologies, Inc.	435.3	0.78x	8.9x
November 30, 2016	Syncsort Incorporated	Trillium Software, Inc.	112.0	2.45x	6.5x

(1)	“NM” denotes EBITDA multiples that are negative.

Canaccord calculated multiples for the selected precedent transactions as follows:

Selected Precedent Transactions Analysis
Enterprise Value as a Multiple of:	Range (1st to 3rd Quartile)	Low	Median
LTM Revenue	1.05x-1.97x	0.78x	1.50x

Canaccord selected representative ranges of multiples derived from the data points for the precedent transactions based upon the application of its professional judgment. Canaccord then applied these multiples to the Company’s estimated CY2018E revenue and calculated the implied enterprise value of the Company. Canaccord then subtracted the Company’s net debt of $7.3 million at February 1, 2019 to such implied enterprise values to calculate the Company’s implied equity value and then calculated a range for the implied per share equity value of the Company’s common stock based on the number of fully-diluted shares of common stock outstanding as of February 1, 2019 of 18.6 million (calculated using the treasury stock method).

The following summarizes the results of this analysis:

Financial Statistic	Implied Per Share Equity Value	Low	Median	Merger Consideration Per Share
LTM Revenue	$1.25 – $2.69	$0.83	$1.95	$0.86

Discounted Cash Flow Analysis

Canaccord performed an indicative discounted cash flow analysis of the Company to derive an implied per share equity value range for shares of the Company’s ordinary shares based on the Company as a stand-alone entity. For purposes of this analysis, Canaccord utilized financial forecasts of the Company for calendar years 2019 through 2023 provided by the Company’s management. For purposes of this discounted cash flow analysis, Canaccord calculated free cash flow by tax-effecting operating income, adding depreciation and amortization, subtracting changes in non-cash net working capital, and subtracting capital expenditures. The range of implied per share equity values for the Company was determined using the present value of the Company’s projected free cash flows from 2019 through 2023 and EBITDA terminal multiples of 6.0x – 8.0x, which Canaccord applied based on the application of Canaccord’s professional judgment and experience. The free cash flows were discounted to present values at a discount rate range of 17.0% – 19.0%, which was selected, upon the application of Canaccord’s professional judgment and experience, to reflect the Company’s estimated range of weighted average cost of capital.  Canaccord then subtracted the Company’s net debt of $7.3 million at February 1, 2019 to calculate the Company’s implied equity value and then calculated a range for the implied per share equity value of the Company’s common stock based on the number of fully-diluted shares of common stock outstanding as of February 1, 2019 of 18.6 million (calculated using the treasury stock method).

The following summarizes the results of this analysis:

Implied Per Share Equity Value	Merger Consideration Per Share
$0.34-$0.65xxx	$0.86

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Canaccord’s opinion. In arriving at its fairness determination, Canaccord considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Canaccord made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the Merger.

Canaccord prepared these analyses for purposes of providing its opinion to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be paid to the holders of Shares (other than Parent, Ultimate Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Parent, Ultimate Parent, Canaccord or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through negotiations between the Company, Parent and Ultimate Parent and was approved by the Board. Canaccord provided advice to the Board during these negotiations. Canaccord, however, did not recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

Canaccord and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Canaccord and its affiliates may acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent, Ultimate Parent, certain of their respective affiliates and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

In the prior two (2) years, Canaccord has not received compensation for investment banking or financial advisory services from either the Company (except as otherwise described in this proxy statement), Parent or Ultimate Parent. Canaccord may provide investment banking services to the Company, Parent, Ultimate Parent or their respective affiliates in the future for which Canaccord may receive compensation.

The Board selected Canaccord as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement, dated as of October 17, 2017, the Company engaged Canaccord to act as its financial advisor in connection with the Merger, including the delivery of a fairness opinion as described above. Pursuant to the terms of the engagement letter, the Company agreed to pay Canaccord a fee of $300,000 for its services, plus a fee equal to 2% of the aggregate transaction consideration which is contingent upon consummation of the Merger (and against which the $300,000 fee is credited). It is estimated that Canaccord will receive an aggregate fee of approximately $800,000 in connection with the Merger. In addition, the Company has agreed to reimburse Canaccord for certain expenses and to indemnify Canaccord and related persons against various liabilities, including certain liabilities under the federal securities laws.

Interests of Certain of TIS Executive Officers and Directors in the Merger

When considering the recommendation of our Board, you should be aware that members of our Board and our executive officers have interests in the Merger other than their interests as TIS’s shareholders generally, pursuant to agreements between such directors and executive officers and us including:

•	the Cash-Out of vested Company RSUs;
•	the accelerated vesting of non-vested Company RSUs;
•	transaction bonus payable to John London, TIS’s interim financial officer, in the amount of $50,000;
•
severance payments payable to Brendan Reidy, TIS’s chief executive officer, if he is terminated by the surviving company after the consummation of the Merger;
the continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving company; and

•
the payment, at the closing of the Merger of all indebtedness and other amounts due and owing as of the closing of the Merger to HCP-FVE, LLC, of which one of the directors, Martin Hale, Jr. is principal, including the success fee in the amount of $313,255 for the closing of its term loan facility with the Company (which payment HCP-FVE, LLC agreed to defer until the closing of the Merger) and a fee of $5,513.81 per day for each day from April 1, 2019 through May 31, 2019 that the indebtedness remains outstanding in consideration for HCP-FVE, LLC’s extension of the maturity date of its term loan notes from March 31, 2019 to May 31, 2019.

These interests may be perceived as different from, or in conflict with, your interests as TIS’ shareholders.

Unvested Equity Awards

As a result of the Merger, 109,606 unvested RSU’s held by Brendan Reidy, TIS’s chief executive officer, as of March [   ], 2019 will vest and have a value of $94,621 (the value is calculated based on $0.86 per ordinary share as provided in the Merger Agreement for accelerated restricted stock units to be cancelled and converted into the right to receive cash.

Bonuses

In connection with the consummation of the Merger, John London will receive a cash bonus in the amount of $50,000.

Severance

Pursuant to the terms of Brendan Reidy’s current employment agreement, Mr. Reidy is entitled to severance in the event he is terminated without cause or resigns for good reason (as such terms are defined in the employment agreement). The severance amount is equal to his then current base salary and a pro-rata amount of his then target bonus based on the number of days he was employed during the year in which the termination occurred.

Payments to HCP-FVE, LLC

We issued term loan notes, in the aggregate principal amount of $2,350,000 and a convertible note in the initial aggregate principal amount of $5,861,657.47 to HCP-FVE, LLC, of which one of the directors, Martin Hale, Jr. is a principal, on January 18, 2019.  At the closing of the Merger, we must pay all outstanding amounts due under the term loans and the convertible note as of the closing of the Merger to HCP-FVE, LLC.  In connection with the issuance of the terms loans, HCP-FVE, LLC and the Company entered into a fee letter pursuant to which the Company agreed to pay HCP-FVE, LLC a success fee in an amount equal to 13.33% of the principal amount of the term loan notes (for an aggregate success fee of $313,255).  The success fee is payable upon the earlier of the consummation of the Merger or the maturity date of the term loan notes, which is May 31, 2019.  In connection with HCP-FVE, LLC’s agreement to extend the maturity date of the term loan notes from March 31, 2019 to May 31, 2019, the Company agreed to pay HCP-FVE, LLC a fee of $5,513.81 per day for each day from April 1, 2019 through May 31, 2019 (or an aggregate of $336,342.41 if the Merger closes on May 31, 2019) that any of the indebtedness due to HCP-FVE, LLC by the Company remains outstanding.

The members of our Board were aware of these interests, and considered them, when they approved the Merger Agreement.

No Appraisal Rights

Under Israeli law, holders of ordinary shares are not entitled to statutory appraisal rights in connection with the Merger.

Effects of the Merger on Our Ordinary Shares

At the Effective Time, each outstanding ordinary share (other than ordinary shares owned by Parent or the Company, or by any direct or indirect wholly owned subsidiary of Parent or the Company) will be converted into the right to receive the $0.86 in cash, without interest and less any applicable withholding taxes.

Effects of the Merger on Outstanding Equity Awards

As a result of the Merger, the treatment of Company Options and RSUs that are outstanding immediately prior to the Effective Time will be as follows:

Options

To the extent not exercised prior to the Effective Time, each vested and unvested Company Option will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of the excess, if any, of the Merger Consideration (i.e. $0.86 per share) over the exercise price per share of each such Company Option (the “Option Consideration”) less any applicable withholding taxes.

Since the Merger Consideration is lower than the lowest exercise price of any of the Company Options, all vested and unvested Company Options will be cancelled without consideration upon the Effective Time and no Option Consideration will be paid.

Restricted Stock Units

Each vested and unvested RSU will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) the Merger Consideration (i.e. $0.86 per share) and (2) the number of ordinary shares subject to such RSU.

Delisting and Deregistration of TIS’s Ordinary Shares

If the Merger is completed, our ordinary shares will be delisted from and will no longer be traded on the Nasdaq Capital Market and will be deregistered under the Exchange Act. As such, we would no longer be required to file periodic reports with the SEC.

Procedures for Receiving the Merger Consideration

After the completion of the Merger, the paying agent to be engaged for such purpose will provide instructions to each holder of record of ordinary shares of TIS that will explain how to surrender share certificates. Each shareholder will receive cash for his, her or its shares from the paying agent after complying with these instructions. If your ordinary shares are held in “street name” by your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to effect the surrender of the “street name” shares and receive cash for those shares. YOU SHOULD NOT FORWARD YOUR SHARE CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR SHARE CERTIFICATES WITH THE ENCLOSED PROXY.

For further information, see “—The Merger Agreement—Exchange and Payment Procedures” beginning on page 46 of this Proxy Statement.

Material U.S. Federal and Israeli Income Tax Consequences

Tax matters are very complicated, and the tax consequences of the Merger Consideration being made in connection with the Merger to you will depend on your particular situation. You are encouraged to consult your own tax advisor regarding the specific tax consequences of the Merger Consideration and the Merger to you, including tax return reporting requirements, the applicability of federal, state, local and non-U.S. tax laws and the effect of any proposed changes in the tax laws. This discussion is not intended to be a complete analysis or description of all potential tax consequences of the Merger Consideration and the Merger.

Material U.S. Federal Income Tax Consequences

General

The following is a general discussion of the material U.S. federal income tax considerations of the Merger to U.S. Holders (as defined below) of ordinary shares who receive cash in exchange for their ordinary shares in the Merger.  The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Regulations, judicial opinions, and published positions of the IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the Merger or as a result of the ownership and disposition of ordinary shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders nor does it take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state or local tax laws. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed herein or that any position taken by the IRS would not be sustained.

The following discussion applies to you only if you are a U.S. Holder and you hold your ordinary shares as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	a non-U.S. Holder;
•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting;
•	a bank or other financial institution;
•	an underwriter or insurance company;
•	a regulated investment company;
•	a real estate investment trust;
•	a controlled foreign corporation;
•	persons who acquire shares as compensation for services;
•	partnerships or other pass-through entities, and investors in such entities;
•	a tax-exempt organization;

•	a U.S. holder whose functional currency for tax purposes is not the U.S. dollar;
•	a person who owns or is deemed to own 10% or more of our voting stock; or
•	a U.S. expatriate.

If a partnership or other pass-through entity is a beneficial owner of ordinary shares, the U.S. federal income tax treatment of a partner in the partnership or pass-through entity generally will depend upon the status of the partner and the activities of the partnership or pass-through entity. Partnerships or other pass-through entities that are beneficial owners of ordinary shares, and partners in such partnerships or pass-through entities, are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the Merger.

As used herein, the term “U.S. Holder” means a beneficial owner of ordinary shares that does not own directly, constructively or by attribution 10% or more of ordinary shares and is, for U.S. federal income tax purposes:

•	a citizen or resident individual of the U.S.;
•	a domestic corporation;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (a) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This section does not consider the specific facts and circumstances that may be relevant to a particular U.S. Holder, nor the income tax treatment to a U.S. Holder under the laws of any state, local or non-U.S. (other than as described below in “Material Israeli Tax Consequences”) jurisdictions.

Please consult your own tax advisor concerning the consequences of the receipt of cash for your ordinary shares in the Merger based upon your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or certain foreign taxing jurisdictions.

The Merger

Subject to the discussion in the following paragraph, a U.S. Holder generally will recognize gain or loss on the exchange of ordinary shares for cash pursuant to the Merger in an amount equal to the difference between the cash received in the Merger and such U.S. Holder’s adjusted tax basis in such shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of ordinary shares generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in such shares exceeds one (1) year at the time of the Merger. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations.

TIS believes that it is not and never has been a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, but this conclusion is a factual determination with which the IRS may not agree.  With certain exceptions, ordinary shares would be treated as stock in a PFIC with respect to a U.S. Holder if TIS were a PFIC at any time during the U.S. Holder’s holding period in ordinary shares. If a U.S. Holder were to be treated as having disposed of stock in a PFIC, the gain realized by the U.S. Holder in the Merger would in general not be treated as capital gain.  Instead, such gain will generally be treated as ordinary income and the U.S. Holder would be treated as if it had realized such gain ratably over the U.S. Holder’s holding period for ordinary shares and would generally be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax deemed attributable to each such year.  U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to their investment in ordinary shares and the Merger.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to the proceeds received pursuant to the Merger, other than with respect to U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Material Israeli Tax Consequences

Certain Israeli Tax Considerations

The following is a summary discussion of certain Israeli income tax considerations in connection with the Merger. The following summary is included for general information purposes only, is based upon current Israeli tax law and should not be conceived as tax advice to any particular holder of Ordinary Shares. No assurance can be given that the analysis made and the views contained in this summary as well as the classification of the transaction for Israeli tax purposes as set forth below will be upheld by the tax authorities, nor that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively. This summary does not discuss all material aspects of Israeli tax consequences that may apply to particular holders of Ordinary Shares in light of their particular circumstances, such as investors subject to special tax rules or other investors referred to below.

HOLDERS OF ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR ISRAELI TAX CONSEQUENCES OF THE MERGER APPLICABLE TO THEM.

Sale of Ordinary Shares

In general, under the Israeli Income Tax Ordinance (New Version), 5721-1961 and the rules and regulations promulgated thereunder, which we also refer to as the Tax Ordinance, the disposition of shares of an Israeli resident company is deemed to be a sale of capital assets, unless such shares are held for the purpose of trading. The Tax Ordinance generally imposes a capital gains tax on the sale of capital assets by an Israeli resident, and on the sale of such assets by a non-Israel resident if those assets are either (i) located in Israel, (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a specific exemption is available under Israeli law or unless a double taxation prevention treaty between Israel and the seller’s country of residence provides otherwise (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for an exemption).

Under the Tax Ordinance, the tax rate applicable to capital gains derived after January 1, 2012 from the disposition of Ordinary Shares in the Merger is generally 25% for individuals, unless such an individual shareholder claims a deduction for financing expenses in connection with such shares, in which case the gain will generally be taxed at a rate of 30% (capital gains which derived before January 1, 2003 is subject to marginal tax rate. Capital gains derived from January 1, 2003 until January 1, 2012 is subject to a 20% tax rate (for shareholders which are not Significant Shareholders) or 25% tax rate (for Significant Shareholders)). Additionally, if such shareholder is considered a “Significant Shareholder” at any time during the 12-month period preceding such disposition, i.e., such shareholder holds directly or indirectly, alone or together with another person who collaborates with such person on a permanent basis, at least 10% of any means of control in our company, the tax rate will be 30%. However, the foregoing tax rates will not apply to: (a) individual shareholder dealing in securities or to individual shareholder to whom such income is otherwise taxable as ordinary business income (such individual shareholders are taxed at their marginal tax rates applicable to business income); or (b) shareholders who acquired their shares prior to January 1, 2003.

Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at the rate of 3% on annual taxable income exceeding NIS 641,880 in 2018 which amount is linked to the annual change in the Israeli consumer price index, including, but not limited to, dividends, interest and capital gain.

Companies are subject to the ordinary corporate tax rate (23% for the 2019 tax year) on capital gains derived from the disposition of Ordinary Shares.

According to the Tax Ordinance, upon a sale of an asset the seller (Israeli resident or non-Israeli resident) needs to file a capital gain report to the Israel Tax Authorities within 30 days.

Notwithstanding the foregoing, according to Section 97(b3) of the Tax Ordinance, a non-Israel resident (whether an individual or a corporation), for tax purposes, is generally exempt from Israeli capital gains tax on the sale of securities of an Israeli resident company, or on the sale of a right in a foreign resident company which most of the assets of which are rights related directly or indirectly to assets located in Israel, provided, among others, that (i) such shares were purchased after January 1, 2009, (ii) such gain was not derived in connection with a permanent establishment of such shareholders maintained in Israel, (iii) the shares are not listed in Israel at the time of the sale, (iv) the shares were not acquired from a relative and were not subject to provisions of Part E-2 of the Tax Ordinance or provisions of Section 70 of the Real Estate Taxation Law, and (v) the principal value of the assets (at the date of the sale and during two years preceding such date) of the company, the shares of which are sold, are not rights in or for real estate or natural resource located in Israel. If the shares were purchased in the period between July 1, 2005 and December 31, 2008, the following conditions should be met: (i) The capital gain is not derived in a permanent establishment of the foreign resident maintained in Israel; (ii) The foreign resident was a resident of a Treaty country in the ten years preceding the acquisition date of the shares, continuously, and regarding such Treaty country resident constituting a corporate entity – at least 75% of any kind of means of control are held, directly or indirectly, by individuals that were Treaty country residents in the ten years preceding the acquisition date of the shares, continuously; in this regard, a holder of rights that is not a Significant Shareholder in a Treaty country corporate entity whose shares are listed for trading on a stock exchange outside of Israel will be deemed a Treaty country resident, unless ascertained otherwise; (iii) The shares were not acquired from a relative and were not subject to provisions of Part E-2 of the Tax Ordinance or provisions of Section 70 of the Real Estate Taxation Law; (iv) Within 30 days from the acquisition date of the shares, details of the acquisition were transmitted to the tax assessing office, on the appropriate form determined by the authorities; and (v) The foreign resident submitted a report on the sale to the tax authorities in the foreign resident's country of residency.  These provisions dealing with capital gain are not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

 If the shares are listed in a stock-exchange outside of Israel, a non-Israeli resident might also be exempt from tax pursuant to the Israeli Income Tax Regulation (Exemption from Tax for Foreign Resident on Capital Gain in Sale of Securities), 5763-2003 provided, among others, that such gains are not attributable to a permanent establishment of such shareholders in maintained Israel and that the shares were purchased after listed for trade in the stock exchange outside of Israel. Non-Israeli corporations will not be entitled to the foregoing exemptions if Israeli residents (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, under the United States-Israel Income Tax Treaty (the “US-Israel Tax Treaty”), the sale, exchange or disposition of our shares by a shareholder who is a United States resident (for purposes of the US-Israel Tax Treaty) holding the shares as a capital asset is generally exempt from Israeli capital gains tax unless either (i) the shareholder holds, directly or indirectly, shares representing 10% or more of our voting capital during any part of the 12-month period preceding such sale, exchange or disposition, subject to specified conditions, (ii) the capital gains arising from such sale may be attributable to a permanent establishment of such shareholder located in Israel, (iii) the seller, being an individual, is present in Israel for a period or periods aggregating to 183 days or more during the taxable year, (iv) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel, or (v) the capital gains arising from such sale, exchange or disposition is attributed to royalties. In either case, the sale, exchange or disposition of the shares would be subject to Israeli tax, to the extent applicable; however, under the US-Israel Tax Treaty, the US resident would be permitted to claim a credit for the tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. Holders should be aware that even in cases where the US-Israel Tax Treaty does not provide for an exemption, the Tax Ordinance may provide an exemption as per Section 97(b3) of the Tax Ordinance or the tax regulations as detailed above.

Generally, the payment for the Ordinary Shares is subject to Israeli withholding tax at a rate of 25% or 30%.  A reduced rate of, or an exemption from, Israeli withholding tax is available to shareholders that provide a valid withholding certificate issued by the Israel Tax Authority evidencing such reduced withholding rate or withholding exemption.

As described in greater detail below, the Company is planning to request a tax pre-ruling from the Israel Tax Authority regarding withholding of Israeli tax with respect to the payment of the Merger consideration and in connection with that ruling, or otherwise at the time of sale, shareholders may be required to demonstrate (by declaration) that they are exempt from tax on their capital gains in order to avoid withholding tax at the time of the disposition of their Company Ordinary Shares. In the absence of such a tax pre-ruling, each shareholder might be required to approach the Israel Tax Authority individually in order to avoid withholding.

Israeli Tax Ruling

The Merger Agreement generally requires that the Company, prior to closing, request a tax pre-ruling from the Israel Tax Authority (the “ITA”) with respect to, among other things, the Company, Parent, and the paying agent and their respective paying agents’ withholding obligations relating to the consideration to be paid to non-Israeli residents (including U.S. Holders) and to Israeli residents for the Company’s Ordinary Shares. The pre-ruling application requests that, among other things,  the ITA rule that either (1) the Company, Parent and paying agent, and their respective agents, are exempt from any obligation to withhold Israeli taxes from any consideration payable or otherwise deliverable to such holders pursuant to the Merger Agreement or clarifies that no such obligation exists, or (2) clearly instructs the Company, Parent paying agent, and their respective agents, on how such withholding is to be executed, and in particular, with respect to the classes or categories of holders of the Company Ordinary Shares from which tax is to be withheld (if any), the rate or rates of withholding to be applied and how to identify any non−Israeli residents for the purposes of the withholding obligations under the pre-ruling. There is no assurance that such pre-ruling will be obtained, and if obtained, what will be its terms and conditions. The application was filed by the Company on February 26, 2019.

Shares Issued as Compensation for Employment or Service

Shareholders who received or acquired their Ordinary Shares under one or more of our incentive plans, or otherwise as compensation for employment or services provided to our company or any of its affiliates, may be subject to different tax rates. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, ANY SUCH HOLDERS OF ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI TAX CONSEQUENCES APPLICABLE TO THEM.

Tax Considerations in Other Jurisdictions

Depending on the country in which a Company shareholder is resident, the Merger may be a taxable event to such shareholder under such country’s tax laws. We encourage all shareholders to consult their tax advisors regarding the applicable tax considerations of the Merger.

Regulatory Matters

Israeli Companies Registrar

Under the ICL, we and Merger Sub may not complete the Merger without first making the following filings and notifications to the Israeli Companies Registrar:

•
Merger Proposal.  We and Merger Sub are required each to file with the Israeli Companies Registrar a “merger proposal” setting forth specified details with respect to the Merger, within three days of calling the respective shareholders’ meeting to approve the Merger.   Merger Sub filed the required merger proposals with the Israeli Companies Registrar on February 4, 2019.  We filed the required merger proposals with the Israeli Companies Registrar on February 17, 2019.   Under the ICL, at least 50 days must pass from the date of the filing of the merger proposal by both merging companies with the Israeli Companies Registrar before the Merger can become effective.

•
Notice to Creditors.  In addition, each of us and Merger Sub is required to notify its creditors of the proposed Merger.  Pursuant to the ICL, a copy of the merger proposal must be sent to the secured creditors of each company within three days after the merger proposal is filed with the Israeli Companies Registrar, and, within four business days of such filing, known substantial creditors must be informed individually by registered mail of such filing and where the merger proposal can be reviewed.  Non-secured creditors must be informed of the merger proposal by publication in two daily Hebrew newspapers circulated in Israel on the day that the merger proposal is filed with the Israeli Companies Registrar and, and by making the merger proposal available for review.  Each of us and Merger Sub has notified our respective creditors of the Merger in accordance with these requirements, to the extent applicable and, because our shares are traded on the NASDAQ, we have also published an announcement of the Merger in the U.S.  Each of us and Merger Sub has notified the Israeli Companies Registrar of the notices to our respective creditors.  In addition, pursuant to the ICL, because we employ more than 50 employees, we must provide to the workers’ union a copy of the publication placed in the newspapers or post a copy of the publication placed in the newspapers in a prominent location in the workplace within three business days after the merger proposal was filed with the Israeli Companies Registrar.  We have satisfied such requirement by posting a copy of the publication in a prominent location in our office.

•
Shareholder Approval Notice.  After the meeting, and assuming the approval of the Merger thereat by the Company’s shareholders, the Company must file a notice with the Israeli Companies Registrar regarding the vote of the shareholders.  The sole shareholder of Merger Sub approved the Merger on February 3, 2019 and Merger Sub filed a notice with the Israeli Companies Registrar on February 4, 2019 regarding the vote of the shareholder of Merger Sub.  At least 30 days must pass from the date of the meeting before the Merger can become effective.

No later than the closing date of the Merger (assuming that the shareholders of the Company approved the Merger Agreement and the Merger and that all of the other conditions set forth in the Merger Agreement have been satisfied or waived (if permissible under applicable law)), each of us and Merger Sub will notify the Israeli Companies Registrar that all of the conditions to the closing have been met and request that the Israeli Companies Registrar issue a certificate evidencing the completion of the Merger in accordance with Section 323(5) of the ICL.  Assuming all statutory procedures and requirements have been complied with, the Merger will then become effective and the Israeli Companies Registrar will be required to register the Merger in the surviving company’s register and to issue the surviving company a certificate regarding the Merger.

Israel Innovation Authority

The change in the composition of the Company’s shareholders in connection with the Merger and the transfer of control therein require the submission of notice to the National Authority for Technological Innovation of the Ministry of Economy and Industry of the State of Israel, formerly known as the Office of the Chief Scientist of the Ministry of Economy and Industry of the State of Israel.

Israeli Tax Rulings

 We have agreed to request certain rulings from the Israel Tax Authority. See “— Material Israeli Tax Consequences.”

Other Regulatory Approvals

Other than the filings described above, the Company is not aware of any material regulatory filings or approvals issued by the United States government, the State of Israel, or any foreign, state or local government, required to be obtained, or waiting periods required to expire, to complete the Merger. If Parent or the Company discover that other such material approvals or waiting periods are necessary, Parent, Merger Sub and/or the Company (as applicable) will seek to obtain or comply with them in accordance with the Merger Agreement.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement.  The descriptions of the Merger Agreement in this summary and elsewhere in this Proxy Statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex A and incorporated into this Proxy Statement by reference.  We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you.  The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this Proxy Statement.  Capitalized terms used in this section but not defined in this Proxy Statement have the meaning ascribed to them in the Merger Agreement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by the Company, Ultimate Parent, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement.  The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent and Merger Sub by the Company in connection with the Merger Agreement.  In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between Parent, the Company and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors.  The shareholders of the Company are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Ultimate Parent, Parent or Merger Sub or any of their respective affiliates or businesses.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.  In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Ultimate Parent, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in a certain confidential disclosure letter provided to Parent and Merger Sub in connection with the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public.  The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Ultimate Parent, Parent, Merger Sub or their respective businesses.  Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business.

Effects of the Merger; Directors and Officers; Company Memorandum and Company Articles of Association

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the ICL, at the Effective Time, (1) Merger Sub will be merged with and into the Company, with the Company, as the surviving company, becoming a wholly owned subsidiary of Parent; and (2) the separate corporate existence of Merger Sub will cease.  From and after the Effective Time, the surviving company will possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the surviving company.

The parties will take all necessary action to ensure that, effective as of, and immediately following, the Effective Time, the Board of the surviving company will consist of the directors of Merger Sub at the Effective Time, to hold office in accordance with the articles of association of the surviving company until their successors are duly elected or appointed and qualified.  From and after the Effective Time, the officers of the Company at the Effective Time will be the officers of the surviving company, until their successors are duly appointed.  At the Effective Time, the articles of association of Merger Sub, as in effect immediately prior to the Effective Time, shall become the articles of association of the surviving company and, unless otherwise determined by Parent prior to the Effective Time, the memorandum of association of the Company, as in effect prior to the Effective Time shall become the memorandum of association of the surviving company, until thereafter amended.

Closing and Effective Time

The closing of the Merger will take place on the second (2nd) business day following the satisfaction or waiver of all conditions to closing of the Merger (described below under the caption “The Merger Agreement — Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions at the closing) or such other time agreed to in writing by Ultimate Parent, Parent, Merger Sub and the Company.  The Merger will become effective upon the issuance by the Israeli Companies’ Registrar of the certificate of merger in accordance with Section 323(5) of the ICL.

Merger Consideration

Ordinary Shares

At the Effective Time, each outstanding ordinary share (other than ordinary shares owned by Parent or the Company, or by any direct or indirect wholly owned subsidiary of Parent or the Company) will be converted into the right to receive $0.86 in cash (the “Merger Consideration”), without interest and less any applicable withholding taxes.

Outstanding Equity Awards

As a result of the Merger, the treatment of Company Options and RSUs that are outstanding immediately prior to the Effective Time will be as follows:

Options

To the extent not exercised prior to the Effective Time, each vested and unvested Company Option will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of the excess, if any, of the Merger Consideration (i.e. $0.86 per share) over the exercise price per share of each such Company Option (the “Option Consideration”) less any applicable withholding taxes.

Since the Merger Consideration is lower than the lowest exercise price of any of the Company Options, all vested and unvested Company Options will be cancelled without consideration upon the Effective Time and no Option Consideration will be paid.

Restricted Stock Units

Each vested and unvested RSU will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding tax) equal to the product of (1) the Merger Consideration (i.e. $0.86 per share) and (2) the number of ordinary shares subject to such RSU.

Exchange and Payment Procedures

Prior to the closing of the Merger, Parent will designate a bank or trust company reasonably acceptable to the Company, which we refer to as the “payment agent,” to make payments of the Merger Consideration to the shareholders of the Company.  At or prior to the Effective Time, Parent will deposit or cause to be deposited with the payment agent cash sufficient to pay the aggregate Merger Consideration to the shareholders of the Company.

Promptly following the Effective Time, the payment agent will send to all holders of record of ordinary shares a letter of transmittal and instructions advising such shareholders how to surrender share certificates and book-entry shares in exchange for their portion of the aggregate Merger Consideration.  Upon receipt of (1) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the ordinary shares; and (2) a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holders of such ordinary shares will be entitled to receive their portion of the aggregate Merger Consideration in exchange therefor.  The amount of any Merger Consideration paid to the shareholders of the Company may be reduced by any applicable withholding taxes.

If any cash deposited with the payment agent is not claimed within one year following the Effective Time, such cash will be returned to Parent upon demand, and any holders of ordinary shares who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent as general creditors for payment of the Merger Consideration.

The letter of transmittal will include instructions if a shareholder of the Company has lost a share certificate or if such certificate has been stolen or destroyed.  In the event any certificates have been lost, stolen or destroyed, then before such shareholder will be entitled to receive the Merger Consideration, such shareholder will have to make an affidavit of the loss, theft or destruction and agree to indemnify and hold Parent harmless against any claim that may be made against it with respect to such certificate, all as further provided in the letter of transmittal.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company, Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.”  For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to the Company, any effect, change, event, occurrence, circumstance or development that is or would reasonably be expected to become materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, either alone or in combination be taken into account when determining whether a Company Material Adverse Effect shall have occurred:

•	changes in general economic conditions in Israel, the United States or any other country or region in the world, or changes in conditions in the global economy generally;
•	changes in conditions in the industries in which the Company and its subsidiaries conduct business;
•
acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in Israel, the United States or any other country or region in the world;

•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions in Israel, the United States or any other country or region in the world;
•	changes in law, regulation or other legal or regulatory conditions (or the interpretation thereof);
•	changes in the Company’s share price or trading volume, in and of itself (it being understood that the underlying cause(s) of any such changes may be taken into consideration);
•
any failure by the Company to meet published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (it being understood that the underlying cause(s) of any such failure may be taken into consideration);

•	changes in conditions in the financial markets, credit markets or capital markets in Israel, the United States or any other country or region in the world;
•	changes in political conditions in Israel, the United States or any other country or region in the world;
•	the execution or announcement of the Merger Agreement or the pendency or consummation of the transactions contemplated thereby;
•	any action taken, or failure to take action, in each case to which Parent has in writing expressly approved, consented to or requested;
•	any action taken in compliance with the terms of, or the taking of any action required by, the Merger Agreement;
•	the failure to take any action prohibited by the Merger Agreement;
•	failure to timely file the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 together with all exhibits thereto;
•	changes in GAAP or other accounting standards (or the interpretation thereof); and
•	the matters set forth in the confidential disclosure letter provided to Parent and Merger Sub in connection with the Merger Agreement.

Notwithstanding the foregoing, if any of the first five items described in the above bullet points has a disproportionate adverse effect on the Company relative to other companies in the country, market or industries, as applicable in which the Company and its subsidiaries conduct business, they shall not be per se excluded from a determination of whether a Company Material Adverse Effect has occurred.In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement.  These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company and its subsidiaries;
•	the Company’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;
•	the necessary approval of the Board;
•	the inapplicability of anti-takeover statutes to the Merger;
•	the rendering of Canaccord’s fairness opinion to the Board;
•	the necessary vote of shareholders of the Company in connection with the Merger Agreement;
•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;
•
the absence of any conflict or violation of any organizational documents, existing contracts, applicable laws to the Company or its subsidiaries or the resulting creation of any lien upon the Company’s assets due to the performance of the Merger Agreement;

•	the capital structure of the Company as well as the ownership and capital structure of its subsidiaries;

•
the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of the Company’s securities;

•	the accuracy and required filings of the Company’s and its subsidiaries’ SEC filings and financial statements;
•	the Company’s disclosure controls and procedures;
•	the Company’s internal accounting controls and procedures;
•	the absence of specified undisclosed liabilities;
•	the conduct of the business of the Company and its subsidiaries in the ordinary course consistent with past practice since December 31, 2017 and the absence of a Company Material Adverse Effect;
•
the existence and enforceability of specified categories of Company’s material contracts, and any notices with respect to violation or breach of or default thereunder or intention to terminate or modify those material contracts;

•	compliance with laws and possession of necessary permits;
•	legal proceedings and orders;
•	tax matters;
•	employee benefit plans;
•	labor matters;
•	real property leased or subleased by the Company and its subsidiaries;
•	personal property of the Company and its subsidiaries;
•	trademarks, patents, copyrights and other intellectual property matters;
•	insurance matters;
•	absence of any transactions, relations or understandings between the Company or any of its subsidiaries and any affiliate or related person;
•	payment of fees to brokers in connection with the Merger Agreement;
•	absence of any governmental grants;
•	export controls matters and compliance with anti-bribery laws;
•	environmental matters; and
•	material customers and suppliers.

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement.  These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;
•	Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;
•	required consents and regulatory filings in connection with the Merger Agreement;
•	the absence of any conflict or violation of any organizational documents, or applicable laws due to the performance of the Merger Agreement;
•	Parent not being an interest holder of the Company;
•	the absence of litigation;
•	the solvency of Parent and the surviving company following the consummation of the Merger and the transactions contemplated by the Merger Agreement;
•	matters with respect to Parent’s sufficiency of funds;
•	absence of business history and liabilities of Merger Sub;
•
Parent or Merger Sub not having entered into any agreement with any shareholders, directors, officers or employees of the Company or any subsidiary, not having offered or discussed any employment with any such persons or offered to sell equity interests in the Company to such persons;

•	reliance upon Parent and Merger Sub’s independent investigation of the Company’s business, operations and financial condition; and
•	the absence of payment of fees to brokers in connection with the Merger Agreement.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except as (1) expressly contemplated by the Merger Agreement, (2) as disclosed in the confidential disclosure letter provided to Parent and Merger Sub in connection with the Merger Agreement, (3) required by applicable law, or (4) approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the Merger Agreement and the Effective Time, the Company will, and will cause each of its subsidiaries to:

•
subject to the restrictions and exceptions in the Merger Agreement, maintain its existence in good standing under applicable law (where such concept is applicable) and conduct its business and operations in all material respects only in the usual, regular and ordinary course of business and in a manner consistent with past practice; and

•
use its commercially reasonable efforts, in all material respects, to (1) preserve intact its, assets, properties, business and operations, (2) keep available the services of its officers and key employees and (3) preserve its current relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.

In addition, the Company has also agreed that, except as (1) expressly contemplated by the Merger Agreement, (2) disclosed in the confidential disclosure letter provided to Parent and Merger Sub in connection with the Merger Agreement, or (3) approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), during the period of time between the date of the signing of the Merger Agreement and the Effective Time, the Company will not, and will cause each of its subsidiaries not to, among other things:

•	amend the organizational documents of the Company or any of its subsidiaries;
•
adjust, split, combine or reclassify any of the Company's shares or that of its subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its shares or that of the Company's subsidiaries;

•
issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any securities of the Company or any of its subsidiaries, except for the issuance and sale of ordinary shares pursuant to awards outstanding prior to the date of the Merger Agreement or pursuant to any other rights to purchase securities outstanding as of the date of the Merger Agreement;

•	acquire or redeem, directly or indirectly, or amend any securities of the Company or its subsidiaries;
•	other than cash dividends made by a subsidiary of the Company to the Company or another of the Company’s subsidiaries, declare, set aside or pay any dividend or other distribution;
•	merge, consolidate, liquidate, dissolve, recapitalize or reorganize, or adopt a plan to do so;
•
incur, assume or suffer any indebtedness for borrowed money or issue any debt securities other than indebtedness incurred and withdrawals made under that certain Note Purchase Agreement dated January 18, 2019 as amended on February 3, 2019 (as amended, the “Note Purchase Agreement”) among the Company, the guarantors party thereto, the purchasers party thereto and HCP-FVE LLC, as Collateral Agent, and such other documents and instruments referenced therein or executed pursuant thereto;

•
alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to present or former employees, directors, individual service providers or affiliates of the Company or any of its subsidiaries, other than (i) alterations or amendments made with respect to non‑officers and non‑directors in the ordinary course of business consistent with past practice, (ii) the conversion and cancellation of Company Options and Company RSUs as required to effect the Merger, (iii) as required under applicable law or by the terms of any contract of the Company or any subsidiary, as in effect on the date of the Merger Agreement, or (iv) as required pursuant to the terms of any Company benefit plan or an agreement with a newly hired employee on terms consistent in all material respects with those provided to other employees of the Company or its subsidiaries of comparable level;

•
sell, lease, license, dispose or encumber any property or asset except for (i) the sale of any and all products and services currently marketed, sold, licensed, provided or distributed by the Company or any subsidiary, or grants of licenses to intellectual property rights in the ordinary course of business,  (ii) sales under contracts that are in effect as of the date of the Merger Agreement, (iii) encumbrances in connection with indebtedness permitted under the Merger Agreement, or (iv) transactions between the Company and its subsidiaries or between the subsidiaries;

•
change accounting principles or practices, prepare or file any tax return inconsistent with past practice, or consent to any extension or waiver of the statute of limitations period applicable to any tax claim or assessment;

•
change tax elections, settle any tax claims, fail to pay material taxes as they become due and payable, enter into any tax indemnity, sharing, allocation or similar agreement or closing agreement or incur any liability for taxes outside the ordinary course of business;

•	acquire by merger, consolidation or acquisition of stock or assets, any other business for which the aggregate amount to be paid in respect of such business would exceed $500,000;
•
enter into, modify, amend or terminate (i) any contracts if the foregoing is reasonably likely to result in a Company Material Adverse Effect or prevent or materially delay the Merger or (ii) any material contracts other than in the ordinary course of business or for expirations or renewals in accordance with the terms of such contract;

•	incur any new capital expenditures other than in the ordinary course of business;
•
settle litigation involving the Company or any subsidiary except with respect to litigation for which the Company has made a reserve in its financial statements or where the amount in dispute is less than $150,000;

•
make any loans or advances to any other person other than (i) in the ordinary course of business consistent with past practice; (ii) pursuant to existing agreements in effect prior to the execution of the Merger Agreement or (iii) in accordance with indemnification and expense advancement provisions of the Company’s organizational documents;

•
make any capital contributions to or investments in any other person except for loans or capital contributions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries;

•	hire any new officers or terminate any officers other than for cause or good reason;
•
pay, discharge, settle, cancel, incur or satisfy any material liabilities, other than (i) in the ordinary course of business consistent with past practice, (ii) as required by any applicable law, (iii) as accrued for in the Company’s financial statements, (iv) as required by the terms of any contract, as in effect on the date of the Merger Agreement, or (v) in an amount not in excess of $150,000 individually or $250,000 in the aggregate;

•	apply for any government grant;
•	enter into, engage in or amend any transaction, contract or understanding with any related party;
•	enter into certain transactions which, under applicable tax laws, require specific disclosures;
•	implement any employee layoffs without complying with applicable law;
•	abandon any material intellectual property; or
•	knowingly commit or enter into agreements to do any of the foregoing.

Alternative Acquisition Proposals

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, the Company has agreed not to, and to cause its subsidiaries and its and their respective representatives not to:

•
initiate, solicit, propose, knowingly encourage (including by providing information) or take any action to knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to an Acquisition Proposal (as defined below);

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any information or data concerning the Company or any of its subsidiaries to any person relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

•	grant any waiver, amendment or release under any standstill or confidentiality agreement or any rights agreement; or
•
approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement (other than a confidentiality agreement) relating to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or that contradicts the Merger Agreement or requires the Company to abandon the Merger Agreement.

Notwithstanding the restrictions described above, prior to, but not after, the adoption of the Merger Agreement by the shareholders of the Company, the Company may provide information to, and engage or participate in negotiations or substantive discussions with, a person that has submitted an unsolicited bona fide written Acquisition Proposal if the Board determines in good faith after consultation with its financial advisor and its outside legal counsel that such unsolicited Acquisition Proposal is a Superior Proposal or is reasonably likely to lead to a Superior Proposal; provided that (1) the Board has determined in good faith (after consultation with its outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties, (2) the Company already has entered into, or enters into, an acceptable confidentiality agreement with such third party, (3) the Company notifies Parent of the identity of such person and provides Parent all terms and conditions of such Acquisition Proposal (and if in written form, a copy thereof), and (4) if the Company furnishes non-public information to the third party which Parent has not yet received, it will promptly furnish such information to Parent.

For purposes of this Proxy Statement and the Merger Agreement:

“Acquisition Proposal” means any inquiry, proposal or offer relating to:

(i) the acquisition of 20% or more of any class of equity securities of the Company (by vote or by value) by any third party (i.e., any person or entity other than the Company, Parent, Merger Sub or their respective affiliates),

(ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any third party acquiring assets (including share capital of or interest in any subsidiary or affiliate of the Company) representing, directly or indirectly, 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole,

(iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any third party, directly or indirectly, of any class of equity securities in any entity that holds assets representing, directly or indirectly, 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole,

(iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning 20% or more of the outstanding ordinary shares of the Company and any other voting securities of the Company (or instruments convertible to or exchangeable for 20% or more of such outstanding ordinary shares or securities), or

(v) any combination of the foregoing.

“Superior Proposal” means a bona fide written Acquisition Proposal (with all of the percentages included in the definition of “Acquisition Proposal” increased to 50%) that the Board determines in good faith, after consultation with its independent financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Merger Agreement (in each case taking into account any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of determination), including financing, regulatory approvals, shareholder litigation, identity of the person or group making the Acquisition Proposal and its or their financial means, breakup fee and expense reimbursement provisions and other events or circumstances beyond the control of the Company, (a) is reasonably likely to be consummated in accordance with its terms and (b) would result in a transaction more favorable to the shareholders of the Company from a financial point of view than the transactions provided for in the Merger Agreement (after taking into account the expected timing and risk and likelihood of consummation).

The Board Recommendation; Company Adverse Recommendation Change

As described above, and subject to the provisions described below, the Board has made the recommendation that the shareholders of the Company vote “FOR” the Merger Proposal.  The Merger Agreement provides that the Board will not effect a company adverse recommendation change except as described below.

Prior to the adoption of the Merger Agreement by the shareholders of the Company, the Board may not (with any action described in the following being referred to as a “company adverse recommendation change”):

•	withhold, withdraw, modify or qualify the recommendation of the Board in a manner that is adverse to Parent or Merger Sub, or publicly propose to do so;
•	adopt, approve, or recommend, or propose to adopt, approve, or recommend, an Acquisition Proposal;
•
fail to publicly reaffirm the recommendation of the Board within four (4) business days after Parent so requests in writing (it being understood that the Board shall have no obligation to so reaffirm its recommendation on more than three occasions);

•	fail to include the recommendation of the Board in this Proxy Statement; or
•
fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) business days after the commencement of such Acquisition Proposal.

The Board may only effect a company adverse recommendation change in response to a bona fide Acquisition Proposal that the Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal if:

•	the bona fide written Acquisition Proposal was not solicited in violation of the Company’s non-solicitation obligations under the Merger Agreement;
•	the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal is a Superior Proposal;
•
the Company shall have provided prior written notice to Parent at least two (2) business days in advance to the effect that the Board has received a bona fide written Acquisition Proposal that is not withdrawn and that the Board concludes in good faith constitutes a Superior Proposal and, absent any revision to the terms and conditions of the Merger Agreement, the Board has resolved to effect a company adverse recommendation change or to terminate the Merger Agreement, which notice shall specify the basis for such company adverse recommendation change or termination;

•
prior to effecting such company adverse recommendation change or termination, the Company and its representatives, during the two (2) business day notice period describe above, has negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and

•
the Board determined (after consultation with its outside legal counsel and after considering any counter-offer or proposal made by Parent) that, in light of such Superior Proposal, the failure to effect a company adverse recommendation change would reasonably be expected to be inconsistent with its fiduciary duties.

Efforts to Close the Merger

Under the Merger Agreement, Parent, Merger Sub and the Company agreed to use reasonable best efforts to take (or cause to be taken) all actions, and to do (or cause to be done), all things necessary, proper, or advisable to consummate and make effective the Merger and the other transactions contemplated thereunder, including using their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement.  Additionally, under the Merger Agreement, Parent, Merger Sub, and the Company agreed that, if and to the extent necessary to obtain clearance under any antitrust laws applicable to the Merger, to cooperate in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers.

However, neither Parent, Merger Sub, nor the Company is required to sell, divest, license or otherwise dispose of any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of Parent or Merger Sub (or their respective affiliates), on the one hand, and the Company and its subsidiaries, on the other hand.

Indemnification and Insurance

The Merger Agreement provides that a period of six (6) years from the Effective Time, the surviving company and its subsidiaries will (and Parent will cause the surviving company and its subsidiaries to) (1) honor and fulfill in all respects the obligations of the Company and its subsidiaries under any and all indemnification agreements between the Company or any of its subsidiaries, on the one hand, and the current or former directors or officers of the Company or its subsidiaries, on the other hand (including any person that becomes a director or officer of the Company or its subsidiaries prior to the Effective Time), and (2) include in the articles of association of the surviving company provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as those set forth in the Company’s current articles of association and memorandum of association, for a period of six (6) years from the Effective Time.

In addition, the Merger Agreement provides that, during the six (6) year period commencing at the Effective Time, the surviving company will (and Parent must cause the surviving company to) indemnify, advance expenses to, and hold harmless all the current or former directors or officers of the Company or its subsidiaries to the same extent and in the same manner such persons are indemnified as of the date of the Merger Agreement by the Company pursuant to any indemnification agreements between such persons and the Company, the ICL, the Company articles of association and the Company memorandum of association for acts or omissions occurring at or prior to the Effective Time; provided, however, in the case of advancement of expenses, any person to whom expenses are advanced provides an undertaking, to the extent required by the ICL, to repay such advance if it is ultimately determined that such person is not entitled to indemnification.

In addition, without limiting the foregoing, the Merger Agreement requires Parent to cause the surviving company to maintain or substitute (including through a “tail” insurance policy), on terms no less advantageous to the indemnified parties, Company’s directors’ and officers’ insurance policies for a period of at least six (6) years commencing at the Effective Time.  Neither Parent nor the surviving company will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 250% of the aggregate annual premiums currently paid by the Company, and if the premium for such insurance coverage would exceed such amount Parent shall be obligated to cause the surviving company to obtain the greatest coverage available for a cost equal to such amount.

For more information, please refer to the section of this Proxy Statement captioned “The Merger — Interests of Company’s Directors and Executive Officers in the Merger.”

Tax Rulings

The Merger Agreement provides that, as soon as practicable after the date the Merger Agreement, but in no event later than the tenth (10th) business day thereafter, the Company must instruct its Israeli counsel, advisors and accountants to prepare and file with the Israel Tax Authority (the “ITA”) an application (to be confirmed by Parent prior to its submission) for a ruling (a) with respect to holders of ordinary shares of the Company that are non-Israeli residents (as defined in the Israeli Tax Ordinance or as will be determined by the ITA), exempting Parent, the payment agent, the surviving company and their respective agents from any obligation to withhold Israeli tax from any consideration payable or otherwise deliverable pursuant to the Merger Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or instructing Parent, the payment agent, the surviving company and their respective agents on how such withholding is to be executed; and (b) with respect to holders of ordinary shares of the Company that are Israeli residents (as defined in the Israeli Tax Ordinance or as will be determined by the ITA) exempting Parent, the payment agent, the surviving company and their respective agents from any obligation to withhold Israeli tax from any consideration payable or otherwise deliverable pursuant to the Merger Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or instructing Parent, the payment agent, the surviving company and their respective agents on how such withholding is to be executed. The application was filed by the Company on February 26, 2019.

Other Covenants

Shareholder Meeting and Merger Proposals

The Company has agreed to, as soon as reasonably practicable following the date of the Merger Agreement, but in no event later than the fifth (5th) business day thereafter, (i) establish a record date for, call, give notice of, and, following the applicable notice period, convene and hold a special meeting of its shareholders for the purpose of approving the Merger (the “shareholder meeting”), (ii) publish the notice of the shareholder meeting and (iii) otherwise comply with the notice requirements applicable to the Company pursuant to the ICL and the Company’s organizational documents.  The notice of such special meeting was published on February 12, 2019 and the record date was set for March 5, 2019.

The Company also agreed to, as soon as reasonably practicable following the date of the Merger Agreement, but in no event later than the fifteenth (15th) business day thereafter, prepare and furnish to the SEC a proxy statement for the shareholder meeting and include the recommendation of the Board in the proxy statement.  The parties also agreed that unless the Merger Agreement is terminated or as the Company and Parent may otherwise agree, the shareholder meeting shall be held no later than 45 days after publication of the notice of the shareholder meeting.

The Company and Merger Sub have agreed that they will, as promptly as practicable after the execution of the Merger Agreement, cause a merger proposal (in the Hebrew language) to be executed in accordance with Section 316 of the ICL and delivered to the Israeli Companies’ Registrar.  The Company and Merger Sub have further agreed to timely provide and/or publish notices to their creditors in accordance with Section 318 of the ICL and to timely inform the Israeli Companies’ Registrar that, in accordance with Section 317(b) of the ICL, such notices were given to their respective creditors. The executed merger proposals were filed with the Israeli Companies’ Registrar (1) by Merger Sub on February 6, 2019, and (2) by the Company on February 17, 2019. The notice to creditors was published (i) by Merger Sub on February 6, 2019 and February 7, 2019 and (ii) by the Company on February 17, 2019 (in Israel) and on February 21, 2019 (in New York), and the related notification to the Israeli Companies’ Registrar that such notices had been provided was provided by both Merger Sub and the Company on February 24, 2019. Notices to the Israeli Companies’ Registrar of the approval of the Merger by the shareholders of the merging companies will be filed by the Company promptly following the receipt of the approval of the Merger by the shareholders of the Company.

Shareholder Litigation

The Company agreed to (1) provide Parent with prompt notice of all shareholder litigation relating to the Merger Agreement; (2) keep Parent reasonably informed with respect to the status thereof; (3) give Parent the opportunity to participate in the defense, settlement or prosecution of any such litigation; and (4) consult with Parent with respect to the defense, settlement or prosecution of any such litigation.  The Company may not compromise, settle or come to an arrangement regarding any such litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

Termination of 401(k) Plan

At the written request of Parent provided no later than ten (10) days prior to the closing of the Merger, the Company shall or shall cause the applicable subsidiary to adopt written resolutions to terminate any Company benefit plan that is intended to qualify as a 401(k) plan in accordance with its terms and the requirements of applicable law, cease all contributions to, and fully vest all participants under such 401(k) plan, such termination, cessation of contributions and vesting to be effective no later than the business day preceding the closing of the Merger.

Payment of Indebtedness

Parent has agreed to pay, or cause to be paid, the amounts due and owing as of the closing of the Merger to HCP-FVE, LLC pursuant to (i) the Note Purchase Agreement and the loan documents executed in connection therewith (including the term loans in the aggregate principal amount of $2,350,000 and related interest and fees) and (ii)  that certain Amended and Restated Convertible Note dated January 18, 2019, as amended made by the Company in favor HCP-FVE, LLC in the aggregate principal amount, as of the date of issuance, of $5,861,657.47.

Financing

Parent may seek to obtain debt financing for the transaction. The Company agreed to use its commercially reasonable efforts to provide to Parent, at Parent’s expense, on a timely basis, such cooperation that is customary and reasonably requested by Parent in connection with the arrangement and consummation of any debt financing.  However, the Company shall not be deemed to be in default in or breach of these cooperation obligations unless the Company knowingly and intentionally breaches such obligations and such knowing and intentional material breach is the primary reason for failure to obtain such financing.

Conditions to the Closing of the Merger

The obligations of Parent and Merger Sub, on the one hand, and the Company, on the other hand, to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the Merger Agreement by the requisite affirmative vote of the shareholders of the Company;
•
the required authorizations, consents, orders or approvals of, or declarations or filings with, governmental authorities have been filed, have occurred or have been obtained and are in full force and effect;

•	the consummation of the Merger not being made illegal or otherwise prohibited by any law or order of any governmental authority;
•
as required by the ICL, at least fifty (50) days have elapsed after the filing of a merger proposal with the Israeli Companies’ Registrar and at least thirty (30) days have elapsed after the approval of the Merger by the shareholders of the Company and the approval of the Merger by the shareholders of Merger Sub have been obtained; and

•	the Company and Merger Sub have received a certificate of merger from the Israeli Companies’ Registrar.

In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•
the representations and warranties of the Company relating to organization and standing, authorization and enforceability, absence of anti-takeover provisions and brokers being true and correct in all material respects as of the date of the Merger Agreement and being true and correct in all material respects on and as of the closing date with the same force and effect as if made on and as of such date, except in each case for those representations and warranties which address matters only as of a particular date (which representations shall be true and correct in all material respects as of such particular date);

•
the representations and warranties of the Company relating to the Company’s capitalization and aggregate Merger Consideration  (other than as described in the bullet point below) being true and correct as of the date of the Merger Agreement and being true and correct on and as of the closing date with the same force and effect as if made on and as of such date, except (1) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date), and (2) in each case for any inaccuracies that would not, individually or in the aggregate, increase the aggregate Merger Consideration payable in the Merger by more than $400,000;

•
the representations and warranties of the Company relating to the Company’s option and RSU vesting schedule being true and correct as of the date of the Merger Agreement and being true and correct on and as of the closing date with the same force and effect as if made on and as of such date, except (1) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date), and (2) in each case for any inaccuracies that would not, individually or in the aggregate, increase the aggregate option and RSU consideration payable in the Merger as of the closing date, by more than $400,000;

•
the other representations and warranties of the Company set forth elsewhere in the Merger Agreement being true and correct on and as of the closing date with the same force and effect as if made on and as of such date (disregarding all materiality qualifications contained in such representations and warranties), except (1) for any failure to be so true and correct which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (2) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect);

•
the Company having performed and complied in all material respects with all agreements, covenants and other obligations required by the Merger Agreement to be performed or complied with by the Company at or prior to the closing date;

•	since the date of the Merger Agreement, there not having occurred or arisen any Company Material Adverse Effect that is continuing;
•
the Company having filed all reports required to be filed with the SEC prior to the closing, other than the annual report on Form 10-K for the fiscal year ended December 31, 2018 together with all exhibits thereto;

•
the Company having delivered (i) a certificate, validly executed for and on behalf of the Company by an authorized officer thereof, certifying that the conditions described in the first five bullets above have been satisfied; (ii) a certificate executed on behalf of the Company by its chief executive officer, certifying the Company’s governing documents in effect, the resolutions of the Board approving the Merger and the Merger Agreement, the required vote of the shareholders of the Company and the incumbency of each of the Company’s officers authorized to sign, on behalf of the Company, the Merger Agreement and the other transaction documents executed or to be executed and delivered by the Company pursuant to the Merger Agreement; (iii) the shareholders register of the Company, updated as of the closing after giving effect to the Merger; (iv) an agreement with the payment agent duly executed by the Company and the payment agent and (v) payoff letters with respect to all indebtedness for borrowed money and any factoring arrangements of the Company and its subsidiaries outstanding as of the closing and releases of all encumbrances securing such indebtedness and factoring arrangements conditioned only on the payment of the amounts described in such payoff letters.

In addition, the obligation of the Company to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•
the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct in all material respects on and as of the closing date with the same force and effect as if made on and as of such date (except for those representations and warranties which address matters only as of a particular date, which representations shall have been true and correct as of such particular date);

•
Parent and Merger Sub having performed and complied in all material respects with all agreements, covenants and obligations required by the Merger Agreement be performed and complied with by Parent or Merger Sub at or prior to the closing date; and

•
the receipt by the Company of (i) a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized executive officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied; (ii) an agreement with the payment agent duly executed by Parent and the payment agent; and (iii) an undertaking by Parent in customary form in favor of the Israeli Innovation Authority to comply with the applicable Israeli Encouragement of Industrial Research, Development and Innovation Law 5744-1984.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the adoption of the Merger Agreement by the shareholders of the Company, in the following ways:

•	by mutual written agreement of the Company and Parent;
•	by either the Company or Parent if:
•
the Effective Time shall not have occurred on or before June 3, 2019, which we refer to as the “outside date” (except that the right to terminate the Merger Agreement as a result of the occurrence of the outside date will not be available to any party if the failure of such party to perform or comply with its obligations under the Merger Agreement has been the principal cause or resulted in the failure of the closing of the Merger to have occurred on or before such date);

•	the shareholders of the Company fail to adopt the Merger Agreement at the shareholder meeting or any adjournment or postponement thereof; or
•
any governmental authority of competent jurisdiction shall have issued and order or taken any other action, in either case permanently enjoining, restraining or otherwise prohibiting the Merger, and such order or other action shall have become final and nonappealable; provided that the party seeking to terminate the Merger Agreement as described in this bullet point shall not have failed to use such efforts as required by the Merger Agreement to prevent and oppose such order or other action;

•	by the Company if:
•
Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain corresponding conditions set forth in the Merger Agreement are not satisfied, and such breach is (i) not capable of being cured, or (ii) is not cured, before the earlier of the outside date or the date that is thirty (30) days following the Company’s delivery of written notice of such breach; provided that the Company may terminate the Merger Agreement at the end of such 30-day period only if Parent and Merger Sub cease or fail to exercise and continue commercially reasonable efforts to cure such breach; and provided further that the Company may not terminate the Merger Agreement as described in this bullet point if the Company is in material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement;

•
in the event that all of the conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), but Parent and Merger Sub have failed to consummate the Merger, and the Company has irrevocably notified Parent in writing that all of the conditions to closing have been satisfied and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or that it is willing to waive any unsatisfied conditions, and Parent and Merger Sub fail to consummate the Merger on the later of (1) the expiration of three (3) business days after the receipt of such notice or (2) a date set forth in such notice; or

•
so long as the Company is not then in breach of its obligations related to Acquisition Proposals and Superior Proposals (other than (1) any materially cured breaches thereof or (2) any immaterial or inadvertent breaches thereof not intended to result in an Acquisition Proposal), in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with the terms of the Merger Agreement, subject to the Company paying to Parent a termination fee of $560,986 (described below under the caption “The Merger Agreement – Termination Fee and Expense Reimbursement Payable by the Company”); and

•	by Parent if:
•
the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain corresponding conditions set forth in the Merger Agreement are not satisfied, and such breach is (i) not capable of being cured, or (ii) is not cured, before the earlier of the outside date or the date that is thirty (30) days following the Parent’s delivery of written notice of such breach; provided that Parent may terminate the Merger Agreement at the end of such 30-day period only if the Company ceases or fails to exercise and continue commercially reasonable efforts to cure such breach; and provided further that Parent may not terminate the Merger Agreement as described in this bullet point if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement;

•	the Board effects a company adverse recommendation change; or
•
the Company has breached its obligations related to calling a shareholder meeting or to Acquisition Proposals and Superior Proposals (other than (1) any materially cured breaches thereof or (2) any immaterial or inadvertent breaches thereof not intended to result in an Acquisition Proposal); provided, that Parent may not terminate the Merger Agreement as described in this bullet point if Parent or Merger Sub is then in material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement.

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to termination fee, reimbursement of expenses and monetary damages.  Notwithstanding the foregoing, nothing in the Merger Agreement will relieve any party from any liability for any fraud in connection with the Merger Agreement.  In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement among the Company, Kofax, Inc., Trident Capital and Thomas Bravo, LLC or Kofax, Inc.’s obligation, as guarantor under the Merger Agreement which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fee and Expense Reimbursement Payable by the Company

If the Merger Agreement is terminated in specified circumstances, the Company has agreed to pay Parent a termination fee of $560,986.

Parent will be entitled to receive the termination fee from the Company if the Merger Agreement is terminated:

•
by the Company or Parent (1) because the shareholders of the Company fail to the adopt the Merger Agreement, (2) prior to the time at which a vote is taken on the adoption of the Merger Agreement (or an adjournment or postponement thereof) an offer or proposal for a competing acquisition transaction is publicly announced or will become publicly known and not withdrawn and (3) within one (1) year following the termination of the Merger Agreement, the foregoing competing acquisition transaction is consummated or the Company enters into a definitive contract to consummate such competing acquisition transaction and such competing acquisition transaction is subsequently consummated; the termination fee will be reduced by any expenses already paid to Parent (see the last paragraph of this section);

•
by the Company in order to enter into a definitive agreement to consummate a Superior Proposal that was not solicited in violation of the terms of the Merger Agreement and the Company gave Parent the proper notice and ability to negotiate revisions of the terms of the Merger Agreement in order to cause the proposal to cease to be a Superior Proposal; or

•	by Parent in the event that the Board shall have effected a company adverse recommendation change.

If the Merger Agreement is terminated due to the failure of the shareholders of the Company to adopt the Merger Agreement but the Parent is not entitled to the termination fee, as long as Parent and Merger Sub are not in material breach of their representations, warranties, covenants or agreements under the Merger Agreement then the Company shall pay Parent up to $750,000 of its reasonable and documented out-of-pocket expenses (including legal fees and expenses) incurred in connection with the transactions contemplated by the Merger Agreement.  The Parent shall also be entitled to such reimbursement of expenses if the Merger Agreement is terminated for willful breach or failure by the Company to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement such that certain corresponding conditions set forth in the Merger Agreement are not satisfied (described above under the caption “The Merger Agreement - Termination of Merger Agreement”).

Specific Performance and Monetary Damages

In the event of a breach or threatened breach of any covenant or obligation in the Merger Agreement, subject to the immediately following paragraph, the non-breaching party will be entitled to an injunction, specific performance or other equitable relief to enforce specifically the terms and provisions of the Merger Agreement. Such right includes the Company’s right to specifically enforce Parent’s and Merger Sub’s obligation to consummate the Merger.

In the event that that the Merger Agreement is terminated by Parent, Parent or any of its former, current or future directors, officers, employees, agents, general or limited partners, managers, members, shareholders, affiliates or assignees of the foregoing persons, shall have the right to seek and obtain money damages from the Company; provided, however, that, other than in the case of fraud, if the Company pays the termination fee, then such payment shall be considered liquidated damages and no further monetary damages shall be payable to any such person.

If the Merger Agreement is terminated by the Company for breach of any representation, warranty or covenants of Parent or Merger Sub or for failure by Parent or Merger Sub to consummate the Merger Agreement, in each case in circumstances giving the Company the right to terminate the Merger Agreement, where such breaches are material, intentional and willful, then the Company, its subsidiaries or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, shareholders, affiliates or assignees of the foregoing persons, shall have the right to seek and obtain money damages from Parent or Merger Sub; provided, however, that, other than in the case of fraud, under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their affiliates for such breaches exceed an amount equal to $2,404,228.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, the Company, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.  Parent will pay, or cause the Company to pay, the Company’s out-of-pocket costs and expenses incurred in connection with the Merger Agreement against delivery of invoices.

Parent Guaranty

Kofax, Inc. has agreed to irrevocably and unconditionally guarantee the due and punctual payment of all amounts due and payable by Parent and Merger Sub pursuant the Merger Agreement as and when due and payable.

Amendment

The Merger Agreement may be amended in writing at any time before or after adoption of the Merger Agreement by the shareholders of the Company.  However, after adoption of the Merger Agreement by the shareholders of the Company, no amendment that requires further approval by the shareholders of the Company pursuant to applicable law may be made without such approval.

Governing Law

The Merger Agreement is governed by Israeli law.

THE VOTING AGREEMENTS

This section describes the material terms of the Voting Agreements. The description in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Voting Agreements, the form  of which is attached as Annex C and is incorporated by reference into this Proxy Statement. This summary does not purport to be complete and may not contain all of the information about the Voting Agreements that is important to you. You are encouraged to read the form of Voting Agreement carefully and in its entirety before you decide how to vote.

Izhak Nakar and his affiliated entity Nir 4 You Technologies Ltd, Brendan Reidy, and entities affiliated with Trident Capital Management-V, L.L.C. (of which Donald Dixon, the Chairman of the Board of Directors of the Company is a principal), who collectively hold approximately 24.6% of the outstanding ordinary shares of the Company on the date of the Merger Agreement, have agreed to vote the subject ordinary shares (and any hereafter acquired ordinary shares) at any meeting of the Company’s shareholders however called (or in any action by written consent in lieu of a meeting):

•	in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement;
•	against any Acquisition Proposal and any agreement pertaining to an Acquisition Proposal (other than the Merger Agreement); and
•
against any action, proposal, agreement or transaction that would reasonably be expected to materially impede, interfere with, frustrate, delay, postpone or adversely affect the consummation of the Merger.

Each of the above-named shareholders has agreed that they will not:

•
sell, transfer, exchange or otherwise dispose of any of the securities of the Company such shareholder holds or beneficially owns or has any interest therein, except as otherwise provided in the Voting Agreement and, in the case of any such permitted transfers, the transferee has agreed to be bound by the terms of the Voting Agreement and has executed a joinder to the Voting Agreement memorializing such agreement; or

•
grant any proxy or power of attorney with respect to any of the securities of the Company such shareholder holds or beneficially owns, or deposit any of the securities of the Company such shareholder holds or beneficially owns into a voting trust, or enter into a voting agreement or arrangement with respect to any such securities, other than as required to comply with such shareholder’s obligations under the Voting Agreement.

In the Voting Agreements, each shareholder party thereto made customary representations and warranties to the Parent with respect to, among other things, such shareholder’s ownership of the ordinary shares, authority to enter into the Voting Agreement and enforceability of the Voting Agreement against such shareholder.

The obligations of each of the above-named shareholders under their respective Voting Agreement will terminate on the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the outside terminate date set forth in the Merger Agreement (i.e. June 3, 2019).

The foregoing restrictions should not be construed to prevent or otherwise affect any action taken by any such shareholder in his capacity as a director and/or officer of the Company or from fulfilling his obligations as a director or officer of the Company, including the performance of obligations required by the fiduciary duties of such individual acting solely in his capacity as an officer or director of the Company.

NON-BINDING, ADVISORY VOTE ON TRANSACTION-RELATED COMPENSATION FOR TIS’S EXECUTIVE OFFICERS

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding certain compensation that may be paid or become payable to TIS’s named executive officers in connection with the Merger, including assuming that their employment is terminated under certain circumstances, and the agreements and understandings pursuant to which such compensation may be paid or become payable, which we refer to as the transaction-related executive compensation. These potential payments consist of:

•
Payments in connection with TIS equity compensation awards, the treatment of which is described in more detail in the section entitled “The Merger — Interests of Certain of TIS Executive Officers and Directors in the Merger ” beginning on page 38 of this Proxy Statement.

•
Severance payment that Brendan Reidy would be entitled to receive in connection with a termination of employment without cause or resignation with good reason (a covered termination) pursuant to the terms of Mr. Reidy’s employment agreement with TIS America, Inc. dated as of March 9, 2017, which defines the terms cause and good reason as used herein) (the “Reidy Employment Agreement”).

Further details on these potential payments and benefits, including applicable vesting terms and conditions, are provided in the footnotes to the table below and in the section entitled “The Merger — Interests of Certain of TIS’s Directors and Executive Officers in the Merger” beginning on page 38 of this Proxy Statement.

For purposes of quantifying these potential payments and benefits for the table below, the following assumptions were used:

•	the closing of the Merger will occur on May 31, 2019;

•	the value of the ordinary shares in the Merger will be $0.86; and

•
immediately following the closing of the Merger, Brendan Reidy will experience a covered termination (i.e., the employment of Mr. Reidy will be terminated without cause or due to resignation with good reason).

The amounts shown are estimates based on multiple assumptions and do not reflect compensation actions that could occur after the date of this Proxy Statement and before the closing of the Merger. As a result, the actual amounts received by a executive officer may differ materially from the amounts shown in the following table.

For purposes of this discussion, “single-trigger” benefits are those that arise solely as a result of the closing of the merger, while “double-trigger” benefits require the occurrence of two events: both the closing of the merger, and a covered termination (i.e., a termination without cause or resignation with good reason).

TOP IMAGE SYSTEMS LTD.
Golden Parachute Compensation Disclosure
CIC Date: 5/31/2019    CIC Price: $.86

Golden Parachute Compensation(1)
Name(2)	Cash ($)		Equity ($)		Total ($)
Brendan Reidy	382,740	(3)	94,621	(4)	477,361
Chief Executive Officer
John London	50,000	(5)			50,000
Interim Chief Financial Officer

(1)	None of the amounts set forth on this table would be payable in connection with a termination of service in the absence of the consummation of the transaction.
(2)	TIS’s named executive officers for purposes of this Proxy Statement consist of TIS’s chief executive officer and interim chief financial officer.
(3)	The cash amount reflects cash severance payments pursuant to the Reidy Employment Agreement.
(4)	As a result of the Merger, 109,606 unvested RSU’s held by Brendan Reidy as of March [ ], 2019 will vest and have a value of $94,621.
(5)	The cash amount reflects a cash bonus pursuant to the Amendment to John London’s Independent Contractor Services Agreement, dated July 6, 2018.

The severance payments to Mr. Reidy are expected to be payable over a twelve month period conditioned on Mr. Reidy’s execution of a general release of claims. Because they would be payable only in connection with a covered termination following the Merger, such amounts are considered double-trigger payments.

Vote Required; TIS Board Recommendation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act require that TIS seek a non-binding, advisory vote from its shareholders to approve the transaction-related executive compensation, as disclosed in this section entitled “Non-Binding, Advisory Vote on Transaction-Related Compensation for TIS’s Executive Officers” beginning on page 59 of this Proxy Statement.  Pursuant to these rules, the approval, on a non-binding, advisory basis, of the transaction-related executive compensation requires the affirmative vote of a majority of votes cast thereon. Votes to abstain are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved. Accordingly, TIS is asking its shareholders to vote in favor of the adoption of the following resolution on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to TIS’s executive officers in connection with the Merger and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘Non-Binding, Advisory Vote on Transaction-Related Compensation for TIS’s Executive Officers,’ are hereby APPROVED.”

The TIS board recommends that TIS’s shareholders approve, on a non-binding, advisory basis, the transaction-related executive compensation described in this proxy statement/prospectus by voting “FOR” the above proposal.

Approval of this proposal is not a condition to consummation of the transaction, and the vote with respect to this proposal is advisory only and will not be binding on TIS, Merger Sub or Kofax. If the Merger is completed, the transaction-related executive compensation may be paid to TIS’s executive officers to the extent payable in accordance with the terms of the compensation arrangements even if TIS shareholders fail to approve, on a non-binding, advisory basis, the transaction-related executive compensation.

OTHER MATTERS

Our Board does not intend to bring any matters before the shareholder meeting other than those specifically set forth as proposals in this Proxy Statement, and knows of no matters to be brought before the shareholder meeting by others. If any other matters properly come before the shareholder meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment and recommendation of the proxy holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 31, 2019, certain information regarding the beneficial ownership of ordinary shares by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding ordinary shares, (ii) each of the Company’s directors and the executive officers, and (iii) all directors, executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

	Number of Shares
Name	Beneficially Owned		Percentage of Shares(8)

Entities associated with Trident Capital, Inc.	2,346,707	(1)	10.24%
Izhak Nakar	2,035,859	(2)	8.88%
Ido Schechter	372,575	(3)	1.63%
Donald R. Dixon	37,500	(4)	0.16%
Martin Hale	12,500	(5)	0.05%
Brendan Reidy	986,386	(6)	4.30%
John London	-		-

All executive officers and directors as a group	3,621,250		15.80%

HCP-FVE, LLC	3,354,299	(7)	14.63%

(1)    Consists of (i) 2,102,267 held of record by Trident Capital Fund-V, L.P., a Delaware limited partnership, (ii) 60,846  held of record by Trident Capital Fund-V Principals Fund, L.P., a Delaware limited partnership, (iii) 12,218 held of record by Trident Capital Fund-V Affiliates Fund, L.P., a Delaware limited partnership, (iv) 11,659 held of record by Trident Capital Fund-V Affiliates Fund (Q), L.P., a Delaware limited partnership, and (v)  159,717 held of record by Trident Capital Parallel Fund-V, C.V., a partnership organized under the laws of the Netherland. Trident Capital Management-V, L.L.C, a Delaware limited liability company (“TCM-V”), is the sole general partner of Trident Capital Fund-V, L.P., Trident Capital Fund-V Affiliates Fund, L.P., Trident Capital Fund-V Affiliates Fund (Q), L.P. and Trident Capital Fund V Principals Fund, L.P. TCM-V is the sole investment general partner of Trident Capital Parallel Fund-V, C.V. The managing members of TCM-V are Donald R. Dixon, Peter T. Meekin, John H. Moragne and Robert C. McCormack (collectively, the “Managers”), together in the case of certain such individuals with their respective family planning vehicles. The Managers of TCM-V share voting and investment power with respect to the shares held by each fund. The address of Trident Capital, Inc., the management company associated with the foregoing Funds,  is 400 South El Camino, Suite 300, San Mateo, California 94402.

(2)    Consists of (i) 180,624 Ordinary Sares held by Mr. Nakar directly, (ii) 1,562,735 Ordinary Shares held by Nir 4 You Technologies Ltd., an Israeli company beneficially owned by Mr. Nakar, and (ii) options to purchase 292,500 Ordinary Shares currently exercisable.

(3)    Consists of (i) 202,075 Ordinary Shares held by Mr. Schechter directly, and (ii) options to purchase 167,500 Ordinary Shares currently exercisable.

(4)    Consists of options to purchase Ordinary Shares currently exercisable.

(5)    Consists of options to purchase Ordinary Shares currently exercisable.

(6)    Consists of (i) 454,058 Ordinary Shares held directly by Mr. Reidy, (ii) options to purchase 438,390 Ordinary Shares currently exercisable, (iii) options to purchase 31,316 Ordinary Shares exercisable within 60 days, and (iv) 31,316 RSU’s of which 15,658 vest on each of February 23, 2019 and March 23, 2019.

(7)    Assumes conversion of the entire Convertible Note (including interest accumulated to March 31, 2019) issued by the Company to HCP-FVE, LLC on December 5, 2016 (the "Note") to Ordinary Shares at the Conversion Price of $1.776 per Ordinary Share.

(8)    The percentage of shares is calculated by dividing the number of shares that an individual owns and the number of shares an individual has the right to acquire within 60 days, with the sum of the number of the outstanding shares of the Company (assuming conversion of the Note) and the number of shares that such individual has the right to acquire within 60 days

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokerage firms or other nominees may be participating in the practice of “householding” Proxy Statements. This means that only one copy of this Proxy Statement may have been sent to multiple TIS shareholdings sharing the same address, unless shareholders have notified TIS of their desire to receive multiple copies of the Proxy Statement. If you want to receive separate copies of a TIS Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact TIS at the address below. TIS will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: Top Image Systems Ltd., Attention: Brendan Reidy, Mixer House, Rokach Blvd 101, Tel Aviv, Israel 6153101, Telephone +972-37679100.

WHERE YOU CAN FIND MORE INFORMATION

TIS files annual reports with the SEC and furnishes current reports and other information to the SEC. You may read and copy this information at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For further information concerning the SEC’s public reference room, you may call the SEC at 1-800-SEC-0330.

TIS’s SEC filings are also available for free to the public on the SEC’s Internet website at www.sec.gov. In addition, TIS’s filings with the SEC are also available for free to the public on TIS’s website, www.topimagesystems.com. Information contained on TIS’s website is not incorporated by reference into this document, and you should not consider information contained on those websites as part of this document.

You should not send in your TIS share certificates until you receive the transmittal materials from the paying agent.

You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated March [   ], 2019. You should not assume that the information contained in this document is accurate as of any date other than that date (or as of an earlier date if so indicated in this document). The mailing of this document to TIS shareholders does not create any implication to the contrary.

By order of the Board of Directors,
/s/ Donald R. Dixon

 Donald R. Dixon
Chairman of the Board of Directors
Mixer House, Rokach Blvd 101
Tel Aviv, Israel 6153101

March [    ], 2019

Annex A

 EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

TOP IMAGE SYSTEMS LTD.,

KOFAX HOLDINGS INTERNATIONAL LTD..

TORNELY LTD.

AND

KOFAX, INC.

Dated as of February 3, 2019

ii

EXHIBITS

A.	Form of Voting Agreement

B.	Merger Proposal

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (together with all annexes, letters, schedules and exhibits hereto, this "Agreement"), dated as of February 3, 2019, is by and among Kofax, Inc., a company organized under the Laws of the State of Delaware ("Ultimate Parent"), Kofax Holdings International Ltd., a private limited company incorporated under the Laws of England and Wales ("Parent"), Tornely Ltd., a company organized under the Laws of the State of Israel and a wholly-owned direct subsidiary of Parent ("Merger Sub"), and Top Image Systems Ltd., a company organized under the Laws of the State of Israel (the "Company").   Ultimate Parent is made a party to this Agreement solely for purposes of Section 8.9 hereof.  Certain capitalized terms used in this Agreement are defined in Article IX, and Article IX includes an index of all capitalized terms used in this Agreement.

RECITALS

WHEREAS, the parties hereto intend to enter into a transaction whereby Merger Sub will merge with and into the Company (the "Merger") on the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of Sections 314-327 of the Companies Law 5759-1999 of the State of Israel (together with the rules and regulations promulgated thereunder, the "ICL"), pursuant to which each outstanding ordinary share, nominal value NIS 0.04 per share, of the Company (the "Company Ordinary Shares"), shall be converted into the right to receive cash, as set forth herein, and following which Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Parent, all upon the terms and subject to the conditions of this Agreement;

WHEREAS, the board of directors of the Company (the "Company Board of Directors") has unanimously:  (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement, taken together, are fair to, and in the best interests of, the Company and its shareholders (the "Company Ordinary Shareholders") and that, considering the financial condition of the merging companies, no reasonable concern exists that, as a result of the Merger, the Surviving Company will be unable to fulfill the obligations of the Company to its creditors; (ii) approved this Agreement, the Merger and the other transactions contemplated hereby; and (iii) determined to recommend that the Company Ordinary Shareholders approve this Agreement, the Merger and the other transactions contemplated hereby;

WHEREAS, the boards of directors of Parent and Merger Sub have each unanimously approved this Agreement, the Merger and the other transactions contemplated hereby, and the board of directors of Merger Sub has:  (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement, taken together, are fair to, and in the best interests of, Merger Sub and its sole shareholder and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of Merger Sub to its creditors; and (ii) determined to recommend that the sole shareholder of Merger Sub approve this Agreement, the Merger and the other transactions contemplated hereby;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the sole shareholder of Merger Sub has approved this Agreement, the Merger and the other transactions contemplated by this Agreement;  and

WHEREAS, simultaneously with the execution and delivery of this Agreement, as a condition to Parent's entering into this Agreement and as an inducement thereto, certain Company Ordinary Shareholders have entered into voting agreements in the form attached hereto as Exhibit A (the "Voting Agreements"), dated as of the date hereof, with Parent, pursuant to which, among others, such Company Ordinary Shareholders have agreed to vote such Company Ordinary Shareholders' Company Ordinary Shares in favor of the approval of the Merger and adoption of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

 THE MERGER

Section 1.1           The Merger.

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the ICL, at the Effective Time, Merger Sub (as the target company (Chevrat Ha'Ya'ad) in the Merger) shall be merged with and into the Company (as the absorbing company (HaChevra Ha'Koletet) in the Merger).  As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Company and shall (a) become a wholly owned direct Subsidiary of Parent, (b) continue to be governed by the Laws of the State of Israel, (c) maintain a registered office in the State of Israel, and (d) succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the ICL.

Section 1.2           Closing.

Unless this Agreement shall have been terminated in accordance with Article VII, the Closing will occur at the offices of Meitar Liquornik Geva Leshem Tal, 16 Abba Hillel Rd., Ramat Gan 52506, Israel, at 10:00 a.m. (local time), on the second (2nd) Business Day following the date on which each of the conditions set forth in Article VI is satisfied or, to the extent permitted by Law, waived by the party entitled to waive such condition (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions or waiver by the party entitled to waive such conditions), or another time, date or place as is agreed to in writing by the parties. The date on which the Closing occurs is referred to herein as the "Closing Date".

Section 1.3           Effective Time.

As soon as practicable after the determination of the date on which the Closing is to take place, each of the Company and Merger Sub shall (and Parent shall cause Merger Sub to), in coordination with each other, deliver to the Registrar of Companies of the State of Israel (the "Companies Registrar") a notice (the "Merger Notice") of the contemplated Merger and the proposed date of the Closing on which the Companies Registrar is requested to issue a certificate evidencing the Merger in accordance with Section 323(5) of the ICL (the "Certificate of Merger") after notice that the Closing has occurred is served to the Companies Registrar, which the parties shall deliver on the Closing Date.  The Merger shall become effective upon the issuance by the Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL.  For the avoidance of doubt, and notwithstanding any provision of this Agreement to the contrary, it is the intention of the parties hereto that the Merger shall be declared effective and that the issuance by the Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL shall both occur on the Closing Date, as a condition to Closing. The time at which the Merger becomes effective is referred to herein as the "Effective Time".

Section 1.4           Effect of the Merger.

The Merger shall have the effects set forth in the ICL and this Agreement.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company, (i) Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Company, (ii) all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, (iii) all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company, and (iv) all the rights, privileges, immunities, powers and franchises of the Company (as the Surviving Company) shall continue unaffected by the Merger in accordance with the ICL.

Section 1.5           Memorandum and Articles of Association.

(a)          At the Effective Time, the Articles of Association of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Association of the Surviving Company.

(b)          Unless otherwise determined by Parent prior to the Effective Time, the Memorandum of Association of the Company, as in effect immediately prior to the Effective Time, shall be the Memorandum of Association of the Surviving Company until thereafter amended as provided therein or by applicable Law.

Section 1.6            Directors and Officers of the Surviving Company.

(a)          Directors.  The parties shall take all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be appointed and serve as the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Surviving Company's articles of association.

(b)          Officers.  At the Effective Time, the officers of the Company immediately before the Effective Time shall be the officers of the Surviving Company, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Section 1.7            Effects on Share Capital.

(a)          Share Capital.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or the holders of any of the following securities, the following shall occur:

(i)          Conversion of Company Ordinary Shares.  Each Company Ordinary Share, issued and outstanding immediately prior to the Effective Time, other than Company Ordinary Shares canceled pursuant to Section 1.7(a)(ii), shall automatically be converted into and represent the right to receive $0.86 (0 U.S. Dollars and 86 cents) in cash (the "Merger Consideration"), without interest and less applicable Taxes required to be withheld, payable upon the surrender of the certificate representing such Company Ordinary Share (or receipt of an "agent's message" or other acceptable evidence of transfer if such Company Ordinary Share is uncertificated) in the manner provided in Article II (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Article II).  The amount of cash each Effective Time Holder is entitled to receive shall be rounded to the nearest cent, and computed after aggregating all cash amounts for all Company Ordinary Shares held by such Effective Time Holder.

(ii)          Parent-Owned Shares and Shares Held in Treasury.  Each Company Ordinary Share held in the treasury of the Company or owned by Parent or any direct or indirect wholly-owned Subsidiary of the Company or of Parent immediately prior to the Effective Time, if any, shall be canceled and retired without any conversion or consideration paid in respect thereof and shall cease to exist.

(iii)          Share Capital of Merger Sub.  Each Ordinary Share, with no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically and without further action converted into one validly issued, fully paid and nonassessable Ordinary Share, par value four Israeli Agorot (NIS 0.04) per share, of the Surviving Company and such Ordinary Shares shall constitute the only outstanding share capital of the Surviving Company.  Each certificate evidencing ownership of such shares of Merger Sub immediately prior to the Effective Time shall, as of the Effective Time, evidence ownership of such shares of the Surviving Company.

(b)          Adjustment to the Merger Consideration.  The Merger Consideration shall be adjusted appropriately to reflect the effect of any share split, reverse share split, share dividend (including any dividend or any non-cash distribution of securities convertible into Company Ordinary Shares), reclassification, combination, exchange of shares or other like change with respect to Company Ordinary Shares occurring, or with a record date, on or after the date hereof and prior to the Effective Time, and such adjustment to the Merger Consideration shall provide to the holders of Company Ordinary Shares the same economic effect as contemplated by this Agreement prior to such action.

(c)           Company Options.

(i)          Subject to clause (ii) below, at the Effective Time, each Company Option whether vested or unvested, shall be canceled in exchange for the right to receive a lump sum cash payment (without interest) equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Company Ordinary Share for such Company Option and (ii) the total number of shares underlying such Company Option (the "Option Consideration"), less applicable Taxes required to be withheld with respect to such payment pursuant to Section 2.6.  From and after the Effective Date, all Company Options shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of Company Options shall cease to have any rights with respect thereto or arising therefrom, except the right to receive the Option Consideration payable hereunder.  If the exercise price per Company Ordinary Share for any Company Option is equal to or greater than the Merger Consideration (an "Underwater Option"), such Underwater Option shall be canceled without payment of consideration.

(ii)          Prior to the Effective Time, the Company shall take all action that may be reasonably necessary (under the Company Equity Incentive Plans and otherwise, including providing Company Optionholders with notice of their rights with respect to any such Company Options as provided herein and/or obtaining such Company Optionholders' consents, to the extent required, and including providing the holders of Underwater Options notice of their right to exercise their Underwater Options in accordance with the Company Equity Incentive Plans) to effectuate the provisions of this Section 1.7(c) and to ensure that, from and after the Effective Time, Company Optionholders have no rights with respect thereto other than those specifically provided in this Section 1.7(c).

(iii)          The amount of cash each Company Optionholder is entitled to receive for the Company Options held by such holder shall be rounded to the nearest cent and computed after aggregating cash amounts for all Company Options held by such holder.

(iv)          As of the Effective Time, the Company Equity Incentive Plans shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the share capital of the Company or any of its Subsidiaries shall be cancelled.

(d)           Company RSUs.

(i)          At the Effective Time, each Company RSU whether vested or unvested, shall be canceled in exchange for the right to receive a lump sum cash payment (without interest) (to the extent such payment does not trigger Taxes under Code Section 409A) equal to the product of (i) the Merger Consideration and (ii) the number of Company Ordinary Shares subject to such Company RSUs (the "RSUs Consideration"), less applicable Taxes required to be withheld with respect to such payment, and paid in accordance with the applicable terms and conditions of such Company RSU and Code Section 409A.    From and after the Effective Date all Company RSUs shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Company RSU shall cease to have any rights with respect thereto or arising therefrom, except the right to receive the RSUs Consideration payable hereunder.

(ii)          Prior to the Effective Time, the Company shall take all action that may be reasonably necessary (under the Company Equity Incentive Plans and otherwise, including providing Company RSUs Holders with notice of their rights with respect to any such Company RSUs as provided herein and/or obtaining such Company RSUs Holders' consents, to the extent required) to effectuate the provisions of this Section 1.7(d) and to ensure that, from and after the Effective Time, Company RSUs have no rights with respect thereto other than those specifically provided in this Section 1.7(d).

(iii)         The amount of cash each Company RSUs Holder is entitled to receive for the Company RSUs held by such holder shall be rounded to the nearest cent and computed after aggregating cash amounts for all Company RSUs held by such holder.

ARTICLE II

 EXCHANGE OF CERTIFICATES

Section 2.1            Paying Agent.

Prior to the Effective Time (but in no event later than three (3) Business Days prior to the Closing Date), Parent (i) shall select a bank or trust company reasonably acceptable to the Company to act as the paying agent for the Merger (the "Paying Agent") and, in connection therewith, shall enter into an agreement with the Paying Agent in form satisfactory to Parent and reasonably acceptable to the Company; and (ii)  may select an information agent reasonably acceptable to the Company (the "Information Agent") to assist in obtaining any requisite residency certificate and/or other declaration for Israeli Tax withholding purposes and, in connection therewith, shall enter into an agreement with the Information Agent in a form satisfactory to Parent and reasonably acceptable to the Company.

Section 2.2            Exchange Fund.

At the Closing, Parent shall deposit (or cause to be deposited) with the Paying Agent, for payment to the holders of Company Ordinary Shares (including Company Ordinary Shares issued upon exercise of Company 102 Options and Company 102 RSUs that are held by the 102 Trustee ("Company 102 Shares")) pursuant to the provisions of Article I, an amount of cash equal to the aggregate consideration to which such holders of Company Ordinary Shares become entitled under Article I (such cash amount being referred to herein as the "Exchange Fund").  The Exchange Fund shall be invested by the Paying Agent, as directed by Parent or the Surviving Company; provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $500 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise). Any interest and other income resulting from such investments shall be paid to Parent.  To the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to promptly pay the cash amounts contemplated by Section 1.7(a)(i), Parent shall, or shall cause the Surviving Company to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such payments contemplated by Section 1.7(a)(i).  The receipt of the Exchange Fund by the Paying Agent shall be sufficient to discharge the Parent's obligation to pay the amount of cash in question, and the Parent shall have no responsibility or liability, under any circumstances, for the allocation thereof among the Company Ordinary Shareholders.  The Exchange Fund shall not be used for any other purpose.

Section 2.3            Payment Procedures with respect to Company Ordinary Shares.

Promptly following the Effective Time, Parent and the Surviving Company shall cause the Paying Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding Company Ordinary Shares and (ii) uncertificated Company Ordinary Shares (the "Uncertificated Shares"), in each case, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.7(a)(i) (A) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent) (the "Letter of Transmittal"), (B) a declaration and/or a valid withholding certificate in which the beneficial owner of Company Ordinary Shares (other than Company 102 Shares) provides certain information necessary for Parent to determine whether any amounts need to be withheld from the Merger Consideration payable to such beneficial owner pursuant to the terms of the Ordinance (in each case, subject to the terms of the Withholding Tax Ruling, if obtained), the Code, or any provision of state, local, Israeli or other non-U.S. Law, and/or (C) instructions (including instructions from the Paying Agent) for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II.  Upon surrender of Certificates (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with the Letter of Transmittal and the declaration for Tax withholding purposes and/or a valid withholding certificate (and such other documents as may reasonably be required by the Paying Agent), duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor an amount in cash equal to the Merger Consideration to which the holder thereof is entitled pursuant to Section 1.7(a)(i) (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered shall forthwith be canceled.  Upon receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, together with the Letter of Transmittal and the declaration for Tax withholding purposes and/or a valid withholding certificate, as applicable (and such other documents as may reasonably be required by the Paying Agent or Parent), duly completed and validly executed in accordance with the instructions thereto, the holders of such Uncertificated Shares shall be entitled to receive in exchange therefor an amount in cash equal to the Merger Consideration to which the holder thereof is entitled pursuant to Section 1.7(a)(i) (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered shall forthwith be canceled.  The Paying Agent shall accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.  No interest shall be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Merger Consideration payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Article II.  Until so surrendered, outstanding Certificates and Uncertificated Shares shall be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration, without interest thereon, payable in respect thereof pursuant to the provisions of this Article II.  No Effective Time Holder shall be entitled to receive any amount held by the Paying Agent, unless such holder surrenders its Certificate (or affidavits of loss in lieu thereof) or Uncertificated Share and an executed Letter of Transmittal for payment in accordance with this Section 2.3.  Payments and deliveries to be made under this Agreement shall be made in US dollars by check or wire transfer of immediately available funds to such address or bank accounts as shall be set forth in the Letter of Transmittal.  Notwithstanding anything to the contrary in this Section 2.3, any Merger Consideration payable in respect of Company 102 Shares shall be transferred by the Paying Agent, in accordance with the terms of this Section 2.3 (including the requirement to surrender the Certificates and Letter of Transmittal by the 102 Trustee with respect to such Company 102 Shares), to the 102 Trustee, for the benefit of the beneficial owners thereof, and be released by the 102 Trustee to the beneficial holders of such Company 102 Shares, in accordance with the requirements of Section 102 of the Ordinance and the Option Tax Ruling, if obtained.

Section 2.4            Payment Procedures With Respect to Company Options and Company RSUs.

(i)          At or as soon as practicable following the Effective Time on the Closing Date, Parent shall transfer (i) the aggregate Option Consideration with respect to Company Options subject to Section 102 of the Ordinance (the "Company 102 Options"), and (ii) the aggregate RSUs Consideration with respect to RSUs granted under Section 102 of the Ordinance (the "Company 102 RSUs" and, together with the Company 102 Options, the "Company 102 Securities"), to the 102 Trustee, on behalf of holders of Company 102 Options and Company 102 RSUs, as the case may be, in accordance with Section 102 of the Ordinance and the Options Tax Ruling, if obtained (the "102 Amounts").  The 102 Amounts shall be held in trust by the 102 Trustee pursuant to the applicable provisions of Section 102 of the Ordinance and the Options Tax Ruling, if obtained, and shall be released by the 102 Trustee, together with any interest earned thereon by virtue of the investment of such amounts by the 102 Trustee, in accordance with the terms and conditions of Section 102 of the Ordinance and the Options Tax Ruling, if obtained.

(ii)          At or as soon as practicable following the Effective Time on the Closing Date, Parent shall promptly deposit the aggregate amount of funds payable in respect of Company Options and Company RSUs (other than Company 102 Securities) pursuant to Article I with the Company or the applicable employing Subsidiary of the holder thereof, at one or more accounts designated by the Company prior to Closing for the benefit of the holders of such Company Options and Company RSUs (other than Company 102 Securities).

Section 2.5            Transfers of Ownership.

In the event that a transfer of ownership of Company Ordinary Shares is not registered in the share transfer books or ledger of the Company, or if the Merger Consideration is to be paid in a name other than that in which the Certificates or Uncertificated Shares surrendered in exchange therefor are registered in the share transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Share so surrendered is registered in the share transfer books or ledger of the Company only if such Certificate or Uncertificated Shares are properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Uncertificated Shares, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.

Section 2.6            Required Withholding.

(a)           Notwithstanding anything to the contrary hereunder, Parent, its Subsidiaries, the Company, its Subsidiaries, the Surviving Company, the 102 Trustee, the Paying Agent and any other third-party paying agent (each a "Payor") shall be entitled to deduct and withhold from any payment made pursuant to this Agreement (including the Merger Consideration and payments made pursuant to Section 1.7(c) (Company Options) or Section 1.7(d) (Company RSUs)) and any consideration otherwise deliverable under this Agreement such amounts as of each of Parent, the Company, the Paying Agent or any of their Affiliates or agents determines it may be required to be deducted and withheld with respect to the making of such payment or delivery of consideration under the Withholding Tax Ruling and the Options Tax Ruling, if obtained, the Code, the Ordinance, or under any provision of state, local, Israeli or other non-U.S. Tax Law; provided, however, that with respect to withholding of Israeli Tax, in the event any holder of record of Company Ordinary Shares, Company Options or Company RSUs provides the Payor with a Valid Tax Certificate issued by the Israel Tax Authority (the "ITA") regarding the withholding (or exemption from withholding) of Israeli Tax from the consideration payable in respect thereof in accordance with this Article II, or other treatment with respect to Israeli Tax, at least five (5) Business Days prior to any payment payable pursuant to this Agreement, then the deduction and withholding of any amounts under the Ordinance or any other provision of Israeli Law or requirement, if any, from the Merger Consideration,  the Option Consideration or RSUs Consideration, as applicable, payable to such holder of record of Company Ordinary Shares, Company Options or Company RSUs, as applicable, shall be made only in accordance with the provisions of such Valid Tax Certificate To the extent amounts are so withheld and paid over to the appropriate Governmental Entity, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(b)          Notwithstanding the provisions of Section 2.6(a) above and subject to any other provision to the contrary in the Withholding Tax Ruling, with respect to Israeli Taxes, the consideration payable to each holder of record of Company Ordinary Shares shall be retained by the Paying Agent for the benefit of each such holder of record of Company Ordinary Shares for a period of up to one hundred eighty (180) days from Closing (the "Withholding Drop Date") unless Parent or Paying Agent is otherwise instructed explicitly by the ITA (during which time no Payor shall make any payments to any holder of record of Company Ordinary Shares or withhold any amounts for Israeli Taxes from the payments deliverable pursuant to this Agreement, except as provided below and during which time each holder of record of Company Ordinary Shares may obtain a Valid Tax Certificate).  If a holder of record of Company Ordinary Shares delivers, no later than five (5) Business Days prior to the Withholding Drop Date, a Valid Tax Certificate to Payor, then the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Valid Tax Certificate and the balance of the payment that is not withheld shall be paid to such holder of record of Company Ordinary Shares concurrently therewith subject to any non-Israeli withholding which is applicable to the payment (if any).  If any holder of record of Company Ordinary Shares (i) does not provide Payor with a Valid Tax Certificate, by no later than five (5) Business Days before the Withholding Drop Date, or (ii) submits a written request with Payor to release its portion of the consideration prior to the Withholding Drop Date and fails to submit a Valid Tax Certificate at or before such time, then the amount to be withheld from such holder of record of Company Ordinary Shares' portion of the consideration shall be calculated according to the applicable withholding rate as reasonably determined by Parent in accordance with applicable Law which amount shall be increased by the interest plus linkage differences as defined in Section 159A of the Ordinance for the time period between the fifteenth (15th) calendar day of the month following the month during which the Closing occurs and the time the relevant payment is made.  Unless otherwise determined in the Withholding Tax Ruling, any withholding made in New Israeli Shekels with respect to payments made hereunder in Dollars shall be calculated based on a conversion rate in such manner as the Payor reasonably determines to be in compliance with applicable Law (but in any event not lower than the conversion rate on the Closing Date) and any currency conversion commissions will be borne by the applicable payment recipient and deducted from payments to be made to such payment recipient.

Section 2.7            No Liability.

Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Parent, Merger Sub, the Surviving Company or any other party hereto shall be liable to a holder of Company Ordinary Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.8            Distribution of Exchange Fund to Parent.

Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is twelve (12) months after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Ordinary Shares that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered their Certificates or Uncertificated Shares representing such Company Ordinary Shares for exchange pursuant to the provisions of Article II shall thereafter look for payment of the Merger Consideration, without interest, payable in respect of the Company Ordinary Shares represented by such Certificates or Uncertificated Shares solely to Parent, as general creditors thereof, for any claim to the applicable Merger Consideration to which such holders may be entitled pursuant to the provisions of Article I.

Section 2.9            No Further Ownership Rights in Company Ordinary Shares.

From and after the Effective Time, all Company Ordinary Shares shall no longer be outstanding and shall automatically be cancelled, retired and cease to exist, and each holder of a Certificate or Uncertificated Shares theretofore representing any Company Ordinary Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of Article II.  The Merger Consideration paid in accordance with the terms of Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Ordinary Shares.  From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Company of Company Ordinary Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time.  If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in Article II.

Section 2.10          Lost, Stolen or Destroyed Certificates.

In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall pay the Merger Consideration in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and agreeing to indemnify and hold harmless Parent from and against any losses in connection therewith (such affidavit to be in a form attached to the Letter of Transmittal).

Section 2.11          No Interest; No Further Dividend.

No interest shall accumulate on any amount payable in connection with the Merger.  No dividends or other distributions with respect to shares of the Surviving Company with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates.

Section 2.12          Necessary Further Actions

If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the directors and officers of the Surviving Company are fully authorized in the name and on behalf of the Company and the Company Ordinary Shareholders to take all such lawful and necessary action.

ARTICLE III

 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (i) disclosed in the Company Disclosure Letter delivered by the Company to Parent prior to the execution of this Agreement (it being acknowledged and agreed that disclosure of any item in any Section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to any other Section or subsection of the Company Disclosure Letter to the extent that the relevance of any disclosed event, item or occurrence in the Company Disclosure Letter to such other Section or subsection is readily apparent on its face as to matters and items that are the subject of the corresponding representation or warranty in this Agreement), and (ii) set forth in the Company Reports (to the extent it is reasonably apparent that any such disclosure set forth in the Company Reports would qualify the representations and warranties contained herein and other than, in each case, any matters required to be disclosed for purposes of Section 3.3 (Capitalization), Section 3.8 (Company Reports; Financial Statements), and Section 3.9(b) (Absence of Company Material Adverse Effect) of this Agreement which matters shall be specifically disclosed in Sections 3.3, 3.8, and 3.9(b) of the Company Disclosure Letter, respectively, and further excluding from the Company Reports (1) any exhibits thereto and any items included therein that are incorporated by reference to Company Reports filed prior to December 31, 2016 other than exhibits or items included in or incorporated by reference to Company Reports filed after December 31, 2016 and (2) any risk factor disclosures, disclosures about market risk or other cautionary, predictive or forward-looking disclosures contained therein), the Company represents and warrants to each of the other parties hereto as follows:

Section 3.1            Organization and Good Standing; Charter Documents

(a)           The Company and each of its Subsidiaries (i) is a company limited by shares, corporation or other entity that is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation or organization, as applicable, (ii) has full corporate (or, in the case of any Subsidiary that is not a corporation, other) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), where the failure to be so qualified or licensed would not reasonably be expected to have a Company Material Adverse Effect.

(b)           The Company has delivered to Parent (or included as an exhibit to the Company 20-F) complete and correct copies of the certificate of incorporation and by-laws (or similar organizational documents) of the Company and each Subsidiary of the Company, each as amended to date, and each as so delivered is in full force and effect.  The Company is not in violation of any of the provisions of the Company Articles of Association or the Company Memorandum.  Neither the Company nor any of its Subsidiaries has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy Laws or similar state or foreign Law, has become insolvent or has become subject to conservatorship or receivership.

Section 3.2            Authority for Agreement.

The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Company Required Vote, to consummate the Merger and the other transactions contemplated by this Agreement.  This Agreement has been duly executed and delivered by the Company.  No additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement or any other Transaction Document to which it is, or is specified to be, a party, the performance by the Company of its covenants and obligations hereunder and thereunder or the consummation of the transactions contemplated hereby and thereby, other than obtaining the Company Required Vote, for the consummation of transactions contemplated hereby, and assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited against the Company by (i) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers (the "Bankruptcy and Equity Exception").

Section 3.3            Capitalization.

(a)           The authorized share capital of the Company consists of 115,000,000 Company Ordinary Shares and 10,000,000 Preferred Shares, nominal value NIS 0.04 per share.  As of January 31, 2019 (the "Capitalization Date"), 18,464,737 Company Ordinary Shares are issued and outstanding, and no Company Ordinary Shares are held in the Company's treasury and no Preferred Shares are issued and outstanding.  As of the Capitalization Date, 2,422,785 Company Ordinary Shares are issuable pursuant to outstanding Company Ordinary Shares-Based Awards consisting solely of (i) 2,250,099 Company Options outstanding pursuant to the Company Equity Incentive Plans, each such Company Option entitling the holder thereof to purchase one Ordinary Share (assuming vesting of all unvested options), and (ii) Company RSUs outstanding for 172,686 Company Ordinary Shares (which will vest no later than immediately prior to the Closing).   Except as set forth above and in Section 3.4, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued Equity Interests of the Company or any of its Subsidiaries, or securities convertible into or exchangeable for such Equity Interests, or obligating the Company or any of its Subsidiaries to issue or sell any of its shares or other Equity Interests, or securities convertible into or exchangeable for such shares of, or other Equity Interests in, the Company or any of its Subsidiaries.

(b)           Except as set forth above or in the Company Articles of Association, there are no outstanding contractual obligations to which the Company or any of its Subsidiaries is a party affecting or requiring the repurchase, redemption, issuance, creation or disposition of, any Equity Interests in the Company or any of its Subsidiaries.  All outstanding Company Ordinary Shares are duly authorized and validly issued, fully paid and nonassessable, free of any Encumbrances other than Encumbrances imposed upon the holder thereof by reason of the acts or omissions of such holder, not subject to any preemptive rights or rights of first refusal created by statute, and issued in compliance in all material respects with all applicable securities Laws.

(c)           There are no outstanding bonds, debentures, notes or other instruments of the Company granting the holder thereof the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company's Shareholders may vote.  The copy of the Company Equity Incentive Plans that are filed as an exhibit to the Company Reports is a complete and correct copies thereof as in effect on the date hereof.  Except for the Company Equity Incentive Plans, there are no equity incentive or share-based compensation plans in effect with respect to the Equity Interests of the Company or any of its Subsidiaries. Section 3.3(c) of the Company Disclosure Letter sets forth a list of the holders of Company Options, Company RSUs and/or Company Ordinary Shares-Based Awards as of the Capitalization Date, the maximum number of Company Ordinary Shares subject to such Company Option, Company RSU, or Company Ordinary Shares-Based Award, the expiration date of such Company Option, Company RSU or Company Ordinary Shares-Based Award, the price at which such Company Option, Company RSU or Company Ordinary Shares-Based Award may be exercised (if any), the Company Ordinary Shares Plan under which such Company Option, Company RSU or Company Ordinary Shares-Based Award was issued, whether such Company Option, Company RSU or Company Ordinary Shares-Based Award is currently intended to qualify as a nonqualified stock option or incentive stock option pursuant to the Code, whether each such Company Option, Company RSU or Company Ordinary Shares-Based Award was granted and is subject to Tax pursuant to Section 3(i) of the Ordinance or Section 102 of the Ordinance and the applicable sub-section of Section 102 of the Ordinance, and for Company Options, Company RSUs or Company Ordinary Shares-Based Awards subject to Section 102(b)(2) or Section 102(b)(3) of the Ordinance the date of deposit of such Company Option,  Company RSU or Company Ordinary Shares-Based Award with the 102 Trustee.

(d)           As of the date hereof, except for the Voting Agreements, there are no shareholder agreements, voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound with respect to the voting or registration of Company Ordinary Shares or share capital of any its Subsidiaries or preemptive rights with respect thereto.

(e)            There are no accrued and unpaid dividends with respect to any outstanding shares or other Equity Interests of the Company or any of its Subsidiaries.

(f)            Except as provided in the Company Memorandum or the Company Articles of Association, there are no preemptive rights of first refusal, co-sale rights, "drag-along" rights or registration rights granted by the Company with respect to the Company's share capital.

(g)           There are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other Person.

(h)           The aggregate consideration payable under  Article I as of the Closing shall not exceed $16,028,183.80 ("Aggregate Consideration"), with such Aggregate Consideration consisting of amounts not to exceed (1) $15,879,673.80 with respect to holders of the Company's Ordinary Shares (including in respect of previously vested RSUs), (2) $148,509.96 with respect to holders of Company RSUs, and (3) $0 with respect to holders of Company Options; provided, that, the Company shall not be deemed to have breached this Section 3.3(h)  solely by virtue of proper exercises and/or vesting of Company Options and/or Company RSUs outstanding as of the date of this Agreement (and set forth in Section 3.3(i)  of the Company Disclosure Letter) in accordance with their terms, so long as the net effect of such exercise does not increase the Aggregate Consideration.

(i)            Section 3.3(i) of the Company Disclosure Letter sets forth the vesting schedule of each Company Option, Company RSU and Company Ordinary Shares-Based Award.

Section 3.4            Company Subsidiaries.

Section 3.4 of the Company Disclosure Letter contains a correct and complete list of all of the Subsidiaries of the Company, the jurisdiction of organization, capitalization, the individuals who comprise the board of directors or comparable body of each Subsidiary, and the ownership interest of the Company or its Subsidiaries in each Subsidiary. The Company or one of its Subsidiaries is the record and beneficial owner of all outstanding shares and other Equity Interests of each Subsidiary of the Company and all such shares are duly authorized, validly issued, fully paid and nonassessable.  All of the outstanding shares and other Equity Interests of each Subsidiary of the Company are owned (directly or through another Subsidiary) by the Company free and clear of all Encumbrances, other than Permitted Encumbrances. Except for the share capital of, or other Equity Interests in, the Subsidiaries set forth in Section 3.4 of the Company Disclosure Letter, the Company does not own or have the right or obligation to acquire, directly or indirectly, any Equity Interest in, any Person.

Section 3.5             No Conflict; Required Filings and Consents.

(a)           Assuming compliance with the matters, and receipt of the approvals, referenced in Section 3.5(d) and the obtainment of the Company Required Vote, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate any provision of the Company Articles of Association or Company Memorandum, or the equivalent organizational documents of any Subsidiary of the Company, (ii) conflict with or violate any Law applicable to the Company or its Subsidiaries or any property or asset of the Company or any of its Subsidiaries, or (iii) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, consent, amendment, acceleration or cancellation of, result in a loss of a material benefit under (except to the extent of termination thereof solely by virtue of any "termination for convenience" provision included therein), result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations, or result (immediately or with notice or lapse of time or both) in the creation of an Encumbrance (other than a Permitted Encumbrance) on any property or asset of the Company or its Subsidiaries pursuant to, any Company Material Contract, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Company Material Adverse Effect.

(b)           The affirmative vote of the holders of a majority of the outstanding Company Ordinary Shares present and voting at the Shareholders Meeting, voting as a single class, in favor of approving this Agreement is the only vote of the holders of any class or series of the Company's share capital necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

(c)           The Company Board of Directors has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby, taken together, are at a price and on terms that are fair to, advisable and in the best interests of the Company and the Company Ordinary Shareholders, and (iii) recommended the approval and adoption of this Agreement by the Company Ordinary Shareholders (the "Company Recommendation").

(d)           No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except for (i) the filings and approvals under the Antitrust Laws set forth on Section 3.5(d) of the Company Disclosure Letter, (ii) the filing with the SEC of the Proxy Statement, as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (iii) any filings or notifications required or that may be required under the rules and regulations of Nasdaq or the Exchange Act or Israeli Securities Law of the transactions contemplated hereby, (iv) the filings of with the Companies Registrar in accordance with Section 5.5, and (v) the IIA Notice.

Section 3.6            Compliance.

(a)           Compliance with Laws; Permits.  Except in each case as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries hold all Company Permits, (ii) all such Company Permits are in full force and effect, (iii) the Company and its Subsidiaries are in compliance with, and have for the past two (2) years been in compliance with, the terms of the Company Permits and all applicable Law, (iv) the Company and its Subsidiaries have for the past two (2) years been, and are, in compliance with all applicable listing, corporate governance and other rules and regulations of the Nasdaq and (v) no such Company Permit shall cease to be effective as a result of the transactions contemplated by this Agreement.  To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice that the Company or any of its Subsidiaries is not in material compliance with the terms of any material Company Permit or any applicable Law.  To the Knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries or their respective businesses is pending or threatened.

(b)           Prohibited Payments.  Except for matters that, individually or in the aggregate, would not have a Company Material Adverse Effect, none of the Company, any Subsidiary of the Company or to the Knowledge of the Company,  any director, officer, agent, or employee of the Company or any Subsidiary of the Company or other Person acting for or on behalf or at the direction of the Company or any Subsidiary of the Company has, in the course of its actions for, or on behalf of, any of them (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic Government Official from corporate funds; (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic Government Official or (iv) otherwise violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (including the rules and regulations promulgated thereunder, the "FCPA"), or of any applicable Law enacted in any jurisdiction in connection with or arising under the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions (the "OECD Convention").  To the Knowledge of the Company, during the last five (5) years, neither the Company nor any Subsidiary of the Company has received any communication that alleges that the Company or any Subsidiary of the Company, or any Representative or other Person acting for or on behalf or at the direction thereof is, or may be, in material violation of, or has, or may have, any material Liability under, the FCPA or the OECD Convention.

(c)           Import/Export Compliance.  The Company and each of its Subsidiaries has at all times conducted its export transactions in accordance with (a) all applicable Israeli and U.S. international trade Laws, including, where applicable, the International Emergency Economic Powers Act, as amended; the Trading With the Enemy Act, as amended; the Executive Orders and regulations administered by the U.S. Department of the Treasury, Office of Foreign Assets Control ("OFAC") imposing embargoes and restrictions on transactions with designated countries and parties, including individuals and entities designated on OFAC's list of Specially Designated Nationals and Blocked Persons ("SDN List"); the anti-boycott regulations administered by the U.S. Department of Commerce ("Commerce"), and the U.S. Department of the Treasury; the Export Administration Act of 1979, as amended; the Export Administration Regulations; the Arms Export Control Act, as amended; and the International Traffic in Arms Regulations and (b) all other applicable international trade Laws in other countries in which the Company conducts business, except for any instances of noncompliance that would not have a Company Material Adverse Effect.  Without limiting the foregoing and except in each case as would not have a Company Material Adverse Effect, during the last (5) years:  (i) none of the Company, any Subsidiary of the Company, any officer, director, or employee of the Company and, to the Knowledge of the Company, any agent or other Person acting for, on behalf of, or at the direction of the Company or any Subsidiary of the Company has (A) been or is designated on any sanctions list of any Governmental Entity, including the SDN List, Commerce's Denied Persons List, the Commerce Entity List, and the U.S. Department of State's Debarred List, (B) participated in any transaction involving such designated persons or entities, or any country that is subject to U.S. comprehensive sanctions administered by OFAC or (C) participated in any transaction involving international terrorism or nuclear, chemical or biological weapons proliferation.

Section 3.7            Litigation.

Except as would not have or reasonably be expected to have a Company Material Adverse Effect, (i) there is no litigation, action or proceeding (each an "Action") pending against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any current or former executive of the Company or any of its Subsidiaries with respect to any acts or omissions in connection with any such executive officer's employment with the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries, and, (ii) to the Knowledge of the Company, there are no Actions threatened or any claims, suits, charges, demands, directives, governmental investigations or inquiries, notices of violation or subpoenas pending or threatened against the Company or any of its Subsidiaries, or any current or former executive of the Company or any of its Subsidiaries with respect to any acts or omissions in connection with their employment with the Company or any of its Subsidiaries, or any properties or assets of the Company or of any of its Subsidiaries; and (iii) neither the Company nor any Subsidiary of the Company is subject to any outstanding Order.

Section 3.8            Company Reports; Financial Statements.

(a)          The Company has timely filed all Company Reports required to be filed with the SEC since January 1, 2016.  No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.  Each Company Report has complied in all material respects as of its date (or, if amended prior to the date hereof, as finally amended prior to the date hereof) with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, as applicable, each as in effect on the date so filed (or amended).  None of the Company Reports (including any financial statements or schedules included or incorporated by reference therein) contained, when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)          Each of the Chief Executive Officer and Chief Financial Officer of the Company has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the applicable Company Reports filed prior to the date hereof (collectively, the "Certifications") and the statements contained in such Certifications are accurate in all material respects as of the filing thereof.

(c)          The Company has made available (including via the SEC's EDGAR system, as applicable) to Parent all of the Company Financial Statements and all material correspondence (if such correspondence has occurred since January 1, 2016 through the date hereof) between the SEC on the one hand, and the Company and any of its Subsidiaries, on the other hand. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company Reports. To the Knowledge of the Company, as of the date hereof, none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. The Company Financial Statements for the fiscal year ended December 31, 2016 and the fiscal year ended December 31, 2017 included in the Company Reports complied as of the dates thereof in all material respects with applicable requirements of the Exchange Act and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.  As of the date hereof, the books and records of Company and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.  As of the date hereof, Kost Forrer Gabbay and Kasierer, a member firm of Ernst & Young Global has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(d)          The Company and its Subsidiaries have implemented and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.  Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP.  Since January 1, 2016 through the date hereof, the Company has disclosed to the Company's auditors and the audit committee of the Company Board of Directors (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and the Company has made available to Parent copies of any material written materials relating to each of the foregoing.  The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that information relating to the Company, including its consolidated Subsidiaries, required to be disclosed in the reports the Company files or submits under the Exchange Act is made known to the Company's management by others within those entities.  Such disclosure controls and procedures are reasonably designed to ensure that the Company's management is timely alerted to material information required to be included in the Company's periodic reports required under the Exchange Act.

(e)          The Company has for the past two (2) years been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(f)           The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K promulgated under the Exchange Act, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed, by filing a Form 6-K, any change in or waiver of the Company's code of ethics, as required by Section 406(b) of Sarbanes-Oxley Act. To the Knowledge of the Company, there have been no violations of provisions of the Company's code of ethics since its adoption.

(g)          There are no Liabilities of the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries taken as a whole, are required by GAAP to be set forth on the Company Financial Statements and are not set forth on the Company Financial Statements (or the notes thereto), other than (i) Liabilities incurred by or on behalf of the Company under, or otherwise permitted by, this Agreement or otherwise in connection with the transactions contemplated by this Agreement, (ii) Liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2017, none of which would reasonably be expected to have a Company Material Adverse Effect, and (iii) Liabilities for performance of the Company's obligations under its Contracts.

Section 3.9            Absence of Certain Changes or Events.

Since December 31, 2017, except as disclosed in the Company Reports filed or furnished after such date, and except as specifically contemplated by, or as disclosed in, this Agreement, (a) the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice, and (b) since and through such dates, there has not been, with respect to either the Company or any of its Subsidiaries, (i) any action that, if taken (or committed to be taken) during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1 or (ii) any Company Material Adverse Effect.

Section 3.10          Taxes.

(a)          The Company and each of its Subsidiaries has timely filed and will timely file with the appropriate Governmental Entities all income and other material Tax Returns that are required to be filed by it prior to the Effective Time.  All such Tax Returns were true, correct and complete in all material respects and, in the case of Tax Returns to be filed, will be correct and complete in all material respects.  All income and other material Taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on such Tax Returns) have been timely paid and, in the case of Tax Returns to be filed, will be timely paid (taking into account customary extensions in the ordinary course of business).  Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.  No claim has ever been made in writing by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction.  There are no security interests or other Encumbrances on any of the assets of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens for Taxes not yet due and payable.

(b)          The Company and its Subsidiaries have timely withheld and paid to the appropriate Governmental Entity all income and other material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Third Party.

(c)          There is no dispute concerning any Tax Liability of the Company or any of its Subsidiaries raised by any Governmental Entity in writing to the Company or any of its Subsidiaries that remains unpaid, and neither the Company nor any of its Subsidiaries has received written notice of any threatened audits or investigations relating to any Taxes.

(d)          Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to, or requested, any extension of time with respect to a Tax assessment or deficiency.

(e)          The unpaid Taxes of the Company and its Subsidiaries did not, as of September 30, 2018, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet set forth in the Company Financial Statements as of such date (disregarding any notes thereto). Neither the Company nor any of its Subsidiaries has incurred any Tax Liability since September 30, 2018 other than a Tax Liability in the ordinary course of business.

(f)           The Company has made available to Parent complete and accurate copies of all income Tax Returns filed by the Company and any of its Subsidiaries on or prior to the date hereof for all Tax periods beginning on or after December 31, 2014.

(g)          There are no agreements relating to the allocating or sharing of Taxes to which the Company or any of its Subsidiaries is a party (other than any agreements entered into in the ordinary course of business not primarily related to Taxes).

(h)          Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar provision of Law to which the Company or any of its Subsidiaries may be subject, other than the affiliated group of which the Company or a Subsidiary is the common parent or (ii) has any Liability for the Taxes of any Person (other than any of the Company or its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of Law) as a transferee or successor, by contract or otherwise (other than pursuant to any agreements entered into in the ordinary course of business not primarily related to Taxes).

(i)           Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code.  Neither the Company nor any of its Subsidiaries has been (i) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, or (ii) a real estate company (Igud Mekarkein) for Israeli Tax purposes.

(j)           Neither the Company nor any of its Subsidiaries has agreed, or is required, to make any material adjustments after the Closing Date pursuant to Section 481(a) of the Code or any similar Law by reason of a change in accounting method initiated by it or any other relevant party prior to the Closing Date, and the IRS has not proposed any such adjustment or change in accounting method in writing nor, to the Knowledge of the Company, otherwise proposed any material adjustment or change in accounting method, nor does the Company or any of its Subsidiaries have any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its Subsidiaries.

(k)          No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or non-U.S. Tax Law has been entered into by or with respect to the Company or any of its Subsidiaries.

(l)           Neither the Company nor any of its Subsidiaries has participated in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b).

(m)          Neither the Company nor any of its Subsidiaries is a party to any Contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or non-U.S. Tax Law) arising out of the transactions contemplated by this Agreement.

(n)          Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any excess loss account described in Treasury Regulation under Code Section 1502 (or any corresponding or similar provision of Law); (ii) any installment sale made prior to the Closing Date; (iii) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (iv) any election under Section 108(i) of the Code (or any corresponding or similar provision of Law); (v) any ownership of "United States property" (as defined in Code Section 956(c)) on or prior to the Closing by the Company or any of its Subsidiaries that is a "controlled foreign corporation" (within the meaning of Code Section 957(a)); (vi) the Company or any of its Subsidiaries that is a "controlled foreign corporation" (within the meaning of Code Section 957(a)) having "subpart F income" (within the meaning of Code Section 952(a)) or "global intangible low-taxed income" (within the meaning of Code Section 951A(b)) prior to the Closing; or (vii) any election under or operation of Code Section 965.

(o)          Neither the Company nor any of its Subsidiaries has any indemnity obligation for any Taxes imposed under Section 4999 or 409A of the Code.

(p)          Neither the Company nor any of its Subsidiaries (i) has performed or was part of any action or transaction that is classified as a "reportable transaction" under Section 131C(2)(g) of the Ordinance and the regulations promulgated thereunder, or (ii) has obtained an "Opinion", as defined in Section 131D of the Ordinance, nor has it taken a position regarding taxation classified as a "Reportable Position", as defined in Section 131E of the Ordinance or similar provision under the Israel Value Added Tax Law of 1975 and the Israeli Land Taxation Law (Appreciation and Acquisition) of 1963.

(q)          Section 3.10(q) of the Company Disclosure Letter lists all the "taxation decisions" (hachlatat misui) that each of the Company and any of its Subsidiaries has obtained from the ITA.  Other than the taxation decisions listed in Section 3.10(q) of the Company Disclosure Letter, there are no Tax rulings, requests for rulings, private letter rulings, technical advice memoranda, similar agreement, or closing agreements relating to Taxes for which the Company or any of its Subsidiaries is reasonably expected to be liable that could affect the Company's or any of its Subsidiaries' Liability for Taxes for any taxable period ending after the Closing Date.

(r)           Any related-party transaction and related-party balances, including transactions that are subject to Section 85A of the Ordinance or Section 482 of the Code (or any similar provision of Law relating to Taxes) conducted by the Company or any of its Subsidiaries has been on an arm's-length basis in accordance with any applicable Law.

(s)          None of the Company's Subsidiaries that is organized outside of Israel (i) is or has been an Israeli resident as defined in Section 1 of the Ordinance or (ii) has or has had any assets that principally comprise, directly or indirectly, assets located in Israel, in either case as determined in accordance with the Israeli Law relating to Taxes.

(t)           Neither the Company nor any of its Subsidiaries has a permanent establishment in any other country except the country of its incorporation, income earned by any such entity is subject to Tax only in the country in which such entity is incorporated and such entity does not have any trade, business or income that may be subject to Tax outside its country of incorporation.

(u)          Neither the Company nor any of the Company's Subsidiaries is subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any Tax ruling made with reference to the provisions of such Part E2 or otherwise.

(v)          Section 3.10(v) of the Company Disclosure Letter lists all Government Grants, including but not limited to Approved Enterprise Status from the Investment Center. The Company provided to Parent true and correct copies of all applications for Government Grants and of all letters of approval and rulings issued as well as supplements thereto related to the Government Grants and such applications and other documents. Section 3.10(v) of the Company Disclosure Letter details all currently outstanding financial Liabilities of the Company or any of its Subsidiaries under each of the Government Grants.  The Company and the Company's Subsidiaries are in compliance with all of the terms, conditions and requirements of their respective Government Grants and have duly fulfilled in all material respects all the undertakings relating thereto.  The Company has not modified the treatment of any Government Grants, revoked any election relating thereto, or undertaken any action disqualifying the Company or any of its Subsidiaries from treating such investments as Approved Enterprise or Privileged Enterprise.  Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated hereby, does, will or would reasonably be expected to (with or without notice or lapse of time or both) give rise to any right to revoke, withdraw, suspend, cancel, terminate or modify any Israeli Government Grant identified or required to be identified in Section 3.10(v) of the Company Disclosure Letter, and the consummation of the Merger shall not adversely affect the continued qualification for the incentives or the terms or duration thereof or require any recapture of any previously claimed Israeli Tax incentive, and no consent or approval of any Governmental Entity is required prior to the consummation of the Merger in order to preserve the entitlement of the Surviving Company or its Subsidiaries to any such Israeli Tax incentive. To the Company's Knowledge, there is no event or other set of circumstances which is reasonably expected to lead to or be the basis for (i) the revocation, annulment, withdrawal, suspension, cancellation, recapture or material modification of any of the Government Grants, (ii) the imposition of any material limitation on any Government Grant or any benefit available in connection with any Government Grant or (iii) a requirement that the Company or any of its Subsidiaries return or refund any benefits provided under any Government Grant.

(w)         Each Employee Plan that is intended to qualify as a capital gains route plan under Section 102 of the Ordinance ("Section 102 Plan") has received a favorable determination or approval letter or is otherwise approved by, or deemed approved by, passage of time without objection by the ITA.  All Company Options granted and Company Ordinary Shares issued under any Section 102 Plan have been granted or issued, as applicable, in compliance with the applicable requirements of Section 102 of the Ordinance (including the relevant sub-section of Section 102 of the Ordinance) and the written requirements and guidance of the ITA, including, without limitation, the adoption of the applicable board and shareholders resolutions, the full and timely filing of the necessary documents with the ITA, the submission of the application to the ITA to approve a Section 102 Plan, the appointment of an authorized trustee to hold the Company Options, and, if applicable, Company Ordinary Shares issued upon exercise of Company Options, the execution by each holder of Company 102 Options and Company 102 Shares of an undertaking to comply with the provisions of Section 102 of the Ordinance, and the timely deposit of such securities or related documents with such trustee, pursuant to the terms of Section 102 of the Ordinance and the guidance of the ITA published by the ITA on July 24, 2012 and clarification dated November 6, 2012.

(x)          As of the date hereof, neither the Company nor any of its Subsidiaries has retained earnings which would be subject to corporate Tax due to the distribution of a "dividend" from such earnings, as the term "dividend" is specifically defined by the ITA in the framework of the Law for the Encouragement of Capital Investment of 1959.

(y)          The Company and each of its Subsidiaries complies, and have always been compliant, with the requirements of Section 85A of the Ordinance and the regulations promulgated thereunder; all intercompany transactions between the Company and the Subsidiaries have met the requirements of Section 85A of the Ordinance and the regulations promulgated thereunder (or any corresponding provision of state, local or non-U.S. Tax Law); the prices and terms for the provision of any loan, property or services by or to the Company and the Subsidiaries are at arm’s length and all required documentation has been timely prepared or obtained and retained.

Section 3.11          Title to Personal Properties; Real Property.

(a)          Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its personal properties and assets reflected in the Company 20-F or acquired after December 31, 2017 (other than assets disposed of since December 31, 2017 in the ordinary course of business consistent with past practice), in each case free and clear of all Encumbrances other than Permitted Encumbrances, (ii) the personal property and assets of the Company and its Subsidiaries are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, (iii) each of the Company and each of its Subsidiaries either owns, or has valid leasehold interests in, all personal properties and assets used by it in the conduct of its business and (iv) neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other Person to sell or otherwise dispose of any of its tangible personal properties or assets (other than the sale of the Company's products in the ordinary course of business).

(b)          Neither the Company nor any of its Subsidiaries has any owned real property.

(c)          Section 3.11(c) of the Company Disclosure Letter contains a list of (i) all leases and other Contracts pursuant to which the Company or any Subsidiary holds any Leased Property (together, with all amendments, extensions, renewals, guaranties and other agreements with respect thereto, the "Leases") and (ii) all subleases and other Contracts pursuant to which the Company or any Subsidiary subleases, licenses or otherwise grants any Person the right to use or occupy any Leased Property.  The Leased Real Property comprises all of the real property used in the Company's business.  Each of the Company and its Subsidiaries has complied with the material terms of all Leases, and all Leases are in full force and effect, except for such non-compliances or failures to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.  The Company has made available to Parent and Merger Sub a true and complete copy of each Lease.  To the Knowledge of the Company, there are no material disputes with respect to the Leases.

(d)          Section 3.11(d) of the Company Disclosure Letter sets forth a true and complete list of all Leased Real Property Subleases and Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto), including the date and name of the parties to thereto.  The Company has made available to Parent a true and complete copy of each of the Leased Real Property Subleases and Leases and, in the case of any oral agreement, a written summary of the material terms of such agreement.  With respect to each of the Leased Real Property Subleases and Leases, except as would not reasonably be expected to have a Company Material Adverse Effect:  (i) the other party to such lease is not an Affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries, and (ii) the other party to such lease has not subleased, licensed or otherwise granted any Person the right to use or occupy, the premises demised thereunder or any portion thereof.

Section 3.12          Officers, Directors, Employees and Affiliates.

(a)          Except as set forth on Section 3.12(a) of the Company Disclosure Letter, (i) neither the Company nor any of its Subsidiaries is a party to or bound by any Employment Agreement (other than offer letters or similar Contracts, in each case for at-will employment that do not provide for severance upon termination of employment or notice, in each case, greater than what is required by Law), providing for compensation in excess of $200,000 per annum and (ii) except as otherwise contemplated by Section 1.7, no severance or other payment will become due or benefits or compensation increase or accelerate as a result of the transactions contemplated by this Agreement, solely or together with any other event, including a subsequent termination of employment (other than as required by Law under non-U.S. jurisdictions).

(b)          Except for compensation and benefits received in the ordinary course of business as an employee or director of the Company or its Subsidiaries, to the Knowledge of the Company, no director, officer or other Affiliate or Associate of the Company or any entity in which any such director, officer or other Affiliate or Associate owns any beneficial interest (other than a beneficial interest in a publicly held corporation whose shares are traded on a national securities exchange or in the over-the-counter market and less than 5% of the shares of which is beneficially owned by any such Persons) is currently a party to or has any interest in (i) any partnership, joint venture, Contract, arrangement or understanding with, or relating to, the business or operations of the Company or its Subsidiaries in which the amount involved exceeds $250,000 per annum, (ii) any Contract for or relating to Indebtedness for borrowed money of the Company or its Subsidiaries, in excess of $250,000, or (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in the business or operations of the Company or its Subsidiaries.

Section 3.13          Employee Benefit Plans.

(a)          Section 3.13(a) of the Company Disclosure Letter sets forth a true and complete list of each Company Benefit Plan, other than (i) any agreement, understanding or arrangement under which a single individual who is not an officer or director of the Company or a Company Subsidiary is eligible to receive immaterial compensation and/or benefits and that is terminable by the Company or a Company Subsidiary with no more than three (3) months' notice (other than as required by Law) without Liability or financial obligation of the Company or Company Subsidiary and (ii) any Contract that is superseded by the terms of Section 1.7 as contemplated herein.

(b)          With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been made available to Parent:  (i) the most recent plan documents and all amendments thereto and all related trust agreements or other material documentation pertaining to other funding vehicles, (ii) the most recent summary plan description, and all related summaries of material modifications thereto, (iii) the most recent IRS Form 5500 (including schedules and attachments) and financial statements as filed and (iv) the most recent IRS determination or opinion letter issued with respect to each Company Plan intended to be qualified under Section 401(a) of the Code.

(c)          None of the Company or any of its Subsidiaries maintains, sponsors, contributes to or is required to contribute to or has any Liability under or with respect to any (i) "multiemployer plan" as defined in Section 3(37) of ERISA, (ii) "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) "multiple employer plan" (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (iv) "multiple employer welfare arrangement" (as such term is defined in Section 3(40) of ERISA), or (v) plan, program, Contract, policy, arrangement or agreement that provides for material post-retirement or post-termination health, life insurance or other welfare-type benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code and for which the beneficiary pays the entire cost of coverage. Neither the Company nor any of its Subsidiaries has any Liability by reason of at any time being considered a single employer with any other Person under Section 414 of the Code.

(d)          Each Company Benefit Plan that is intended to qualify under Section 401 of the Code has either received a current favorable determination or opinion letter from the IRS as to its qualified status or has applied (or has time remaining in which to apply) to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that caused or would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.

(e)          The Company Benefit Plans have been established, maintained, funded and administered in accordance with their terms and applicable Law, except where the failure to so establish, maintain, fund and administer would not reasonably be expected to have a Company Material Adverse Effect.  With respect to each Company Benefit Plan, all required or recommended payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Effective Time shall have been timely made in all material respects in accordance with the terms of the Company Benefit Plan and the requirements of applicable Law, and all contributions, assessments, premiums, and other payments for any period ending on or before the Effective Time that are not yet due have been made or properly accrued in all material respects.

(f)           To the Knowledge of the Company, there have been no "prohibited transactions" (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Benefit Plan.  To the Knowledge of the Company, no "fiduciary" (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Benefit Plan.  There are no pending or, to the Knowledge of the Company, threatened in writing any Actions or claims (other than routine claims for benefits), arbitrations, audits, investigations, administrative or other proceedings relating to any Company Benefit Plan and, to the Knowledge of the Company, there is no reasonable basis for any such Action, claim, arbitration, audit, investigation, administrative or other proceeding.

(g)          The Company and its Subsidiaries and, to the Knowledge of the Company each other Person considered at any relevant time to be a single employer with the Company or any of its Subsidiaries under Section 414 of the Code, have complied, in all material respects, with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law, and neither the Company nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other penalty under PPACA (including with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable) or Section 4980B, 4980D or 4980H of the Code.  Except (i) as set forth on Section 3.13(g) of the Company Disclosure Letter, (ii) as contemplated by Section 1.7 and (iii) other than any agreement, understanding or arrangement under which a single individual who is not an officer or director of the Company or a Company Subsidiary that is terminable by the Company or a Company Subsidiary with no more than three (3) months' notice (other than as required by Law), the transactions contemplated by this Agreement (either alone or in connection with any other event) will not cause the acceleration of, vesting in, increase of or payment of, any benefits or compensation under any Company Benefit Plan and will not otherwise accelerate or materially increase any Liability under any Company Benefit Plan (other than as required by Law under non-U.S. jurisdictions).

(h)          Without limiting the generality of subsections (a) through (g) above, with respect to each Company Benefit Plan that is subject to any Laws of any jurisdiction other than the United States (whether or not United States Law also applies) (each, a "Foreign Benefit Plan"); (i) each Foreign Benefit Plan required to be registered or intended to meet certain regulatory or requirements for favorable tax treatment has been timely and properly registered and has been maintained in good standing in all material respects with the applicable regulatory authorities and requirements; (ii) all Foreign Benefit Plans that are required to be funded are fully funded, and adequate reserves have been established with respect to any Foreign Benefit Plan that is not required to be funded; and (iii) except as set forth on Section 3.13(h) of the Company Disclosure Letter, no Foreign Benefit Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, gratuity or similar type of plan or arrangement or has any unfunded or underfunded Liabilities.

Section 3.14          Labor Relations.

(a)          Section 3.14(a)(i) of the Company Disclosure Letter sets forth a true, correct and complete list of all employees of the Company and its Subsidiaries and includes each such employee's name, position, department, work location, supervisor, date of hire or engagement, status, actual scope of employment (e.g., full or part-time or temporary) exempt or non exempt status (for US Employees), salary, bonus and commission information. Section 3.14(a)(ii) of the Company Disclosure Letter sets forth, solely with respect to the Israeli employees, their pension arrangement and/or any other provident fund (including managers' insurance and further education fund), their respective contribution rates (by percentage) and the salary basis for such contributions, whether such employee, is subject to "Section 14 Arrangement", to the extent applicable (and, to the extent such employee is subject to the Section 14 Arrangement, an indication of whether such arrangement has been applied to such person from the commencement date of his employment and on the basis of his entire salary.  Other than their salaries (or as otherwise provided in Section 3.14(a)(ii) of the Company Disclosure Letter), the employees of the Company and its Subsidiaries are not entitled to any payment or benefit that may be reclassified as part of their determining salary for any purpose, including for calculating any social contributions.  The employment of each of the employees of the Company and its Subsidiaries is terminable by the Company (or by the relevant Subsidiary) with no more than one month prior notice.

(b)          The Company and its Subsidiaries are, and for the past two (2) years have been, in compliance with all applicable Laws and Orders governing or concerning labor or employment, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect.

(c)          The employees of the Company and its Subsidiaries have not been, and currently are not, represented by a labor union, labor organization, works council, or other employee representative and there is not and for the past two (2) years there has not been, to the Knowledge of the Company, any attempt or threat to organize any employees of the Company or its Subsidiaries.  There has not been, nor is there existent or, to the Knowledge of the Company, threatened, any strike, slowdown, picketing, work stoppage or other material labor dispute involving the employees of the Company or its Subsidiaries.  (i) Neither the Company nor any of its Subsidiaries is or has been a party to or bound by any collective bargaining agreement, labor union contract, trade union agreement or other Contract with any labor union, works council, other labor organization or body involving any employees or employee representatives (each a "Collective Bargaining Agreement"), except for Collective Bargaining Agreements applicable to all employees in Israel; (ii) neither the Company nor any of its Subsidiaries is or has ever been a member of any employers' association or organization; (iii) neither the Company nor any of its Subsidiaries has paid, is required to pay or has been requested to pay any payment (including professional organizational handling charges) to any employers' association or organization; (iv) except for extension orders which generally apply to all employees in Israel, no extension orders apply to the Company or to any of its Subsidiaries and no employee of the Company or its Subsidiaries benefits from any such extension orders; and (v) no Collective Bargaining Agreement is being negotiated or entered into by the Company or any of its Subsidiaries.

(d)          No Action for unpaid wages, bonuses, commissions, employment withholding Taxes, penalties, overtime or other compensation, benefits, child labor or record-keeping violations has been filed, is pending or, to the Knowledge of the Company, is threatened under the FLSA, the Davis-Bacon Act, the Walsh-Healey Act or the Service Contract Act, or any other Law.  No discrimination, illegal harassment and/or retaliation Action has been filed, is pending or, to the Knowledge of the Company, is threatened against the Company or any Subsidiary or employee, officer or director of the Company or any Subsidiary under the 1964 Civil Rights Acts, the Equal Pay Act, the ADEA, the ADA, the FMLA, the FLSA, ERISA or any other federal Law or comparable state fair employment practices act or foreign Law, including any provincial Law regulating discrimination in the workplace. To the Knowledge of the Company, no wrongful discharge, retaliation, libel, slander or other Action that arises out of the employment relationship between the Company or any of its Subsidiaries and their respective employees has been filed, is pending or, to the Knowledge of the Company, is threatened against the Company or any of its Subsidiaries under any applicable Law.

(e)          To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is in violation, in any material respect, of any term of any employment Contract, non-disclosure agreement, non-competition agreement or any restrictive covenant with a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.  Neither the Company nor any of its Subsidiaries is required to have, and does not have, any affirmative action plans or programs.

(f)           Within the past two (2) years, neither the Company nor any of its Subsidiaries has implemented any plant closing or layoff of employees in violation of WARN.

(g)          To the Knowledge of the Company, no officer, executive or key employee has any intention to terminate his or her employment within the first twelve (12) months following the Closing, except as expressly contemplated by this Agreement.

(h)          Section 3.14(h) of the Company Disclosure Letter sets forth a true and complete list of all present independent contractors and consultants ("Contractors") to the Company or to its Subsidiaries, and includes each such Contractor's name, date of commencement, and rate of all regular compensation and benefits, bonus or any other compensation payable.  Except as set forth in Section 3.14(h) of the Company Disclosure Letter, all Contractors can be terminated on notice of thirty days or less to the Contractor. All non-Israeli Contractors providing services for the Company or any of its Subsidiaries are and all non-Israeli former Contractors who have provided services for the Company or any of its Subsidiaries were rightly classified and treated as independent contractors and would not reasonably be expected to be reclassified or otherwise deemed by any Governmental Authority as employees of the Company or its Subsidiaries, for any purpose whatsoever.  No non-Israeli Contractor providing services for the Company or its Subsidiaries is entitled to any rights under any applicable labor Laws.  All current and former Contractors providing services for the Company or its Subsidiaries have received all their rights to which they are and were entitled according to any applicable Law or Contract with the Company or its Subsidiaries.  Neither the Company nor any of its Subsidiaries is engaged with any personnel through manpower agencies.

(i)           Solely with respect to employees who reside or work in Israel ("Israeli Employees"): (i) other than extension orders (tzavei harchava) that apply to all employees in Israel neither the Company nor any Company Subsidiary was in the last seven (7) years or is subject to, and no Israeli Employee of the Company or any Company Subsidiary benefits from, any extension order (tzavei harchava) or any Contract or arrangement with respect to employment or termination thereof, (ii) all of the Israeli Employees are "at will" employees subject to the termination provisions included in employment agreements or applicable Law, including such provisions that apply to the Company's or any Company Subsidiary's employees generally or any part thereof under any applicable collective agreement or arrangement, (iii) the Company's and any Company Subsidiary's obligations to provide statutory severance pay to its Israeli Employees pursuant to the Severance Pay Law-1963 and vacation pursuant to the Israeli Annual Leave Law-1951 and any personal employment agreement have been satisfied or have been fully funded by contributions to appropriate insurance funds or accrued on the Financial Statements and where applicable the Company applies the provisions of Section 14 of the Severance Pay Law - 1963 with respect to such statutory severance pay, and (iv) the Company and each Company Subsidiary is in compliance in all material respects with all applicable Law, regulations, permits and Contracts relating to employment, employment practices, wages, bonuses, commissions and other compensation matters and terms and conditions of employment related to its Israeli Employees, including The Advance Notice of Discharge and Resignation Law, (5761-2001), The Notice to Employee (Terms of Employment) Law (5762-2002), The Prevention of Sexual Harassment Law (5758-1998), the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Salary Protection Law, 1958, Law for Increased Enforcement of Labor Laws, 2011 and The Employment of Employee by Manpower Contractors Law (5756-1996).  The Company and each Company Subsidiary has not engaged any Israeli Employees whose employment would require special approvals, and there are no unwritten Company or any Company Subsidiary policies or customs which, by extension, entitle Israeli Employees to benefits in addition to what they are entitled by Law. The Company and each Company Subsidiary has no Knowledge of any circumstance that would be reasonably expected to give rise to any valid claim by a current or former Israeli Employee or contractor for compensation upon termination of employment (beyond the statutory severance pay, recuperation days, notice period and redemption of unused vacation days to which employees are entitled).  All amounts that the Company and each Company Subsidiary are legally or contractually required either (x) to deduct from their Israeli Employees' salaries or to transfer to such Israeli Employees' pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from their Israeli Employees' salaries and benefits and to pay to any Governmental Entity as required by the Ordinance and Israeli National Insurance Law or otherwise have, in each case, been duly deducted, transferred, withheld and paid (other than routine payments, deductions or withholdings to be timely made in the normal course of business and consistent with past practice), and the Company and each Company Subsidiary does not have any outstanding obligations to make any such deduction, transfer, withholding or payment (other than such that has not yet become due).  The Company and each Company Subsidiary does not have any unsatisfied obligations of any nature to any of their former employees or Contractors, and their termination was in compliance with all material applicable Laws and Contracts. The Company and the Company's Subsidiaries have properly classified all Israeli Employees, Consultants and sales agents with respect to their position and all other aspects. The Company and each Company Subsidiary has not engaged any consultants, sub-contractors, sales agents or freelancers who, according to Israeli Law, would not be reasonably be expected to be reclassified by any Governmental Authority as employees of the Company or its Subsidiaries, for any purpose whatsoever or would be entitled to the rights of an employee vis-à-vis the Company or any Company Subsidiary, including rights to severance pay, vacation, recuperation pay (dmei havraa) and other employee-related statutory and contractual benefits.

Section 3.15          Contracts and Commitments.

(a)           Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any Contract:

(i)          providing for aggregate future noncontingent payments by or to the Company or any of its Subsidiaries in excess of $500,000 in any fiscal year, other than Contracts with an employee, consultant or independent contractor relating to employment or the provision of services or Contracts that are terminable upon 90 days or fewer notice or that expire pursuant to their terms no later than 120 days after the date hereof;

(ii)          limiting the freedom of the Company to engage in any line of business or sell, supply or distribute any service or product (including with respect to the pricing thereof), or to compete with any entity or to conduct business in any geography, or that grants any exclusive rights to any party (other than any (x) non-exclusive licenses entered into in the ordinary course of business, (y) Contracts for which noncontingent payments by or to the Company or any of its Subsidiaries do not exceed $500,000 in any fiscal year or (z) Contracts that are terminable upon 90 days or fewer notice or that expire pursuant to their terms no later than 120 days after the date hereof) where such limitations or restrictions would have a Material Adverse Effect;

(iii)          involving any joint venture, partnership or similar arrangement that is material to the Company and its Subsidiaries, taken as a whole;

(iv)          pursuant to which the Company or any Subsidiary incurs, assumes or guarantees any Indebtedness for borrowed money in excess of $500,000;

(v)          containing severance or termination pay Liabilities related to termination of employment in excess of $200,000 (individually to any employee);

(vi)          providing for the supply, manufacturing, distribution or development of Company Products (where the remaining aggregate noncontingent payments to or by the Company are in excess of $500,000);

(vii)          providing for the acquisition, transfer, in-bound licensing, out-bound licensing, development, co-development, or sharing of any material Intellectual Property or Software or materially affecting the ability of the Company or any of its Subsidiaries to use or disclose any Intellectual Property or Software (other than license agreements providing for for commercially available software on standard terms and non-exclusive distribution, reseller and end-user customer and other non-exclusive agreements entered into in the ordinary course of business);

(viii)          that prohibits the payment of dividends or distributions in respect of the share capital of the Company or any of its Subsidiaries, prohibits the pledging of the share capital of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by any of its Subsidiaries;

(ix)          that is a Collective Bargaining Agreement;

(x)          that provided for any acquisition of another entity by the Company or its Subsidiaries pursuant to which the Company or any of its Subsidiaries has continuing indemnification, "earn out" or other contingent payment or guarantee obligations; or

(xi)          that contains any material covenant granting "most favored nation" status that, following the Merger, would apply to or be affected by actions taken by Parent, the Surviving Company and/or their respective Subsidiaries or Affiliates.

Each Contract of the type described in the immediately preceding sentence, together with each of the Leased Real Property Subleases and Leases set forth on Section 3.11(d) of the Company Disclosure Letter, is collectively referred to herein as a "Company Material Contract."  The Company has heretofore made available to Parent a complete and correct copy of each Company Material Contract, including any amendments or modifications thereto.

(b)          Each Company Material Contract is binding on the Company or its Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, and, to the Knowledge of the Company, enforceable against each other party thereto (in each case, subject to the Bankruptcy and Equity Exception), and the Company and each of its Subsidiaries have performed all obligations required to be performed by them under each Company Material Contract and, to the Knowledge of the Company, each other party to each Company Material Contract has performed all obligations required to be performed by it under such Company Material Contract, in each case except as would not reasonably be expected to have a Company Material Adverse Effect.  To the Knowledge of the Company, the Company has not received during the last twelve (12) months, notice of any violation or default under (or any condition that with the passage of time or the giving of notice, or both, would cause such a violation of or default under) any Company Material Contract, except for violations or defaults that would not have or reasonably be expected to have a Company Material Adverse Effect.

(c)          To the Knowledge of the Company, as of the date hereof, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time), would reasonably be expected to:  (i) result in a material violation or breach of any provision of any Company Material Contract, (ii) give any Person the right to declare a default under any Company Material Contract, or (iii) give any Person the right to cancel terminate or modify any Company Material Contract, in each case, as would not have or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.16          Intellectual Property.

(a)          Section 3.16(a) of the Company Disclosure Letter sets forth a complete and correct list of:  (i) all patented or registered Intellectual Property owned by the Company or one of its Subsidiaries, all pending patent applications, all trademark applications, all registered copyrights, copyright applications and all domain names or other applications for registration of Intellectual Property owned by the Company or one of its Subsidiaries (together the "Registered Company Intellectual Property"); and (ii) all material unregistered trademarks, material unregistered copyrights (including Software), trade names and service marks, owned by the Company or its Subsidiaries (the "Unregistered Company Intellectual Property"), including, to the extent applicable, the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed.  The necessary registration, maintenance and renewal fees in connection with the Registered Company Intellectual Property have been paid and the necessary documents and certificates in connection with the Registered Company Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in Israel, the United States or other foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting, and maintaining the foregoing.  There are no actions that are required to be taken by Company within 90 days of the date of this Agreement with respect to any of the foregoing, except as set out in Section 3.16(a) of the Company Disclosure Letter.

(b)          The Company is the owner of all right, title and interest in and to the Registered Company Intellectual Property free and clear of all Encumbrances (other than Permitted Encumbrances) and, has sole and exclusive rights to the use thereof or the material covered thereby in connection with the services or products in respect of which such Registered Company Intellectual Property is being used by the Company or any of its Subsidiaries, subject to any license agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries licenses others to use any such Registered Company Intellectual Property.  The Company or one of its Subsidiaries owns, or is licensed under, or otherwise possesses sufficient rights to, the Intellectual Property or Software used in or necessary for the conduct of the business of the Company or its Subsidiaries as currently conducted.

(c)          To the Knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property rights by any Third Party, including any employee or former employee of the Company or any of its Subsidiaries.  Neither the Company nor any of its Subsidiaries has brought or is bringing or has threatened any action, suit or proceeding for infringement or misappropriation of the Company Intellectual Property or breach of any license or agreement involving Company Intellectual Property against any Third Party.

(d)          Neither the Company nor any of its Subsidiaries is a party to any pending Action that involves a claim of infringement or misappropriation by the Company or any of its Subsidiaries of any Intellectual Property of any Third Party nor has any such Action been threatened in writing against the Company or any of its Subsidiaries nor has Company or any of its Subsidiaries received any demands that the Company or any of its Subsidiaries license any Intellectual Property from any Third Party.  To the Knowledge of the Company,  neither the conduct of the business of the Company and each of its Subsidiaries, nor the development, manufacture, sale, licensing or use of any of the Company Products used in or necessary to the course of Company's and each of its Subsidiaries' conduct of its respective business has infringed or misappropriated or is infringing or misappropriating (i) any Intellectual Property (other than patent rights) of any Third Party or (ii) any patent rights of any Third Party.  No Third Party has notified the Company in writing that it is challenging the ownership or use by the Company or any of its Subsidiaries, or the validity or enforceability of, any of the Company Intellectual Property.

(e)          The Company or its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all material trade secrets and material confidential information of the Company or its Subsidiaries.  Without limiting the foregoing, each of the Company and its Subsidiaries have instituted policies requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in the Company's standard forms, which forms have been made available to Parent.

(f)          The Company Intellectual Property was:  (i) developed by employees of the Company or its Subsidiaries within the scope of their employment:  (ii) developed by independent contractors who have assigned their rights (including Intellectual Property rights) to the Company or its Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or its Subsidiaries from a Third Party pursuant to written agreements that include representations, warranties or indemnities from such Third Party relating to title to such Intellectual Property; and no current or former employees of the Company or its Subsidiaries have any claim, right (whether or not currently exercisable) or interest to or in any Company Intellectual Property and each such employee who is or was involved in the creation or development of any Company Intellectual Property has signed a valid, enforceable agreement containing a present assignment of Intellectual Property rights to the Company or its Subsidiaries without further payment being owed to any parties (including, with respect to Israeli employees, under Section 134 of the Israeli Patent Law-1967 (the "IPL")) and without any restrictions or obligations on the Company or its Subsidiaries' ownership thereof.  No Third Party that has licensed Intellectual Property to the Company or any of its Subsidiaries has ownership rights or license rights to improvements or derivative works made by the Company or any of its Subsidiaries in such Intellectual Property (other than those aspects of such improvements or derivative works that are protected by such licensed Intellectual Property).

(g)          Neither the Company nor any of its Subsidiaries have used Open Source Software in a manner that would create obligations for Company or its Subsidiaries with respect to, or grant, or purport to grant, to any Third Party, any rights or immunities, to any Company Intellectual Property or any other license requiring the Company or any of its Subsidiaries to disclose source code to any of the Company Products or grant any rights not specifically granted in the Company's or any of its Subsidiary's license agreement with such Third Party.

(h)          The Company and its Subsidiaries use commercially reasonable efforts to protect the Company Products and Software used internally by the Company or its Subsidiaries from becoming infected by viruses, worms, Trojan horses or similar disabling codes or programs.  To the Knowledge of the Company, (i) there are no defects in any of the Company Products that would prevent the same from performing materially in accordance with its user specifications, to the extent applicable, and (ii) the Company has not introduced viruses, worms, Trojan horses or similar disabling codes or programs in any of the Company Products.

(i)           Neither the Company nor any of its Subsidiaries has disclosed or delivered to any Third Party, agreed to disclose or deliver to any Third Party, or permitted the disclosure or delivery to any escrow agent of, any source code that is Company Intellectual Property and the confidentiality of which is material to the Company.  To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any such source code be disclosed or delivered to any Third Party by the Company, any of its Subsidiaries or any person acting on their behalf.  To the Knowledge of the Company, there has been no unauthorized theft or disclosure of any source code of a Company Product.

(j)           Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has not received any unresolved, written claims from Third Parties, and to its Knowledge is not aware of any unwritten claims from Third Parties, that any installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services or other services that have been performed by the Company or any Subsidiary for such Third Parties were in any material respect performed improperly or not in conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Laws, in each case excluding bug reports or immaterial customer support issues arising in the ordinary course of business.

(k)          To the Knowledge of the Company, the Information Systems are adequate for the operation of its business as currently conducted, and the Company and its Subsidiaries have purchased sufficient license rights for all Software used by the Company and its Subsidiaries in such operations.

(l)           With respect to the Information Systems:  (i) the Company and its Subsidiaries have a commercially reasonable disaster recovery plan in place and have tested such disaster recovery plan for effectiveness, (ii) to the Knowledge of the Company, there have been no successful unauthorized intrusions or breaches of the security of the Information Systems which remain unresolved or have caused or would reasonably be expected to cause any liability to be incurred by the Company, (iii) there have not been any (A) material malfunctions that have not been remedied or replaced in all material respects, or (B) any unplanned downtime or service interruption which remains unresolved and (iv) the Company and its Subsidiaries have implemented or are in the process of implementing (or in the exercise of reasonable business judgment have determined that implementation is not yet in the best interest of the Company and its Subsidiaries) in a timely manner any and all security patches or security upgrades that are generally available for the Company's and its Subsidiaries' Information Systems.

(m)         Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries maintain and comply with a global data policy which to the Company's Knowledge reasonably ensures that the Company and its Subsidiaries are in compliance with all applicable Laws and legal requirements pertaining to data privacy and data security; and (ii) to the Knowledge of the Company, there has been no unauthorized access to or use of data, or loss, theft,  unintended or improper disclosure of, or security breaches relating to data (including personally identifiable information) used in the businesses of the Company and its Subsidiaries which remain unresolved or have caused or would reasonably be expected to cause any liability to be incurred by the Company.

(n)          There are no Contracts or arrangements to which the Company or any of its Subsidiaries is a party under which any Governmental Entity acquires rights with respect to any owned or exclusively licensed Company Products or owned or exclusively licensed Company Intellectual Property, nor, to the Knowledge of the Company, has any Governmental Entity acquired any rights as the result of providing any funding relating to the development of any Company Intellectual Property, including any government rights and prerogatives as defined under the IPL including rights under Section 55, Chapter 6 and Chapter 8 thereof.

(o)          No university, military, educational institution, research center, Governmental Entity, entity owned or controlled by any Governmental Entity, hospitals, medical centers or other institutions or organization (each, an "R&D Sponsor") has sponsored or provided funding for research and development conducted in connection with the business of the Company and the Company's Subsidiaries, or has any claim of right to, ownership of or other Lien on any owned or exclusively licensed Company Intellectual.  Neither the Company nor any of its Subsidiaries has participated in any standards-setting activities or joined any standards setting or similar organization that would affect the proprietary nature of any Company Intellectual Property or restrict the ability of the Company or any of the Company's Subsidiaries to enforce, license or exclude others from using any Company Intellectual Property.  To the Company's Knowledge, no Person (including any current and former employee, consultant or independent contractor of the Company or any of its Subsidiaries) who is or was involved in, or who has or will have contributed to, the creation or development of any of the owned Company Intellectual Property has performed services for, was an employee of, or was otherwise engaged (including as a graduate student) by any R&D Sponsor, during the time period in which such Person was engaged by the Company or any of its Subsidiaries or during the period such Person would be deemed under applicable Law to have contributed to the creation or development of Company Intellectual Property.  None of the Company Products or any products or Intellectual Property under development by Company or any of its Subsidiaries, directly or indirectly, is based upon, derived from, uses or incorporates any Intellectual Property that was developed using funding provided by the IIA, nor does the IIA or any Governmental Entity have any ownership interest in or right to restrict the sale, licensing, distribution or transfer of any Company Intellectual Property or Company Products.  Without limiting the foregoing, each item of Company Intellectual Property is freely transferable, conveyable and/or assignable by the Company and/or the Surviving Company to any entity located in any jurisdiction in the world without any restriction, constraint, control, supervision or limitation that could be imposed by the IIA or any other Governmental Entity.  Section 3.16(o) of the Company Disclosure Letter sets forth the amount of each Government Grant received by the Company or any of its Subsidiaries from the IIA and the aggregate amount of each such Government Grant.  Neither the Company nor any of its Subsidiaries has any outstanding royalty or similar obligations to the IIA under any such Government Grant.

Section 3.17          Insurance Policies.

Section 3.17 of the Company Disclosure Letter sets forth a list of all material insurance policies maintained by the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, (a) all current, material insurance policies of the Company and the Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid.  Neither the Company nor any of the Subsidiaries has received notice of cancellation or termination with respect to any material third party insurance policies (other than in connection with normal renewals of any such insurance policies) where such cancellation or termination would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.18          Brokers.

Other than the Company Financial Advisor, no broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, its Subsidiaries or any of their respective directors, officers or employees.

Section 3.19          Company Financial Advisor Opinion.

The Company Financial Advisor has delivered to the Company Board of Directors its opinion to the effect that, as of the date of such opinion, subject to the assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration to be received by the holders (other than Parent and its Affiliates) of Company Ordinary Shares pursuant to this Agreement is fair, from a financial point of view, to such holders. A copy of such opinion has been provided to Parent or, if a written opinion is not available as of the date hereof, will be provided to Parent as soon as practicable after the date hereof.

Section 3.20          Anti-Takeover Provisions.

The Company Board of Directors has taken all other necessary action so that any rights agreement or "poison pill" arrangement and any other takeover, anti-takeover, moratorium, "fair price," "control share," or similar Law applicable to the Company do not, and will not, apply to this Agreement, the Merger or the other transactions contemplated hereby.

Section 3.21          Environmental Matters.

Except for such matters that individually and in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) each of the Company and its Subsidiaries is, and has for the past two (2) years been, in compliance with all applicable Environmental Law and possesses and is, and has for the past two (2) years been, in compliance with all required Environmental Permits, (ii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, (iii) to the Knowledge of the Company, none of the Company or any of its Subsidiaries or any of their predecessors has owned or operated any property or facility that is or has been contaminated by any Hazardous Materials, or has caused any releases or threatened releases of Hazardous Materials at any property currently or formerly owned or operated by the Company or any of its Subsidiaries or any of their predecessors or at any offsite disposal location in connection with the current or past operations of the Company or any of its Subsidiaries or their predecessors, which in each case would result in a Liability under Environmental Law or an Environmental Claim, (iv) to the Knowledge of the Company, there has been no exposure in violation of Environmental Law of any Person to any Hazardous Material, pollutant or contaminant in connection with the current or former properties, operations and activities of the Company and/or any of its Subsidiaries, (v) neither the Company nor any of its Subsidiaries has received any written claim or notice of violation from any Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of, or has any Liability under, any Environmental Law, or regarding any Hazardous Materials which has not been resolved and (vi) neither the Company nor any of its Subsidiaries has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any Liability of any other Person relating to Environmental Law or Hazardous Materials.  All environmental reports, assessments, and audits in the possession or control of the Company or any of its Subsidiaries, in each case containing information relating to the Company and its Subsidiaries or their properties or operations have been made available to Parent.

Section 3.22          Customers and Vendors.

Section 3.22(a) of the Company Disclosure Letter lists the ten (10) largest customers of the Company (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries over the four consecutive fiscal quarter period ended September 30, 2018) (each, a "Major Customer"). Section 3.22(b) of the Company Disclosure Letter lists the ten (10) largest vendors of the Company (determined on the basis of aggregate purchases made by the Company and its Subsidiaries over the four consecutive fiscal quarter period ended September 30, 2018) (each, a "Major Vendor").  The Company has not received, as of the date of this Agreement, any written notice from any Major Customer or Major Vendor that it intends to terminate, or not renew, its Contract with the Company or its Subsidiaries.

Section 3.23          Information Supplied.

Neither the written information supplied, or to be supplied, by or on behalf of the Company for inclusion in the Proxy Statement or any other documents to be filed by Parent, Merger Sub or the Company with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby, will, on the date of its filing or, in the case of the Proxy Statement, at the date it is first mailed to the Company Ordinary Shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the Company Ordinary Shareholders. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in any of the foregoing documents.

Section 3.24          No Other Representations or Warranties.

The Company acknowledges and agrees that, except as expressly set forth in the representations and warranties contained in Article IV, (i) none of Parent, Merger Sub or any of their respective Subsidiaries, or any of their respective Affiliates, stockholders or Representatives, or any other Person acting on behalf of any of the foregoing, has made or is making any representation or warranty, express or implied, including as to omission or completeness, with respect to Parent or Merger Sub or any of their respective Subsidiaries or any of their respective businesses or operations, and (ii) it has not relied upon or otherwise been induced by, and is not entitled to rely upon, any representation or warranty, express or implied, including as to omission or completeness, with respect to the Parent or Merger Sub or any of their respective Subsidiaries or any of their respective businesses or operations, including with respect to any information provided or made available to the Company or any of its Representatives in connection with this Agreement or any of the transactions contemplated hereby.

ARTICLE IV

 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Subject to such exceptions as are disclosed in the Parent Disclosure Letter (it being acknowledged and agreed that disclosure of any item in any Section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to any other Section or subjection of the Parent Disclosure Letter to the extent that the relevance of any disclosed event, item or occurrence in the Parent Disclosure Letter to such other Section or subsection is readily apparent on its face as to matters and items that are the subject of the corresponding representation or warranty in this Agreement), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1           Organization and Good Standing.

Parent is a private limited company, duly incorporated and validly existing under the Laws of England and Wales.  Merger Sub is a company duly organized and validly existing under the Laws of the State of Israel.  Each of Parent and Merger Sub has full corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and is duly qualified or licensed to do business as a foreign corporation or company and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in each case as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.2           Authority for Agreement.

Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement.  The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub, and no other votes or approvals of any class or series of share capital or shares of Parent or Merger Sub, are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby.  This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject the Bankruptcy and Equity Exception.

Section 4.3           No Conflict; Required Filings and Consents.

Assuming compliance with the matters, and receipt of the approvals referenced in Section 4.4, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the organizational documents of Parent or the articles of association of Merger Sub, (ii) conflict with or violate any Law applicable to Parent or its Subsidiaries or any property or asset of Parent or any of its Subsidiaries or (iii) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations, or result (immediately or with notice or lapse of time or both) in the creation of an Encumbrance (other than a Permitted Encumbrance) on any property or asset of Parent or its Subsidiaries pursuant to, any Contract or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries, or any property or asset of Parent or any of its Subsidiaries, is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4           Required Governmental Approvals.

The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, or registration or qualification with, any Governmental Entity, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, or state securities Laws or "blue sky" Laws, (b) the execution by Parent of an IIA Undertaking, (c) the filings and approvals under the Antitrust Laws set forth on Section 3.5(d) of the Company Disclosure Letter, and (d) the filing of the Merger Proposal and Merger Notice with the Companies Registrar and all such other notices or filings required under the ICL with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar.

Section 4.5           Litigation.

There are no Actions pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, including Merger Sub, that would reasonably be expected to have a Parent Material Adverse Effect.  Neither Parent nor any Subsidiary of Parent is subject to any outstanding Order, except as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.6           Availability of Funds.

Parent has available to it as of the date hereof, and will have available to it at the Closing, sufficient funds on hand as necessary to satisfy all of Parent's and Merger Sub's obligations hereunder, including to pay the aggregate Merger Consideration, the Hale Note and the Bridge Debt and all other amounts payable under this Agreement, including the fees and expenses of Parent and Merger Sub.  In no event shall the receipt or availability of any funds or financing by Parent or Merger Sub or any other financing or other transactions be a condition to any of Parent's or Merger Sub's obligations hereunder.

Section 4.7           Brokers.

No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective directors, officers or employees, for which the Company may become liable.

Section 4.8           Merger Sub.

Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and, prior to the Effective Time, Merger Sub will have engaged in no business and have no Liabilities or obligations other than in connection with the transactions contemplated by this Agreement.

Section 4.9           Solvency.

As of the Effective Time and immediately after giving effect to all of the transactions contemplated by this Agreement, including the Merger and all payments contemplated by this Agreement in connection with the Merger (including payment of all amounts payable under Article I of this Agreement in connection with or as a result of the Merger) and payment of all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith, and assuming the accuracy as of the Effective Time in all material respects of those representations and warranties of the Company set forth in Article III that relate to the subject matter of clauses (i) through (iii) of this Section 4.9 (including Section 3.8):  (i) the amount of the "fair saleable value" of the assets of each of the Surviving Company and its Subsidiaries will exceed (A) the value of all liabilities of the Surviving Company and such Subsidiaries, including contingent and other liabilities, and (B) the amount that will be required to pay the probable liabilities of the Surviving Company and such Subsidiaries on their existing debts as such debts become absolute and matured, (ii) each of the Surviving Company and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged, and (iii) each of the Surviving Company and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature.  For purposes of the foregoing, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 4.10         Information Supplied.

Neither the written information supplied, or to be supplied, by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement or any other documents to be filed by Parent, Merger Sub or the Company with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby, will, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to Company Ordinary Shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or Merger Sub shall occur which is required to be described in the Proxy Statement, Parent shall promptly disclose such event to the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in any of the foregoing documents.

Section 4.11          Shareholder, Labor and Employee Matters.

As of the date hereof, neither Parent nor Merger Sub has:  (a) entered into any employment agreement with any of the Company's shareholders, directors, officers or employees, (b) offered employment to any of the Company's shareholders, directors, officers or employees, (c) had discussions with any of the Company's shareholders, directors, officers or employees regarding the future terms of their employment after the Closing or (d) sold, or offered to sell, any direct or indirect equity interest in the Company to any of the Company's shareholders, directors, officers or employees.

Section 4.12          Share Ownership.

Parent is not an "interest holder" of the Company as defined in the ICL.  Neither Parent nor any subsidiary of the Parent directly or indirectly owns, beneficially or otherwise, any Company Ordinary Shares.

Section 4.13          Independent Investigation; No Other Representation.

Parent and Merger Sub hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that, as of the date hereof, Parent, Merger Sub and their respective Affiliates and Representatives (a) have received access to (i) such books and records, facilities, equipment, contracts and other assets of the Company that Parent and Merger Sub and their respective Affiliates and Representatives, as of the date hereof, have requested to review and (ii) the electronic data room hosted by the Company in connection with the transactions contemplated by this Agreement, and (b) have had an opportunity to meet with the management of the Company and to discuss the business and assets of the Company.  Parent and Merger Sub hereby acknowledge and agree (each for itself and on behalf of its respective Affiliates and Representatives) that, except for the representations and warranties of the Company expressly set forth in Article III, (I) none of the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty (whether express or implied) relating to the Company, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement and the transactions contemplated by this Agreement, including as to the accuracy or completeness of any such information, and none of Parent, Merger Sub or any of their respective Affiliates or Representatives is relying on any representation or warranty except for those representations and warranties of the Company expressly set forth in Article III, (II) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to the Company, its Subsidiaries or any of their respective businesses, operations, properties, assets, liabilities or otherwise in connection with this Agreement or the transactions contemplated hereby, except for those representations and warranties of the Company expressly set forth in Article III, and if made, such representation or warranty has not been and may not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company or any of its Subsidiaries (or any other Person), and (III) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by the Company in connection with the transactions contemplated by this Agreement or in connection with presentations by the Company's management, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is expressly the subject of any express representation or warranty of the Company set forth in Article III.  Parent and Merger Sub hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations and financial condition of the Company and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, each of Parent, Merger Sub and their respective Affiliates and Representatives have relied on the results of their own independent investigation.  Notwithstanding the foregoing, nothing in this Section 4.13 serves to modify the representations and warranties of the Company contained in Article III (as modified by the Company Disclosure Letter) or the right of Parent and Merger Sub to rely thereupon.

ARTICLE V

COVENANTS

Section 5.1             Conduct of Business by the Company Pending the Merger.

(a)           The Company covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is validly terminated pursuant to Article VII, except (A) as set forth in Section 5.1 of the Company Disclosure Letter, (B) as permitted or required by this Agreement, (C) as required by Law or (D) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall and shall cause each of its Subsidiaries to, (i) maintain its existence in good standing under applicable Law (where such concept is applicable), (ii) subject to the restrictions and exceptions set forth in Section 5.1(b) or elsewhere in this Agreement, conduct its business and operations in all material respects only in the usual, regular and ordinary course of business and in a manner consistent with past practice and (iii) use commercially reasonable efforts to, in all material respects, (A) preserve intact its assets, properties, Contracts or other legally binding understandings and business organizations, (B) keep available the services of its current officers and key employees and consultants and (C) preserve the current relationships of the Company and its Subsidiaries with customers, vendors, distributors, lessors, licensors, licensees and other Persons with which the Company or any of its Subsidiaries has significant business relations.

(b)           The Company covenants and agrees that between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is validly terminated pursuant to Article VII, the Company shall not and shall cause each of its Subsidiaries not to (except as expressly contemplated, permitted or required by this Agreement, as set forth on the applicable subsection of Section 5.1(b) of the Company Disclosure Letter or with the prior written approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed):

(i)          declare, set aside, establish a record date for, make or pay any dividends or other distributions (whether in cash, shares or property) in respect of any of its shares or other Equity Interests or enter into any agreement with respect to the voting of its shares or other Equity Interests, except dividends or other distributions from any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company;

(ii)          adjust, split, combine or reclassify any of its shares or that of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its shares or that of its Subsidiaries;

(iii)          repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its or its Subsidiaries' share capital or any Company Rights or Subsidiary Rights (except in connection with (A) Tax withholdings and exercise price settlements upon the exercise of Company Options; (B) vesting, forfeiture or repurchase of Company RSUs outstanding on the date of this Agreement and in accordance with their present terms; or (C) transactions between the Company and a wholly owned Subsidiary or between wholly owned Subsidiaries;

(iv)          issue, deliver or sell, pledge or encumber any shares of its or its Subsidiaries' shares, or any Company Rights or other Equity Interests other than (A) issuances of Company Ordinary Shares in respect of any exercise of any Company Rights currently outstanding, including the vesting or settlement any Company Rights, (B) sales of Company Ordinary Shares pursuant to the exercise of Company Options if necessary to effectuate an optionee direction upon exercise or pursuant to the settlement of Company Right in order to satisfy Tax withholding obligations, or (C) transactions between the Company and a wholly owned Subsidiary or between wholly owned Company Subsidiaries;

(v)          cause, permit or propose any amendment to the articles of association or memorandum of association of the Company or amend any organizational document of any Subsidiary of the Company;

(vi)          incur, create, assume or otherwise become liable for any Indebtedness for borrowed money or assume, guaranty, endorse or otherwise agree to become liable or responsible for the Indebtedness for borrowed money of any other Person, except for the Bridge Debt; provided, that nothing contained herein shall prohibit the Company or any of its Subsidiaries from making guarantees or obtaining letters of credit or surety bonds for the benefit of commercial counterparties in the ordinary course of business consistent with past practice;

(vii)          (A) make any loans or advances to any other person other than (1) in the ordinary course of business consistent with past practice; (2) pursuant to existing agreements in effect prior to the execution of this Agreement; or (3) in accordance with the indemnification and expense advancement provisions of the Company Articles of Association or the Company Memorandum or (B) make any capital contributions to or investments in any other Person except for loans or capital contributions among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries;

(viii)          merge or consolidate with any other entity or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization or otherwise permit its corporate existence to be suspended, lapsed or revoked other than transactions between the Company and a wholly owned Subsidiary or between wholly owned Subsidiaries;

(ix)          alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to present or former employees, directors, individual service providers or Affiliates of the Company or any of its Subsidiaries, other than alterations or amendments (A) made with respect to non-officers and non-directors in the ordinary course of business consistent with past practice, (B) as expressly contemplated by Section 1.7, (C) required under applicable Law or by the terms of any Contract of the Company or any Subsidiary, as in effect on the date of this Agreement, or (D) required pursuant to the terms of a Company Benefit Plan or an agreement with a newly hired employee on terms consistent in all material respects with those provided to other employees of the Company or its Subsidiaries of comparable level;

(x)          hire any new officers (which for this purpose shall be employees with a title of the level of at least "vice president" or its equivalent);

(xi)          sell, license, mortgage, transfer, lease, pledge or otherwise subject to any Encumbrance (including by sale of shares or assets) or otherwise dispose of any business or material rights, properties or assets (including shares or other ownership interests of its Subsidiaries), except (A) pursuant to existing agreements in effect prior to the execution of this Agreement, (B) in the case of Encumbrances, for Permitted Encumbrances or Encumbrances created or perfected in connection with any Indebtedness permitted to be incurred, assumed or guaranteed pursuant to Section 5.1(b)(vi), (C) sales of products or services in the ordinary course of business, or dispositions of obsolete or worthless equipment, (D) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, and (E) for transactions among the Company and its wholly owned Subsidiaries or among wholly owned Company Subsidiaries;

(xii)          acquire (by merger, consolidation or acquisition of shares or assets) any business for which the aggregate amount to be paid in respect of such business would exceed $500,000;

(xiii)          prepare or file any Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make or change any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including positions, elections or methods that would have the effect of deferring income to periods ending after the Effective Time or accelerating deductions to periods ending on or before the Effective Time), settle or otherwise compromise any claim relating to Taxes, enter into any closing agreement or similar agreement relating to Taxes, otherwise settle any dispute relating to Taxes or request any ruling or similar guidance with respect to Taxes, enter into any Tax indemnity, sharing, allocation or similar agreement or closing agreement, adopt or change any accounting method in respect of Taxes, incur any liability for Taxes outside the ordinary course of business, fail to pay any Tax that becomes due and payable (including any estimated Tax payment), or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment, other than as set forth in Section 5.10 (Tax Ruling);

(xiv)         except (A) in the ordinary course of business consistent with the past practice, or (B) in accordance with the Company's budget described on Section 5.1(b)(xiv) of the Company Disclosure Letter, incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith;

(xv)          pay, discharge, settle, cancel, incur or satisfy any material Liabilities, other than the payment, discharge, settlement, cancellation, incurrence or satisfaction of Liabilities (A) in the ordinary course of business consistent with past practice, (B) as required by any applicable Law, (C) as accrued for in the Company Financial Statements, (D) as required by the terms of any Contract of the Company, as in effect on the date of this Agreement, or (E) not in excess of $150,000 individually or $250,000 in the aggregate;

(xvi)         apply for any Government Grant;

(xvii)        enter into, engage in or amend any transaction, Contract or understanding with any Related Party or any interested parties (Ba'alay Inyan);

(xviii)       enter into, modify, amend or terminate (A) any Contract that if so entered into, modified, amended or terminated would reasonably be likely to (x) have a Company Material Adverse Effect or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (B) any Company Material Contract, except (x) in the ordinary course of business, (y) for expirations, renewals or non-renewals in accordance with their terms or (z) as otherwise permitted pursuant to any other clause of this Section 5.1(b);

(xix)          terminate any officer (which for this purpose shall be employees with a title of "vice president" or its equivalent or more senior) of the Company or any of its Subsidiaries other than for good reason or for reasonable cause;

(xx)          enter into any transaction that could give rise to a disclosure obligation as a "reportable transaction" under Section 6011 of the Code and the regulations thereunder;

(xxi)          compromise, release, waive or settle any Action except for any Action (A) for which the Company has accrued for in the Company Financial Statements and as so accrued; or (B) with the amount is dispute, or the amount claimed does not exceed $150,000;

(xxii)         implement any employee layoffs without complying with WARN;

(xxiii)        abandon or allow to lapse or expire any registration or application for material Registered Company Intellectual Property; or

(xxiv)       knowingly commit, authorize, agree to take or enter into any letter of intent or similar agreement or arrangement with respect to any of the actions described in this Section 5.1(b).

(c)           Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time.  Prior to the Effective Time, each of Parent and Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

Section 5.2            Access to Information and Employees.

(a)           From the date hereof to the Effective Time, the Company shall, and shall cause its Subsidiaries and the Representatives of the Company to, afford the Representatives of Parent and Merger Sub reasonable access during normal business hours to the officers, employees, agents (including outside accountants), properties, offices and other facilities, books and records, Contracts, commitments, work papers and other documents and information relating to the Company and its Subsidiaries as reasonably requested in advance by Parent and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish or otherwise make available (including via EDGAR, if applicable) to Parent (i) a full and accurate copy of each report, schedule, form, statement and other document proposed to be filed or submitted by the Company pursuant to the requirements of domestic or foreign, federal or state, securities Laws not less than two (2) Business Days prior to such filing and a copy of any communication (including "comment letters") received by the Company from the SEC concerning compliance with the Exchange Act or from FINRA concerning the Company's compliance with the listing rules of Nasdaq, or any other securities' regulatory entity, and (ii) to the extent available, for the period beginning after the date of this Agreement and ending at the Effective Time, as soon as practicable after the end of each month, and in any event within forty five (45) days thereafter, a copy of the monthly consolidated financial statements of the Company, including statements of financial condition, results of operations and statements of cash flow.  Nothing in this Section 5.2(a) will require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would:  (A) violate any of its or its Affiliates' respective obligations with respect to confidentiality; (B) result in a violation of applicable Law; or (C) result in loss of legal protection, including the attorney-client privilege and work product doctrine; provided that the Company shall (i) (if permitted by Law) provide notice to Parent that such information is being withheld pursuant to such law or privilege if such notice can, in the good faith discretion of the Company, be provided in a manner that would not result in such loss or violation and (ii) use commercially reasonable efforts to disclose such documents and information in a manner that would not result in such loss or violation.

(b)           No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

(c)           With respect to any information that is disclosed pursuant to this Section 5.2, each of the parties hereto shall comply with, and shall cause each of its Representatives to comply with, all of its obligations under the Confidentiality Agreement and the parties agree that the provisions of the Confidentiality Agreement shall (i) apply to information disclosed pursuant to this Section 5.2; and (ii) survive termination of this Agreement in accordance with the terms of the Confidentiality Agreement.

Section 5.3            Reasonable Efforts; Notification.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to fulfill all conditions to the obligations of the other parties hereto set forth in Article VI and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Transaction Documents, including (i) using commercially reasonable efforts to take all acts necessary to cause such conditions to be satisfied and not to take acts that would reasonably be expected to result in such conditions not being so satisfied, (ii) obtaining all necessary actions or non-actions, waivers, consents, qualifications and approvals from Governmental Entities and making all necessary registrations, filings and notices and taking all reasonable steps as may be necessary to obtain any required approval, waiver or exemption from any Governmental Entity, (iii) obtaining all necessary consents, qualifications, approvals, waivers or exemptions from the non-governmental Third Parties set forth on Section 5.3(a) of the Company Disclosure Letter and (iv) converting any short-term investments (as classified in the consolidated financial statements of the Company and its Subsidiaries) into cash as of the Closing at the reasonable discretion of Parent and executing and delivering any additional documents or instruments, in each case to the extent necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents.

(b)          Without limiting the foregoing, (i) each of the Company, Parent and Merger Sub shall use its reasonable best efforts to make promptly (and in any event no later than ten (10) Business Days following the date hereof) any required submissions under the Israeli Restrictive Trade Practices Law 1988 in connection with the Merger with the Israeli Anti Trust Authority ("IAA") and any other Antitrust Laws which the Company and Parent determines should be made, in each case with respect to the Merger and the transactions contemplated hereby and (ii) Parent, Merger Sub and the Company shall cooperate with one another (A) in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any foreign Law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to Contracts material to the Company's business in connection with the consummation of the transactions contemplated by this Agreement and (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers.  Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Action by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Action or threat, (3) to the extent applicable, promptly inform the other party of any material communication concerning the IAA or other Antitrust Laws to or from any Governmental Entity regarding the Merger and (4) to the extent applicable, furnish to the other party such information and assistance as the other may reasonably request in connection with any filing or other act undertaken in compliance with the IAA and any other Antitrust Laws.  Except as may be prohibited by any Governmental Entity, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any suit, claim, action, investigation or proceeding under or relating to the IAA or any other Antitrust Law, in each case, to the extent applicable.  Each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such legal proceeding.  Notwithstanding anything herein to the contrary, neither Parent nor any of its Affiliates shall be required to, nor shall the Company (without the consent of Parent, which may be withheld in Parent's sole discretion), negotiate, commit to or effect by Order or otherwise, the sale, divestiture or disposition of any assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto or enter into any Order, accept any undertaking or condition or otherwise take or commit to take actions that would limit Parent's, the Company's or their respective Affiliates' freedom of action with respect to, or ability to retain, any of their businesses, product lines or assets, or otherwise limit Parent's or its Affiliates' ability to receive the full benefits of this Agreement.  In no event shall Parent or Merger Sub be required to pay any fee, penalty or other consideration to any third party for any consent or approval required for the consummation of the transaction contemplated by this Agreement under any Contract.  In addition, Parent and/or its controlled Affiliates shall execute and deliver an undertaking in customary form in favor of the IIA to comply with applicable Law (if and when required to do so).  All costs associated with any filings pertaining to any Antitrust Laws, if any, shall be borne by Parent and the Company shall be entitled to reimbursement for any expenses incurred by the Company in connection therewith.

(c)          Each of the Company, on the one hand, and Parent and Merger Sub, on the other, shall promptly (and in any event within five (5) Business Days) notify the other party in writing if it believes that such party has breached any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, reasonably be likely to result in a failure of a condition set forth in Section 6.2 or Section 6.3 if continuing on the Closing Date.

(d)          If any Antitakeover Laws are or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company Board of Directors shall promptly grant such approvals and use commercially reasonable efforts to take such other lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Merger, as the case may be, and otherwise take such other commercially reasonable and lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

Section 5.4           Shareholders Meeting; Proxy.

(a)          As soon as reasonably practicable following the date of this Agreement, but in no event later than the fifth (5th) Business Day after the date hereof, the Company shall (i) establish a record date for, duly call, give notice of, and, following the applicable notice period, convene and hold a special meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of obtaining the Company Required Vote, (ii) publish the notice of the Company Shareholders Meeting and (iii) otherwise comply with the notice requirements applicable to the Company pursuant to the ICL and the regulations promulgated thereunder, the Company Articles of Association and Company Memorandum or any other applicable Law. As soon as reasonably practicable following the date of this Agreement, but in no event later than the fifteenth (15th) Business Day after the date hereof, the Company shall prepare and furnish to the SEC under cover of Form 6-K a proxy statement for the Company Shareholders Meeting (the "Proxy Statement").  Unless this Agreement is terminated pursuant to Section 7.1 or as Parent and the Company may otherwise agree, the Company Shareholders Meeting shall be held no later than 45 days after publication of the notice of the Company Shareholders Meeting.  Subject to Section 5.6, the Company shall include the Company Board Recommendation in the Proxy Statement.

(b)          If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an "Other Required Company Filing"), then the Company shall promptly prepare and file such Other Required Company Filing with the SEC.  The Company shall cause the Proxy Statement and any Other Required Company Filing to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and FINRA.  The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel a reasonable opportunity to review and comment thereon, which comments shall be considered by the Company in good faith.  On the date of filing, the date of mailing to the shareholders of the Company (if applicable) and at the time of the Company Shareholders Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.  Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing.  The information supplied by the Company or its Affiliates for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)          If Parent, Merger Sub or any of their respective Affiliates is required to file any document with the SEC in connection with the Merger or the Company Shareholders Meeting pursuant to applicable Law (an "Other Required Parent Filing"), then Parent and Merger Sub shall, and shall cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC.  Parent and Merger Sub shall cause, and shall cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and FINRA.  Neither Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without providing the Company and its counsel a reasonable opportunity to review and comment thereon, which comments shall be considered by Parent, Merger Sub or their respective Affiliates in good faith.  On the date of filing, the date of mailing to the Company Ordinary Shareholders (if applicable) and at the time of the Company Shareholders Meeting, no Other Required Parent Filing will knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.  Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company or its Affiliates for inclusion or incorporation by reference in any Other Required Parent Filing.  The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)          Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing.  If at any time prior to the Company Shareholders Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the stockholders of the Company.

(e)          The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without providing the other a reasonable opportunity to review and comment on such written communication, which comments shall be considered by the filing party in good faith.

(f)          The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (A) any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, (B) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, or (C) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g)          In the event that Parent or any Person listed in Section 320(c) of the ICL casts any votes in respect of the Merger, Parent shall disclose to the Company its interest in the Company Ordinary Shares so voted.  At the Company Shareholders Meeting, Parent and Merger Sub shall cause any Company Ordinary Shares owned by them and their Affiliates (if any) to be voted in favor of the approval of this Agreement, the Merger and the other transactions contemplated by this Agreement.

(h)          Once the Company has established a record date, the Company shall not change such record date or establish a different record date for the Company Shareholders Meeting without the prior written consent of Parent.  In the event that the date of the Company Shareholders Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing, it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new record date for the Shareholders Meeting, as so adjourned, postponed or delayed.

(i)           The Company may not adjourn or postpone the Company Shareholders Meeting; provided, however, nothing herein shall prevent the Company from postponing or adjourning the Company Shareholders Meeting if (x) there are holders of an insufficient number of Company Ordinary Shares present or represented by a proxy at the Company Shareholders Meeting to constitute a quorum at the Company Shareholders Meeting or (y) the Company is required to postpone or adjourn the Company Shareholders Meeting by court order or a request from the SEC or its staff.

(j)           Subject to Section 5.6, at the Shareholders Meeting, the Company shall, through the Company Board of Directors, make the Company Recommendation and, unless there has been a Company Adverse Recommendation Change, the Company shall (x) take all reasonable lawful action to solicit the Company Required Vote, and (y) publicly reaffirm the Company Recommendation within two (2) Business Days after any request by Parent. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance with Article VII, this Agreement shall be submitted to the Company Ordinary Shareholders for the purpose of obtaining the Company Required Vote. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Shareholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Company Required Vote. Without the prior written consent of Parent, the adoption of this Agreement and the transactions contemplated hereby (including the Merger) shall be the only matter (other than procedural matters) which the Company shall propose to be acted on by the Company Ordinary Shareholders at the Shareholders Meeting.

Section 5.5           Merger Proposal; Certificate of Merger.

(a)          Subject to the ICL and the regulations promulgated thereunder, as promptly as practicable following the date hereof the Company and Merger Sub, as applicable, shall take the following actions within the timeframes set forth herein; provided, however, that any such actions or the timeframe for taking such action shall be subject to any amendment in the applicable provisions of the ICL and the regulations promulgated thereunder (and in case of an amendment thereto, such amendment shall automatically apply so as to amend this Section 5.5(a) accordingly):  (i) cause a merger proposal (in the Hebrew language) in the form of Exhibit B (the "Merger Proposal") to be executed in accordance with Section 316 of the ICL, (ii) deliver the Merger Proposal to the Companies Registrar within three (3) days from the calling of the shareholders meetings, (iii) the Company shall cause a copy of the Merger Proposal to be delivered to its secured creditors, if any, no later than three (3) days after the date on which the Merger Proposal is delivered to the Companies Registrar, (iv) promptly after the Company shall have complied with the preceding sentence and with clauses (i) and (ii) of this Section 5.5(a), but in any event no more than three (3) days following the date on which such notice was sent to the creditors, the Company and Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the ICL, that notice was given to their respective creditors, if any, under Section 318 of the ICL (and regulations promulgated thereunder), (v) each of the Company and, if applicable, Merger Sub, shall:  (x) publish a notice to its creditors, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, Company's registered office or Merger Sub's registered offices, as applicable, and at such other locations as the Company or Merger Sub, as applicable, may determine, in (A) two daily Hebrew newspapers, on the day that the Merger Proposal is submitted to the Companies Registrar, (B) in a popular newspaper in New York as may be required by applicable Law; and (C) if required, in such other manner as may be required by applicable Laws and regulations, (y) within four (4) business days from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the "Substantial Creditors" (as such term is defined in the regulations promulgated under the ICL) that the Company or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in the immediately preceding clause (x); and (z) if applicable, send to the Company's "employees committee" (Va'ad Ovdim) or display in a prominent place at the Company's premises a copy of the notice published in a daily Hebrew newspaper (as referred to in clause (x)(A) of this Section 5.5(a), no later than three (3) business days following the day on which the Merger Proposal was submitted to the Companies Registrar, (vi) not later than three (3) days after the date on which the Company Required Vote is received, the Company shall (in accordance with Section 317(b) of the ICL and the regulations thereunder) inform the Companies Registrar of such approval, and (vii) in accordance with the customary practice of the Companies Registrar, the Company and Merger Sub shall request, following coordination with Merger Sub, that the Companies Registrar declare the Merger effective and issue the Certificate of Merger upon such date as the Company and Merger Sub shall advise the Companies Registrar.  For the avoidance of doubt, and notwithstanding any provision of this Agreement to the contrary, it is the intention of the parties that the Merger shall be declared effective and the Certificate of Merger shall be issued on the Closing Date, as a condition to the Closing taking place.  For purposes of this Section 5.5(a), "business day" shall have the meaning set forth in the Merger Regulations 5760-2000 promulgated under the ICL.

(b)           The sole shareholder of Merger Sub has approved the Merger subject to the satisfaction or waiver (to the extent permitted hereunder) of all the conditions to Closing (other than those that by their nature may only be satisfied or waived at Closing).  No later than three days after the date of such approval, Merger Sub shall (in accordance with Section 317(b) of the ICL and the regulations thereunder) inform the Companies Registrar of such approval.

Section 5.6             No Solicitation of Transactions.

(a)           On the date hereof, the Company will instruct and cause its Subsidiaries and its and their respective Representatives to immediately cease all discussions and negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal, and deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal and such notice shall also request such Person to promptly return or destroy all confidential information concerning the Company and its Subsidiaries made available to such Person in connection with a potential Acquisition Proposal. From the date hereof until the earlier of the Effective Time or the termination of this Agreement, the Company will not and will not authorize or permit any Subsidiary, or Representative to, directly or indirectly:

(i)             initiate, solicit, propose, knowingly encourage (including by providing information) or take any action to knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

(ii)           engage in, continue or otherwise participate in any discussions (other than to refer to this Agreement) or negotiations regarding, or provide any information or data concerning the Company or any of its Subsidiaries to any Person relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

(iii)          grant any waiver, amendment or release under any standstill or confidentiality agreement or any rights agreement or Takeover Statutes (provided that the Company shall not be required to enforce, and shall be permitted to waive, any provision that prohibits or purports to prohibit a confidential proposal being made to the Company Board of Directors (directly or indirectly through the Company's Representatives) or would restrict the Company's rights under this Agreement); or

(iv)          approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement (which, for the avoidance of doubt, excludes any Acceptable Confidentiality Agreement) relating to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, or that contradicts this Agreement or requires the Company to abandon this Agreement.

(b)           Notwithstanding anything to the contrary contained in Section 5.6(a), at any time prior to, but not after, obtaining the Company Required Vote, the Company may:

(i)             provide information in response to a request therefor to a Third Party who has made an unsolicited bona fide written Acquisition Proposal after the date of this Agreement if and only if, prior to providing such information, the Company has received from such Third Party so requesting such information an executed Acceptable Confidentiality Agreement; provided that the Company shall promptly (and in any event within twenty-four (24) hours) make available to Parent any material information concerning the Company and its Subsidiaries that is provided to such Third Party making such Acquisition Proposal that is given such access and that was not previously made available to Parent or the Parent Representatives; or

(ii)            engage or participate in any discussions or negotiations with a Third Party who has made such an unsolicited bona fide written Acquisition Proposal;

provided that, prior to taking any action described in Section 5.6(b)(i) or Section 5.6(b)(ii), (A) the Company Board of Directors shall have determined in good faith, after consultation with outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, and (B) the Company Board of Directors shall have determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal; provided, further, that the Company and its Representatives may contact such Third Party to clarify the terms and conditions of such Acquisition Proposal prior to making any such determinations. The Company shall require any Third Party submitting an unsolicited Acquisition Proposal to provide a definitive agreement that marks any proposed changes to the terms of this Agreement.

(c)           Except as expressly provided by Section 5.6(d) or Section 5.6(e), at any time after the date hereof, neither the Company Board of Directors nor any committee thereof nor any of the directors, whether acting in their individual capacity or as a director, shall:

(i)          (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or the Merger Sub, the Company Recommendation with respect to the Merger, (B) adopt, approve or recommend to the Company Ordinary Shareholders or propose to adopt, approve or recommend to the Company Ordinary Shareholders an Acquisition Proposal, (C) fail to make a Required Reaffirmation within four (4) Business Days after Parent so requests in writing (it being understood that the Company Board of Directors shall have no obligation to so reaffirm the Company Recommendation on more than three occasions), (D) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Acquisition Proposal or (E) fail to include the Company Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a "Company Adverse Recommendation Change"); or

(ii)          cause or permit the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement relating to any Acquisition Proposal.

(d)           Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Required Vote, if the Company has received a bona fide written Acquisition Proposal from any Person that is not withdrawn and that the Company Board of Directors concludes in good faith constitutes a Superior Proposal, then (x) the Company Board of Directors may effect a Company Adverse Recommendation Change with respect to such Superior Proposal, or (y) the Company Board of Directors may authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, if and only if:

(i)          the Company Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law;

(ii)          the Company shall have complied in all material respects with its obligations under this Section 5.6 with respect to such Acquisition Proposal;

(iii)          the Company shall have provided prior written notice to Parent at least two (2) Business Days in advance (the "Notice Period"), to the effect that the Company Board of Directors has received a bona fide written Acquisition Proposal that is not withdrawn and that the Company Board of Directors concludes in good faith constitutes a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Company Board of Directors has resolved to effect a Company Adverse Recommendation Change and/or to terminate this Agreement pursuant to Section 7.1(d), which notice shall specify the basis for such Company Adverse Recommendation Change and/or termination, including the identity of the party making the Superior Proposal and the material terms thereof; and

(A)          prior to effecting such Company Adverse Recommendation Change or termination, the Company shall, and shall cause their financial and legal advisors to, during the Notice Period, negotiate with Parent and the Parent Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided that in the event of any material revisions to the Acquisition Proposal that the Company Board of Directors has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.6 (including this Section 5.6(d)) with respect to such new written notice; and

(B)          any such termination shall be in accordance with Section 7.1(e), including the payment of the Company Termination Fee in accordance with Section 7.2(b).

(e)          Nothing contained in this Section 5.6 shall be deemed to prohibit the Company or the Company Board of Directors from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal or this Agreement, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to Company Ordinary Shareholders) or (ii) making any "stop-look-and-listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act and any such disclosures or communications shall not be considered a Company Adverse Recommendation Change unless explicitly provided to the contrary.

(f)          The Company agrees that it will promptly (and, in any event, within twenty-four (24) hours) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received by, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives from or by, respectively, any Third Party indicating, in connection with such notice, the identity of the Person or group of Persons making such offer or proposal, and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and any material change in the status of any such discussions or negotiations.

(g)          The Company agrees that in the event any of its Representatives takes any action that, if taken by the Company, would constitute a breach of this Section 5.6, then the Company shall be deemed to be in breach of this Section 5.6.

(h)          Solely for purposes of this Section 5.6, it is understood and agreed that, in the absence of compelling legal authority to the contrary, the Company, the Company Board of Directors and the Company's outside legal counsel shall be entitled to rely on and deem applicable to the Company and the Company Board of Directors the Law applicable to corporations incorporated in Delaware for purposes of making the conclusions contemplated by this Section 5.6 (and providing advice with respect thereto) relating to the fiduciary obligations of such Person for purposes of this Agreement, and that references to the "fiduciary duties" of the Company Board of Directors and other terms of similar import shall, for purposes of this Agreement, include reference to such Delaware law, and shall assume that Israeli law follows Delaware law with respect thereto.  The immediately preceding sentence is intended only to govern the contractual rights of the parties to this Agreement; it being understood and agreed that nothing in this Agreement is intended to modify any fiduciary duties of the Company Board of Directors under applicable Law or give rise to any breach or violation of this Agreement on the part of the Company by reason of the fact that the Company Board of Directors has complied with the Law of the State of Israel, rather than the Delaware Law, governing the duties owed by a director of a company formed under the Laws of the State of Israel to such company, its shareholders or any other Person.

Section 5.7           Public Announcements.

Except as permitted under Section 5.4, Section 5.5 and Section 5.6, the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided that a party hereto may, without the prior consent of the other parties hereto, issue such press release or make such public statement as may be required by Law or Order or the applicable rules of Nasdaq if it has used its commercially reasonable efforts to consult with the other parties hereto and to obtain such party's consent but has been unable to do so prior to the time such press release or public statement is so required to be issued or made.

Section 5.8           Litigation.

Without limiting the obligations of the parties hereto in Section 5.3, prior to the Effective Time, the Company shall promptly notify Parent of all lawsuits or other legal proceedings, whether judicial or administrative, challenging, or seeking damages or other relief as a result of, the Merger, this Agreement or the transactions contemplated by the Transaction Documents ("Merger Litigation") including by providing copies of all pleadings with respect thereto) and thereafter keep Parent reasonably informed with respect to the status thereof.  The Company shall give Parent the opportunity to review and comment on all material filings or responses to be made by the Company in the defense, settlement or prosecution of any Merger Litigation; and consult on the settlement with respect to such Merger Litigation, and the Company will in good faith take such comments into account, and, no such settlement shall be agreed to without Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 5.9           Directors' and Officers' Indemnification and Insurance.

(a)          For a period of six years from and after the Effective Time, the Surviving Company and its Subsidiaries shall (and Parent shall cause the Surviving Company and its Subsidiaries to) (i) honor and fulfill in all respects the obligations of the Company and its Subsidiaries under any and all indemnification agreements in the forms referenced on Section 5.9(a) of the Company Disclosure Letter between the Company or any of its Subsidiaries and any past and present officers and directors of the Company ("Indemnified Persons"); and (ii) indemnify, advance expenses to, and hold harmless all Indemnified Persons to the same extent and in the same manner such persons are indemnified as of the date of this Agreement by the Company pursuant to any indemnification agreements between such Indemnified Persons and the Company, the ICL, the Company Articles of Association and Company Memorandum for acts or omissions occurring at or prior to the Effective Time; provided, however, in the case of advancement of expenses, any person to whom expenses are advanced provides an undertaking, to the extent required by the ICL, to repay such advance if it is ultimately determined that such person is not entitled to indemnification.  The Articles of Association of the Surviving Company will contain provisions with respect to exculpation, advancement and indemnification that are at least as favorable to the Indemnified Persons as those contained in the Company Articles of Association and the Company Memorandum as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of not less than six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such a modification is required by Law.

(b)          From the Effective Time until the sixth anniversary of the Effective Time, Parent and the Surviving Company shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors, officers, employees or agents of the Company occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement in the form delivered by the Company to Parent prior to the date of this Agreement (the "Existing D&O Policy"), to the extent that directors' and officers' liability insurance coverage is commercially available; provided, however, that:  (i) Parent and the Surviving Company may substitute for the Existing D&O Policy a policy or policies of comparable coverage, including a "tail" insurance policy; and (ii) the Surviving Company shall not be required to pay annual premiums for the Existing D&O Policy (or for any substitute or "tail" policies) in excess of $375,250 (the "Maximum Premium") which amount, the Company hereby represents to be equal to two hundred fifty percent (250%) of the amount paid by the Company for coverage for its last full fiscal year.  In the event any future annual premiums for the Existing D&O Policy (or any substitute policies) exceed the Maximum Premium, the Surviving Company shall be entitled to reduce the amount of coverage of the Existing D&O Policy (or any substitute or "tail" policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium so as to provide for a policy with the greatest coverage available for a cost not exceeding the Maximum Premium.

(c)          The rights set forth in this Section 5.9 are in addition to, and not in limitation of, and Parent shall, and shall cause the Surviving Company to, enforce and honor, to the fullest extent permitted by Law for a period of six (6) years from the Effective Time, the rights otherwise available to the current officers and directors of the Company and its Subsidiaries by Law, charter, bylaw or Contract, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their Representatives and nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to or in substitution for any such claims under such policies.

(d)          In the event Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 5.9.

(e)          The obligations set forth in this Section 5.9 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary under the D&O Insurance or the "tail" policy referred to in Section 5.9(b) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person who is a beneficiary under the D&O Insurance or the "tail" policy referred to in Section 5.9(b) (and their heirs and representatives).  Each of the Indemnified Persons or other persons who are beneficiaries under the D&O Insurance or the "tail" policy referred to in Section 5.9(b) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 5.9, with full rights of enforcement as if a party thereto.  The rights of the Indemnified Persons (and other persons who are beneficiaries under the D&O Insurance or the "tail" policy referred to in Section 5.9(b) (and their heirs and representatives)) under this Section 5.9 shall be in addition to, and not in substitution for, any other rights that such persons may have under the Company Memorandum, the Company Articles of Association the equivalent organizational documents of any Subsidiaries, any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or applicable Law (whether at law or in equity).

(f)           The obligations and liability of the Surviving Company, Parent and their respective Subsidiaries under this Section 5.9 shall be joint and several.

Section 5.10         Tax Ruling.

(a)          Following the date of this Agreement, and no later than fifteen (15) days after the date hereof (unless the Company and Parent mutually agree otherwise), the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the ITA an application for a ruling (which shall be confirmed by Parent prior to its submission) confirming that (i) the conversion of the Company 102 Options in accordance with Section 1.7(c) and the Company 102 RSUs in accordance with Section 1.7(d) shall not be regarded as a violation of the "requisite holding period" (as such term is defined in Section 102 of the Ordinance) so long as the respective Option Consideration, RSUs Consideration and the Merger Consideration are deposited with the 102 Trustee until the end of the respective holding period and (ii) the deposit of the respective Option Consideration, RSUs Consideration and Merger Consideration with the Paying Agent and the 102 Trustee shall not be subject to any withholding obligation (which ruling may be subject to customary conditions regularly associated with such a ruling) (the "Options Tax Ruling").  The Company shall include in the request for the Options Tax Ruling a request to exempt Parent, the Surviving Company, the Paying Agent and their respective agents from any withholding obligation with respect to the transfer of the 102 Amounts and the Merger Consideration payable in respect of Company 102 Securities to the 102 Trustee.  If the Options Tax Ruling is not granted prior to the Closing or in accordance with the instructions of the ITA, the Company shall seek to obtain prior to the Closing an interim Tax ruling confirming, among other things, that Parent and any Person acting on its behalf (including the Paying Agent) shall be exempt from Israeli withholding Tax in relation to any payments made with respect to any Company Options or Company Ordinary Shares (whether or not subject to Section 102 of the Ordinance) to the, Paying Agent, the 102 Trustee or the Company in connection with the Merger (the "Interim Options Tax Ruling").  To the extent that prior to the Closing an Interim Options Tax Ruling shall have been obtained, then all references herein to the Options Tax Ruling shall be deemed to refer to such Interim Options Tax Ruling, until such time that a final definitive Options Tax Ruling is obtained.

(b)          As soon as practicable following the date of this Agreement but in no event later than ten (10) Business Days after the date hereof, the Company shall instruct its Israeli counsel, advisors and accountants to prepare and file with the ITA an application for a ruling (which shall be confirmed by Parent prior to its submission) that (i) with respect to holders of Company Ordinary Shares, Company RSUs and Company Options that are non-Israeli residents (as defined in the Ordinance or as will be determined by the ITA), (A) exempting Parent, the Paying Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (B) clearly instructing Parent, the Paying Agent, the Surviving Company and their respective agents on how such withholding at the source is to be executed, and in particular, with respect to the classes or categories of holders of the Company Ordinary Shares from which Tax is to be withheld (if any), the rate or rates of withholding to be applied and how to identify any such non–Israeli residents; and (ii) with respect to holders of Company Ordinary Shares that are Israeli residents (as defined in the Ordinance or as will be determined by the ITA) (other than Company 102 Shares) (x) exempting Parent, the Paying Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (y) clearly instructing Parent, the Paying Agent, the Surviving Company and their respective agents on how such withholding at the source is to be executed, and in particular, with respect to the classes or categories of holders of the Company Ordinary Shares from which Tax is to be withheld (if any), the rate or rates of withholding to be applied (the "Withholding Tax Ruling").

(c)          Without limiting the generality of the foregoing, each of the Company and Parent shall cause their respective Israeli counsel, advisors and accountants to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Options Tax Ruling (including the Interim Options Tax Ruling) and the Withholding Tax Ruling.  The final text of the Interim Option Tax Ruling, the Option Tax Ruling and the Withholding Tax Ruling shall be subject to the prior written confirmation of Parent or its counsel, such confirmation not to be unreasonably withheld, conditioned or delayed.  The Company and its Representatives shall not make any application to, or conduct any negotiation with, the ITA with respect to any matter relating to the subject matter of the Options Tax Ruling and the Withholding Tax Ruling without prior coordination with Parent or its Representatives, and will enable Parent's Representatives, at the expense of Parent, to participate in all discussions and meetings relating thereto.  To the extent that the Parent's representatives elect not to participate in any meeting or discussion, the Company's Representatives shall provide a prompt and full report of the discussions held.  Subject to the terms and conditions hereof, the Company shall use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain the Options Tax Ruling and the Withholding Tax Ruling, as promptly as practicable, however, if such ruling is not obtained for any reason whatsoever by the Closing Date, the Closing shall not be delayed or postponed.

(d)          The parties hereto understand and acknowledge that the Options Tax Ruling and the Withholding Tax Ruling may not be obtained or may contain such provisions, terms and conditions as the ITA may prescribe, which may be different from those detailed in this Section 5.10.  The parties further understand and acknowledge that the benefits to Company Ordinary Shareholders, Company Optionholders and Company RSUs Holders contemplated in this Section 5.10 may not be granted, or may not be granted in full.  If any of the Withholding Tax Ruling or the Options Tax Ruling is not obtained prior to the Closing Date, the Company shall instruct its Israeli counsel, advisors and accountants to apply to the ITA prior to the Closing Date for an extension of time with respect to the obligation to deduct or withhold Israeli Tax from the applicable consideration payable pursuant to this Agreement and if such extension is not granted to Parent's satisfaction prior to the date such payments become due and payable, Parent, Paying Agent, the 102 Trustee and/or the Surviving Company may make such payments and withhold any applicable Israeli Taxes in accordance with applicable Law.

Section 5.11          Conveyance Taxes.

The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, share transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

Section 5.12          Delisting.

Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Ordinary Shares from Nasdaq and terminate registration under the Exchange Act, provided that such delisting and termination shall not be effective until or after the Effective Time.

Section 5.13          Financing.

(a)          From the date hereof until the earlier of the Closing or the earlier termination of this Agreement in accordance with Article VII, the Company shall use its commercially reasonable efforts to provide to Parent, and shall use its commercially reasonable efforts to cause its Representatives (in each case with appropriate seniority and expertise, including in its or their accounting firms) to provide or cause to be provided to Parent, on a timely basis, such cooperation that is customary and reasonably requested by Parent in connection with the arrangement and consummation of any debt financing to be obtained by Parent or its Affiliates in connection with the transactions contemplated hereby (the "Debt Financing"), including using commercially reasonable efforts to (i) deliver to Parent and the Lender Parties such financial and other pertinent information regarding the Company and its Subsidiaries, in each case that is in the possession of the Company, as is customarily provided to lenders in syndicated senior secured credit facility financings and which is reasonably requested by Parent, including information related to the Company and its Subsidiaries required by regulatory authorities including under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act, and information reasonably necessary to complete disclosure schedules required by the Lender Parties; (ii) execute and deliver customary definitive financing documentation, including pledge and security documents, guarantees, certificates (including a solvency certificate), instruments and other matters ancillary to the Debt Financing, and otherwise facilitating the pledging of collateral (including providing reasonable and customary information required in connection with the pledging and identification of bank accounts, insurance, real property (both owned and leased) and intellectual property, and delivering stock or other certificates for certificated securities (with transfer powers executed in blank)), and facilitating the delivery of legal opinions, as may be reasonably requested by Parent; (iii) take all corporate or similar administrative or organizational actions reasonably necessary to permit the consummation of the Debt Financing, such as by having the Company Board of Directors and officers provide any resolutions, consents or approvals on behalf of the Company as may be required by the Lender Parties reasonably necessary for consummation of the Debt Financing; and (iv) obtain customary payoff letters and collateral releases.

(b)          Notwithstanding the provisions of this Section 5.13, nothing in this Agreement will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any commitment or other fees or bear or reimburse any expenses or make any payment to obtain consent or to incur any liability with respect to or cause or permit any Encumbrance to be placed on any of its assets prior to the Closing in each case for which it has not received or otherwise become entitled to reimbursement or is not otherwise indemnified by or on behalf of Parent, in each case in connection with the Debt Financing, (ii) enter into any definitive agreement that is not contingent upon Closing or that would be effective prior to the Closing Date, (iii) give any indemnities, or otherwise incur any liability, the effectiveness of which is not conditioned on the occurrence of the Closing, (iv) take any action that will conflict with or violate its organizational documents or any applicable Law, (v) cooperate with Parent in connection with the Debt Financing to the extent it would interfere unreasonably with the business or operations of the Company or any of its Subsidiaries, (vi) take any action, or disclose any information, that would conflict with or violate any agreement to which the Company or any of its Subsidiaries is a party, (vii) provide access to or disclose any information to the extent such disclosure would reasonably be expected to result in the waiver of the attorney-client privilege, attorney work product protections or similar protections, (viii) prepare or deliver any financial statements or financial information or any other information or materials of any type to the extent such financial statements, financial information or other information or materials is not otherwise specifically required to be delivered by the Company to Parent pursuant to Section 5.2(a), or (ix) take any action that would authorize any formal corporate action that is not subject to the occurrence of the Closing.  Notwithstanding any other provision set forth herein, nothing herein shall require any director, manager or officer of the Company or any Subsidiary who will not continue to hold such position following the Closing to execute any resolution(s) or written consent(s), or any certification, instrument or agreement, in connection with the Debt Financing or any agreements or instruments entered into in connection therewith.

(c)          Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries with the arrangement of the Debt Financing.  Parent shall indemnify and hold harmless the Company, its Subsidiaries and its Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the arrangement of the Debt Financing and the performance of their respective obligations under this Section 5.13 and any information utilized in connection therewith (other than those arising out of or resulting from the Company's or any of its Subsidiaries' gross negligence or willful misconduct).

(d)          Notwithstanding anything to the contrary set forth herein, the Company shall not be deemed in default of, or otherwise in breach of its obligations under, this Section 5.13, and the conditions set forth in Section 6.2(b) as it relates to this Section 5.13 shall be deemed satisfied, unless (i) the Company knowingly and intentionally materially breaches its obligations under this Section 5.13, and (ii) the Debt Financing has not been obtained primarily as a result of the Company's knowing and intentional material breach of its obligations under this Section 5.13.

Section 5.14          Payment of Indebtedness.

As of the Closing the Parent shall pay or cause to be paid the Hale Note and the Bridge Debt in full in accordance with payoff letters to be delivered pursuant to Section 6.2(f) herein.

Section 5.15          Termination of 401(k) Plan.

At the written request of Parent provided no later than ten (10) days prior to the Closing Date, the Company shall or shall cause the applicable Subsidiary to adopt written resolutions (or take other necessary and appropriate action(s)) to terminate any Company Benefit Plan that is intended to qualify under Section 401(a) of the Code with a cash or deferred arrangement described in Section 401(k) of the Code (the "401(k) Plan") in accordance with its terms and the requirements of applicable Law, cease all contributions to, and fully vest all participants under the 401(k) Plan, such termination, cessation of contributions and vesting to be effective no later than the Business Day preceding the Closing Date. The Company shall provide Parent with an advance copy of such proposed resolutions (and any related documents) and a reasonable opportunity to comment thereon prior to adoption or execution.

ARTICLE VI

 CONDITIONS PRECEDENT

Section 6.1           Conditions to Each Party's Obligation to Effect the Merger.

The obligations of the parties to effect the Merger on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)          Company Required Vote.  The Company Required Vote shall have been obtained.

(b)          No Legal Prohibition.  No Governmental Entity of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger, or (ii) issued or granted any Order that has the effect of making the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger.

(c)          Regulatory.  Any waiting period (and any extension thereof) applicable to the Merger under applicable Antitrust Laws or other Laws, in each case listed on Section 6.1(c) of the Company Disclosure Letter, shall have been terminated or shall have expired, and any approvals required to be obtained or filings required to be made prior to the Closing under applicable Antitrust Laws or other Laws, in each case listed on Section 6.1(c) of the Company Disclosure Letter, in connection with the Merger shall have been obtained or filed, as applicable.

(d)          Israeli Statutory Waiting Periods.  At least fifty (50) days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar and at least thirty (30) days shall have elapsed after the approval of the Merger by the shareholders of each of the Company and Merger Sub.

(e)          Certificate of Merger.  The Company and Merger Sub shall have received the Merger Certificate from the Companies Registrar.

Section 6.2           Additional Conditions to Obligations of Parent and Merger Sub.

The obligations of Parent and Merger Sub to effect the Merger on the Closing Date are also subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)          Representations and Warranties.  (i) Other than the representations and warranties set forth in Sections 3.1(a) (Organization), 3.2 (Authority), 3.3(a) (Capitalization), 3.3(h) (Aggregate Consideration) 3.3(i) (Vesting), 3.18 (Brokers) and 3.20 (Anti-Takeover Provisions), the representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be true and correct which, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect, (ii) the representations and warranties set forth in Section 3.1(a) (Organization), 3.2 (Authority), 3.18 (Brokers) and 3.20 (Anti-Takeover Provisions) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (iii) the representations and warranties set forth in Section 3.3(a) (Capitalization) and  3.3(h) (Aggregate Consideration) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date, except where the failure to be so true and correct would not increase the aggregate Merger Consideration payable in the Merger by more than $400,000 and (iv) the representations and warranties set forth in Section 3.3(i) (Vesting) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date, except where the failure to be so true and correct would not increase the aggregate Merger Consideration payable with respect to Unvested Company Options and Unvested Company RSUs by more than $400,000.

(b)           Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)           No Material Adverse Effect.  Since the date hereof, there shall not have occurred a Company Material Adverse Effect that is continuing as of the Closing Date.

(d)           Company Reports. All Company Reports required to be filed with the SEC prior to the Closing, other than the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 together with all exhibits thereto, shall have been filed.

(e)           Company's Deliverables.  Parent and Merger Sub shall have received each of the following:

(i)          a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied;

(ii)          a certificate, dated as of the Closing Date and executed on behalf of the Company by its Chief Executive Officer, certifying (A) the Company's Articles of Association in effect, (B) the Company's Memorandum of Association in effect, (C) resolutions of the Company Board of Directors approving the Merger, this Agreement and the other Transaction Documents, (D) the Company Required Vote, and (E) the incumbency of each of the Company's officers authorized to sign, on behalf of the Company, this Agreement and the other Transaction Documents executed or to be executed and delivered by the Company pursuant to this Agreement;

(iii)          the Paying Agent Agreement, executed by the Company and the Paying Agent; and

(iv)          the Shareholder Register of the Company, updated as of the Closing, after giving effect to the Merger.

(f)           Payoff Letters.  The Company shall have delivered to Parent payoff letters with respect to all Indebtedness for borrowed money of the Company and its Subsidiaries and any factoring arrangements of the Company and its Subsidiaries outstanding as of the Closing and releases of all Encumbrances securing such Indebtedness and factoring arrangements conditioned only on the payment of the amounts described in such payoff letters.

Section 6.3            Additional Conditions to Obligation of the Company.

The obligation of the Company to effect the Merger on the Closing Date is also subject to the following conditions:

(a)           Representations and Warranties.  The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b)           Agreements and Covenants.  Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)           Parent's and Merger Sub's Deliverables.  The Company shall have received each of the following:

(i)            a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied;

(ii)           the Paying Agent Agreement, executed by Parent and the Paying Agent; and

(iii)          the IIA Undertaking.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.1           Termination.

This Agreement may be terminated and the Merger (and the other transactions contemplated by the Transaction Documents) may be abandoned at any time prior to the Effective Time (notwithstanding if the Company Required Vote has been obtained or Parent has adopted this Agreement as the sole shareholder of Merger Sub) only as follows:

(a)          by the mutual written consent of the Company and Parent;

(b)          by the Company or Parent, if any Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action, in either case permanently enjoining, restraining or otherwise prohibiting the Merger, and such Order or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this clause (b) shall not have failed to use such efforts as required by Section 5.3 to prevent and oppose such Order or other action;

(c)          by either Parent or the Company, if at the Shareholders Meeting (giving effect to any adjournment or postponement thereof), the Company Required Vote shall not have been obtained;

(d)          by the Company in order to enter into an Alternative Acquisition Agreement for a Superior Proposal; provided that this Agreement may not be so terminated unless (i) the Company Board of Directors shall have complied with the applicable procedures set forth in Section 5.6 (other than (x) any materially cured breaches thereof or (y) any immaterial or inadvertent breaches thereof not intended to result in an Acquisition Proposal) and (ii) the payment as required by Section 7.2(b) has been made in full to Parent;

(e)          by Parent if the Company Board of Directors shall have made a Company Adverse Recommendation Change;

(f)           by either Parent or the Company, if the Merger shall not have been consummated prior to the date that is 120 days from the date of this Agreement (the "Outside Termination Date"); provided, further, that the right to terminate this Agreement under this Section 7.1(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or results in, the failure of the Merger to occur on or before such date;

(g)          by Parent, if (i) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) if continuing on the Closing Date and (ii) such breach (A) shall not have been cured before the Outside Termination Date, (B) is not capable of being cured before the Outside Termination Date or (C) the Company does not within thirty (30) days after receipt of written notice thereof initiate and sustain commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(g) if such breach by the Company is so cured); provided that Parent may not terminate this Agreement pursuant to this Section 7.1(g) if Parent or Merger Sub is then in material breach of any of its representations, warranties, agreements or covenants contained in this Agreement;

(h)          by the Company, if (i) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) if continuing on the Closing Date and (ii) such breach (A) shall not have been cured before the Outside Termination Date, (B) is not capable of being cured before the Outside Termination Date or (C) Parent or Merger Sub does not within thirty (30) days after receipt of written notice thereof initiate and sustain commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(h) if such breach by Parent or Merger Sub is so cured); provided that the Company may not terminate this Agreement pursuant to this Section 7.1(h) if the Company is then in material breach of any of its representations, warranties, agreements or covenants contained in this Agreement;

(i)           by the Company, if (i) all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), (ii) the Parent and Merger Sub fail to complete the Closing on the date the Closing should have occurred pursuant to Section 1.2, (iii) the Company has irrevocably notified Parent in writing that (A) the Company is ready, willing and able to consummate the Closing, and (B) all conditions set forth in Section 6.1 and Section 6.3 have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions set forth in Section 6.1 and Section 6.3, (iv) the Company has given Parent written notice at least three (3) Business Days prior to such termination stating the Company's intention to terminate this Agreement pursuant to this Section 7.1(i) if Parent and Merger Sub fail to consummate the Closing, and (v) Parent and Merger Sub fail to consummate the Closing on the later of the expiration of such three (3) Business Day period and the date set forth in the foregoing notice; or

(j)           by Parent (if Parent and Merger Sub are not in material breach of their representations, warranties, covenants or agreements under this Agreement), if the Company shall have breached any of its obligations under Section 5.4 (Shareholders Meeting; Proxy) or Section 5.6 (No Solicitation of Transactions) (other than (x) any materially cured breaches thereof or (y) any immaterial or inadvertent breaches thereof not intended to result in an Acquisition Proposal).

The party desiring to terminate this Agreement pursuant to subsection (b), (c), (d), (e), (f), (g), (h), (i) or (j) of this Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.2, specifying the provision or provisions hereof pursuant to which such termination is effected.  The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, or any of their respective Affiliates or Representatives, whether prior to or after the execution of this Agreement.

Section 7.2           Expenses.

(a)          Expense Allocation.  Except as otherwise specified in this Section 7.2 or elsewhere in this Agreement or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with the Transaction Documents, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense.  Parent will pay, or will cause the Company to pay, the Company’s out-of-pocket costs and expenses incurred in connection with the Transaction Documents, the Merger and the other transactions contemplated hereby against delivery of invoices.

(b)          Company Termination Fee.  If this Agreement is (i) terminated (A) by the Company pursuant to Section 7.1(d) (Superior Proposal), or (B) by Parent pursuant to Section 7.1(e) (Adverse Recommendation), or (ii) (A) by Parent or the Company pursuant to Section 7.1(c) (No Vote), (B) following the execution of this Agreement and prior to the time at which a vote is taken on the adoption of this Agreement at the Shareholders Meeting (or an adjournment or postponement thereof) an Acquisition Proposal is publicly announced or shall become publicly known and not withdrawn (a "Competing Acquisition Proposal"), and (C) within twelve (12) months following the termination of this Agreement pursuant to Section 7.1(c), the foregoing Competing Acquisition Proposal is consummated or the Company enters into a definitive Contract to consummate the foregoing Competing Acquisition Proposal and such Competing Acquisition Transaction is subsequently consummated, the Company shall promptly, and in any event within five (5) Business Days after the date of such termination (except as provided in the proviso below), pay Parent the Company Termination Fee (less the amount of Parent Expenses previously paid to Parent pursuant to Section 7.2(c), if any) by wire transfer of immediately available funds (it being understood and agreed that Parent shall provide the Company with the applicable account information promptly upon request therefor); provided that, in the case of a termination pursuant to clause (ii), such payment shall be made substantially concurrently with the consummation of such Competing Acquisition Proposal; provided, further, that, for the purpose of clause (ii), each reference to 20% in the definition of Acquisition Proposal shall be replaced with 50%. For the avoidance of doubt, in no event shall the Company be obligated to pay, or cause to be paid, the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events. If the Company becomes obligated to pay the Company Termination Fee pursuant to this Section 7.2(b), Parent and Merger Sub agree that Parent's right to receive the Company Termination Fee from the Company shall be Parent's and Merger Sub's sole and exclusive remedy against the Company and the Company Group and, upon payment of the Company Termination Fee, neither the Company nor any member of the Company Group shall have any liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or the transactions contemplated hereby.

(c)          Expense Reimbursement. In the event this Agreement is terminated (i) pursuant to Section 7.1(c) (No Vote) under circumstances in which the Company Termination Fee is not then payable pursuant to Section 7.2(b) and prior to the time of such termination by Parent, Parent and Merger Sub were not in breach of their representations, warranties, covenants or agreements under this Agreement or (ii) under Section 7.1(g) (Company Breach) and due to a willful breach by the Company, then the Company shall, following receipt of an invoice therefor, promptly (in any event within two (2) Business Days) pay up to $750,000 of Parent's reasonable and documented out-of-pocket fees and expenses (including legal fees and expenses) incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement (the "Parent Expenses"), by wire transfer of same day funds to one or more accounts designated by Parent; provided, that the existence of circumstances which could require the Company Termination Fee to become subsequently payable by the Company pursuant to Section 7.2(b) shall not relieve the Company of its obligations to pay the Parent Expenses pursuant to this Section 7.2(c); provided, further, that the payment by the Company of Parent Expenses pursuant to this Section 7.2(c) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 7.2(b) except to the extent indicated in Section 7.2(b).

(d)          Acknowledgment.  The parties acknowledge that (i) the agreements contained in this Section 7.2 are an integral part of the transactions contemplated in this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 7.2(b) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, and (iii) without the agreements contained in this Section 7.2, Parent would not have entered into this Agreement.

Section 7.3           Effect of Termination.

In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent Group or the Company Group, except that (a) the provisions of Section 5.2(c), Section 7.1, Section 7.2, this Section 7.3 and Article VIII (and the defined terms referenced therein) shall survive such termination; and (b)  nothing herein shall relieve any party or parties hereto, as applicable, from Liability for any fraud committed in connection with this Agreement or any of the transactions contemplated hereby.  In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement which shall survive termination of this Agreement in accordance with their respective terms and remain fully enforceable in accordance with its respective terms.

Section 7.4           Amendment.

This Agreement may be amended by the parties in writing by action of their respective boards of directors at any time before or after the Company Required Vote has been obtained and prior to the issuance of the Certificate of Merger by the Companies Registrar; provided, however, that, after the Company Required Vote shall have been obtained, no such amendment, modification or supplement shall be made which by Law requires the further approval of the Company Ordinary Shareholders without such further approval.  This Agreement may not be amended, changed or supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties.

Section 7.5           Extension; Waiver.

At any time prior to the Effective Time, each of the Company, Parent and Merger Sub may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the provisions of Section 7.4, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party hereto against whom the waiver is to be effective.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VIII

 GENERAL PROVISIONS

Section 8.1           Nonsurvival of Representations and Warranties.

None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.  This Section 8.1 shall not limit any covenant or agreement of the parties in this Agreement that by its terms contemplates performance after the Effective Time.

Section 8.2           Notices.

All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any section of this Agreement) and shall be deemed given (and duly received) if delivered personally, sent by overnight courier to the parties hereto or sent by e-mail at the following addresses:

if to Parent, to

15211 Laguna Canyon Road
Irvine, CA 92618
Attention:  General Counsel
 Email:  greg.mermis@kofax.com

with copies to (which shall not constitute notice):

Thoma Bravo, LLC
600 Montgomery Street, 20th Floor
San Francisco, CA 94111
 Attention:  Seth Boro; Chip Virnig; Andrew Almeida
E-mail:  sboro@thomabravo.com; cvirnig@thomabravo.com; aalmeida@thomabravo.com

and

Kirkland & Ellis LLP
300 N. LaSalle Street
Chicago, Illinois 60654
Attention:  Gerald T. Nowak, P.C.; Corey D. Fox, P.C.; John Berger
 Email:  gerald.nowak@kirkland.com; corey.fox@kirkland.com; john.berger@kirkland.com

and

Meitar Liquornik Geva Leshem Tal
16 Abba Hillel Rd.
Ramat Gan 5250608,
 Israel

Attention:  Ariel Aminetzah, Advocate, Noam Tzur, Advocate
 Email:  ariel@meitar.com; noamt@meitar.com

if to the Company, to

Top Image Systems Ltd.
Mixer House, Rokach Blvd 101
Tel Aviv, 6902068
Israel
Attention: Branden Reidy, CEO
Email:  Brendan@topimagesystems.com
with a copy to (which shall not constitute notice):

Greenberg Traurig, P.A
401 E. Las Olas, Suite 2000
Fort Lauderdale, FL 33301
 Attention:  Matthew Hoffman, Esq., Kenneth Gerasimovich, Esq, and  Ephraim Schmeidler, Esq.

Email:  hoffmanma@gtlaw.com; GerasimovichK@gtlaw.com; and schmeidlere@gtlaw.com

and

Schwell Wimpfheimer & Associates
Beck Building, 8 Rehov Hartum
Har Hotzvim
 Jerusalem, 91451
 Israel
Attention:  Dov Schwell
Email:  Dov.Schwell@swalegal.com

Section 8.3           Interpretation.

When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated.  The table of contents, headings and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the word "include," "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation."  Unless the context of this Agreement otherwise requires, (i) the words "hereof," "herein" and "hereby" refer to this Agreement, (ii) words using the singular or plural form also include the plural or singular form, respectively and (iii) words of any gender include each other gender.  The Company Disclosure Letter, as well as any schedules thereto and any exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement.  The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends and such phrase shall not mean simply "if."  References to a Person are also to its permitted successors and assigns.  All references to "days" shall be to calendar days unless otherwise indicated as a "Business Day."  The phrases "provided to," "furnished to," "made available" and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided to the party to which such information or material is to be provided in the virtual dataroom set up by the Company in connection with this Agreement prior to the date hereof.

Section 8.4           Counterparts.

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.5            Entire Agreement; No Third-Party Beneficiaries.

This Agreement (including the documents and instruments referred to herein, including the Confidentiality Agreement) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement and (b) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, other than the Indemnified Persons intended to benefit from the provisions of Section 5.9, who shall have the right to enforce such provisions directly.

Section 8.6            GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ISRAEL, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 8.7            Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; provided that prior to the Closing, Parent and Merger Sub may assign this Agreement (in whole but not in part) to Parent or any of its Affiliates and/or to any parties providing the Debt Financing pursuant to the terms thereof (including for purposes of creating a security interest herein or otherwise assign as collateral in respect of such Debt Financing). No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 8.8            Remedies .

(a)           Remedies of Parent and Merger Sub.

(i)          Specific Performance.  Prior to the valid termination of this Agreement pursuant to Section 7.1, Parent and Merger Sub shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company in the courts described in Section 8.11 and to enforce specifically the terms and provisions hereof, including the Company's obligation to consummate the Merger.

(ii)          Termination Fee.  Parent shall be entitled to payment of the Company Termination Fee if and when payable pursuant to Section 7.2(b).

(iii)         Expense Reimbursement. Parent shall be entitled to reimbursement of Parent Expenses if and when payable pursuant to Section 7.2(c).

(iv)         Termination.  Parent and Merger Sub shall be entitled to terminate this Agreement in accordance with Section 7.1.

(v)          Monetary Damages.  Upon termination of the Agreement and solely to the extent this Agreement is terminated, the Parent Group shall have the right to seek or obtain money damages from the Company under this Agreement for breach by the Company of any representations, warranties and covenants contained herein; provided, however, that, other than in the case of fraud, if the Company Termination Fee payable under Section 7.2(b) is paid, such payment shall be considered liquidated damages and no further monetary damages shall be payable to Parent Group under this Agreement or any of the Transaction Documents.

(b)          Remedies of the Company.

(i)            Specific Performance.  Prior to the valid termination of this Agreement pursuant to Section 7.1, the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent or Merger Sub in the courts described in Section 8.11 and to enforce specifically the terms and provisions hereof, including the Parent's and Merger Sub's obligation to consummate the Merger. For the avoidance of doubt, in no event shall the Company be entitled to a remedy of specific performance or other equitable remedies against any Lender Party, except to the extent that such Lender Party is an Affiliate of Parent.

(ii)           Termination.  The Company shall be entitled to terminate this Agreement in accordance with Section 7.1.

(iii)          Monetary Damages. Upon termination of the Agreement pursuant to Section 7.1(h) or Section 7.1(i), in each case in connection with an intentional and willful material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement (but subject to the proviso below), the Company Group shall have the right to seek money damages from Parent or Merger Sub under this Agreement; provided, however, that the Company shall have the right to seek both specific performance and monetary damages simultaneously, so long as it may only obtain either specific performance or monetary damages and if monetary damages are so awarded, then the Agreement shall be deemed to have been validly terminated, pursuant to Section 7.1(h) or Section 7.1(i), as applicable. Under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates for such breaches exceed an amount equal to $2,404,228 in the aggregate for all such breaches (the "Parent Damages Cap"). In no event shall any member of the Company Group have the right to seek or obtain money damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) from Parent, Merger Sub or any other member of the Parent Group in an amount, in the aggregate, in excess of the Parent Damages Cap. Other than the obligations of Parent and Merger Sub to the extent expressly provided in this Agreement, in no event will any member of the Parent Group or any other Person other than Parent and Merger Sub have any liability for monetary damages or expense reimbursement (whether at law or in equity, in contract, in tort or otherwise) to the Company or any other Person relating to or arising out of this Agreement, the Merger or the other transactions contemplated hereby. In addition, notwithstanding anything in this Agreement to the contrary, the Company, each of its Subsidiaries and each other member of the Company Group hereby waives any claims against the Lender Parties (other than any Lender Party which is part of Parent Group) and hereby agrees that in no event shall the Lender Parties have any liability or obligation to the Company, any of its Subsidiaries or any other member of the Company Group relating to or arising out of this Agreement or the Debt Financing; provided that, notwithstanding the foregoing, nothing in this Section 8.8(b)(iii) shall in any way limit or modify the rights and obligations of Parent, Merger Sub or the Lender Parties under any Contracts entered into in connection with the Debt Financing. In addition to the rights of Parent and Merger Sub hereunder, Parent and Merger Sub shall be entitled, at Parent and Merger Sub's sole election, to settle any claims arising from or relating to this Agreement by agreeing to consummate the Merger in accordance with the terms of this Agreement.

(c)          Acknowledgement Regarding Available Remedies.  Solely to the extent that the right of specific performance is explicitly applicable under the terms of this Section 8.8, the parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger and the other transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions.  Solely to the extent that the right of specific performance is explicitly applicable under the terms of this Section 8.8, the parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.11 without proof of damages or otherwise, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Agreement and without such rights, none of the Company, Parent or Merger Sub would have entered into this Agreement.  Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity to the extent that the right of specific performance is explicitly applicable under the terms of this Section 8.8.  The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (to the extent that the right of specific performance is explicitly applicable under the terms of this Section 8.8) shall not be required to provide any bond or other security in connection with any such order or injunction.

(d)          Sole Remedy.  The parties acknowledge and agree that the remedies provided for in this Section 8.8 shall be the parties' sole and exclusive remedies for any breaches of this Agreement or any claims relating to the transactions contemplated hereby.  In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, which exist or may arise in the future, that such party may have against the other party, the Parent Group or the Company Group, as the case may be, arising under or based upon any Law (including any securities Law, common law or otherwise) for any breach of the representations and warranties or covenants contained in this Agreement; provided that nothing in this Section 8.8 shall relieve any party from any liability for fraud.

Section 8.9            Payment Guarantee by and Representations of Ultimate Parent.

(a)          Ultimate Parent hereby irrevocably and unconditionally guarantees the due and punctual payment of all amounts due and payable by Parent and Merger Sub pursuant to Sections 1.7, 5.9 and 8.8(b) as and when due and payable.  The foregoing notwithstanding, Ultimate Parent may assert as a defense to such payment any defense to any such payment that Parent could assert pursuant to the terms of this Agreement, other than any such defense arising out of, due to or as a result of the Bankruptcy and Equity Exception with respect to Parent or an Affiliate of Parent. Ultimate Parent acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement and that the guarantees and waivers of Ultimate Parent set forth herein are knowingly made in contemplation of such benefits.  The guaranty of Ultimate Parent herein is one of payment, not collection, and a separate action or actions may be brought and prosecuted against Ultimate Parent to enforce such guaranty, irrespective of whether any action is brought against Parent or Merger Sub.  Ultimate Parent expressly and irrevocably waives all suretyship defenses, all defenses on the basis of promptness, diligence, notice of acceptance hereof, presentment, demand for payment, notice of non-performance, default, dishonor, protest and all other notices of any kind, and all defenses which may be available by virtue of any valuation, stay, moratorium or other similar law now or hereafter in effect, and any right to require the marshaling of assets; provided, however, Ultimate Parent expressly reserves any rights of set-off or counterclaims and any other defenses that Parent or Merger Sub may have under the terms of this Agreement. Ultimate Parent's obligations under this Section 8.9 shall terminate 12 months after the Effective Time.

(b)          Ultimate Parent is a corporation duly organized and validly existing under the Laws of the State of Delaware.  Ultimate Parent has all requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement.  The execution and delivery of this Agreement and the performance of Ultimate Parent’s obligations under this Agreement have been duly authorized by all necessary corporate action on the part of Ultimate Parent and no other corporate proceedings on the part of Ultimate Parent are necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered by Ultimate Parent and, assuming due execution and delivery by the Company, constitutes a valid and binding obligation of Ultimate Parent, enforceable against Ultimate Parent in accordance with its terms, except as the same may be limited by the Bankruptcy and Equity Exception.  As of the date of this Agreement, Ultimate Parent is an Affiliate of Parent.  No expirations of waiting periods are required and no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made or obtained by Ultimate Parent with, nor are any required to be obtained by Ultimate Parent from, any Governmental Entity, in connection with Ultimate Parent’s execution and delivery of this Agreement and the performance by Ultimate Parent of its obligations under this Agreement, or in connection with the continuing operation of the business of Ultimate Parent and its Subsidiaries following the Effective Time, except as would not prevent, materially delay or materially impair Ultimate Parent’s ability to perform its obligations pursuant to this Agreement. The execution, delivery and performance of this Agreement by Ultimate Parent do not, and the consummation by Ultimate Parent of the transactions contemplated by this Agreement, will not, constitute or result in (i) a breach or violation of, or a default under, the organizational documents of Ultimate Parent or any of its Subsidiaries, or (ii) conflict with or result in a violation of any Law or Order of any Governmental Entity, or by which any property or asset of Ultimate Parent is bound or affected, except in the case of clause (ii) as would not prevent, materially delay or materially impair Ultimate Parent’s ability to perform its obligations under this Agreement.

(c)          Except for the express written representations and warranties made by Ultimate Parent in this Agreement, Ultimate Parent does not make any express or implied representation or warranty with respect to itself, any of its Affiliates (other than Parent and Merger Sub) or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the transactions contemplated by this Agreement.  Ultimate Parent expressly disclaims any such other representations or warranties, and the Company acknowledges and agrees that none of the Company or its Affiliates or Representatives has relied on or are relying on any representations or warranties regarding Ultimate Parent, other than the express written representations and warranties expressly set forth in this Section 8.9.

Section 8.10          Severability.

Any term or provision of this Agreement that is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provision hereof.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, illegal or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid, illegal or unenforceable term or provision with a valid, legal and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable term.

Section 8.11          Consent to Jurisdiction; Venue.

Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of competent jurisdiction located in Tel Aviv-Jaffa, Israel for the purpose of any action arising out of or relating to this Agreement and the Confidentiality Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such action may be heard and determined exclusively in such courts.  Each of the parties hereto agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 8.11 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

ARTICLE IX

 CERTAIN DEFINITIONS

"102 Trustee" shall mean IBI Capital Compensation and Trusts (2004) Ltd., the trustee appointed by the Company in accordance with the provisions of the Ordinance, and approved by the ITA, with respect to the Company 102 Securities.

"Acceptable Confidentiality Agreement" shall mean a confidentiality agreement containing terms no less favorable in the aggregate to the Company than the terms of the Confidentiality Agreement; provided, that an Acceptable Confidentiality Agreement shall not be required to contain any standstill or similar provisions or otherwise prohibit the making or amendment of any Acquisition Proposal.

"Acquisition Proposal" shall mean any inquiry, proposal or offer relating to (i) the acquisition of twenty percent (20%) or more of any class of the Equity Interests in the Company (by vote or by value) by any Third Party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any Third Party acquiring assets (including share capital of or interest in any Subsidiary or Affiliate of the Company) representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any Third Party, directly or indirectly, of any class of Equity Interest in any entity that holds assets representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning twenty (20%) or more of the outstanding Company Ordinary Shares and any other voting securities of the Company (or instruments convertible to or exchangeable for twenty percent (20%) or more of such outstanding shares or securities) or (v) any combination of the foregoing.

"ADA" shall mean the Americans with Disabilities Act.

"ADEA" shall mean the Age Discrimination in Employment Act.

"Affiliate" of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

"Alternative Acquisition Agreement" shall mean any letter of intent, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to an Acquisition Proposal.

"Antitakeover Laws" shall mean any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover Laws of any state or other jurisdiction.

"Antitrust Laws" shall mean any antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Laws under any applicable jurisdictions, whether federal, state, local or foreign.

"Associate" of any Person shall have the meaning assigned thereto by Rule 12b-2 under the Exchange Act.

"Bridge Debt" means that certain Indebtedness for borrowed money that has been incurred and may subsequently be incurred pursuant to the Bridge Documents.

"Bridge Documents" means that certain Note Purchase Agreement dated January 18, 2019 among the Company, the guarantors party thereto, the purchasers party thereto and HCP-FVE LLC, as Collateral Agent, and such other documents and instruments referenced therein or  executed pursuant thereto.

"Business Day" shall mean any day other than a Friday, Saturday, Sunday or a day on which banking institutions in San Francisco, California or Israel are authorized or obligated by Law or executive order to be closed.

"Closing" shall mean the closing of the Merger, as contemplated by Section 1.2.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Company Articles of Association" shall mean the Company's Articles of Association as in effect as of the date hereof.

"Company Benefit Plan" shall mean each "employee benefit plan," as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and each other share bonus, share purchase, share option, restricted shares, share appreciation right or other equity or equity-based, deferred-compensation, employment, consulting, retirement, welfare-benefit, bonus, incentive, commission, change in control, retention, severance, separation, vacation, paid time off, or fringe benefit or other benefit or compensation plan, policy, program, Contract, arrangement or agreement sponsored, maintained or contributed or required to be contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any Liability.

"Company Memorandum" shall mean the Memorandum of Association of the Company, as in effect as of the date hereof, including any amendments.

"Company Ordinary Shares-Based Award" shall mean each right of any kind to receive Company Ordinary Shares or benefits measured by the value of a number of Company Ordinary Shares, and each award of any kind consisting of Company Ordinary Shares, granted under Company Ordinary Shares Plans (including share appreciation rights, restricted shares, restricted share units, deferred share units and dividend equivalents), other than Company Options and Company RSUs.

"Company Option" shall mean each outstanding option to purchase Company Ordinary Shares under the Company Equity Incentive Plans.

"Company Optionholders" shall mean the holders of Company Options.

"Company Ordinary Shares Plans" shall mean all employee and director share plans of the Company (including the Company Equity Incentive Plans) and all individual consultant, employee, director or other Contracts that provide for any Company Ordinary Shares-Based Award.

"Company Disclosure Letter" shall mean the Company Disclosure Schedule dated the date hereof and delivered by the Company to Parent prior to the execution of this Agreement.

"Company Equity Incentive Plans" shall mean the Company's 1996, Employee Share Option Plan, the Company's 2000 Employee Share Option Plan, the Company's 2003 Employee Share Option Plan, as amended on August 29, 2013, the Company's 2016 Israeli Incentive Plan adopted on October 15, 2013 and the Company's Appendix – U.S. Taxpayers to the Company's 2016 Israeli Incentive Plan.

"Company Financial Advisor" shall mean Canaccord Genuity LLC.

"Company Financial Statements" shall mean all of the consolidated financial statements of the Company and its Subsidiaries included in the Company Reports.

"Company Group" shall mean, collectively, the Company, its Subsidiaries or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, shareholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder, Affiliate or assignee of any of the foregoing.

"Company Intellectual Property" shall mean Intellectual Property and Software that is used in the business of the Company or any of its Subsidiaries as currently conducted by the Company or any of its Subsidiaries and to which the Company or any of its Subsidiaries claims rights by virtue of ownership of title to such Intellectual Property and Software.

"Company Knowledge Person" shall mean each of Don Dixon, Brendan Reidy, John London, Arvind Sharma and John McCaffrey.

"Company Material Adverse Effect" shall mean, with respect to the Company, any Effect that is or would reasonably be expected to become materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided that in no event shall any of the following, alone or in combination, or any Effect to the extent any of the foregoing results from any of the following, be taken into account in determining whether there shall have occurred a Company Material Adverse Effect:  (i) changes in the Company's share price or trading volume, in and of itself, (ii) any failure by the Company to meet published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided that the exception in this clause (ii) and in clause (i) shall not in any way prevent or otherwise affect a determination that any Effect underlying such failures has resulted in, or contributed to, a Material Adverse Effect), (iii) changes in general economic conditions in Israel, the United States or any other country or region in the world, or changes in conditions in the global economy generally (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry), (iv) changes in conditions in the financial markets, credit markets or capital markets in Israel, the United States or any other country or region in the world, including (A) changes in interest rates in Israel, the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in Israel, the United States or any other country or region in the world, (v) changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the software industry generally or the information security industry generally (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry), (vi) changes in political conditions in Israel, the United States or any other country or region in the world, (vii) acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in Israel, the United States or any other country or region in the world (to the extent such acts in each case do not disproportionately affect the Company), (viii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions in Israel, the United States or any other country or region in the world (to the extent such events in each case do not disproportionately affect the Company), (ix) the execution or announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, vendors or partners or the identity of Parent or any of its Affiliates as the acquiror of the Company, including any Action commenced after the date hereof in connection with the foregoing, (x) (A) any action taken, or failure to take action, in each case to which Parent has in writing expressly approved, consented to or requested, (B) any action taken in compliance with the terms of, or the taking of any action required by, this Agreement, (C) the failure to take any action prohibited by this Agreement, or (D) failure to timely file the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 together with all exhibits thereto, (xi) changes in Law, regulation or other legal or regulatory conditions (or the interpretation thereof) (to the extent such changes do not disproportionately affect the Company relative to other companies in its industry), (xii) changes in GAAP or other accounting standards (or the interpretation thereof), and (xiii) any matters expressly set forth in the Company Disclosure Letter; provided that, for purposes of this clause (xiii), the mere inclusion of a list of items such as Contracts, option grants, customers, vendors or intellectual property shall not be deemed to be disclosure of any issues under or liabilities with respect to the items on such list.

"Company Permits" shall mean all authorizations, licenses, permits, certificates, approvals and orders of all Governmental Entities necessary for the lawful conduct of the businesses of the Company and its Subsidiaries.

"Company Product" shall mean all products and services, including the provision of such products and services on a software-as-a-service, web-based application, or other service basis, provided by Company and its Subsidiaries.

"Company Reports" shall mean all forms, reports, statements, information and other documents (as supplemented and amended since the time of filing) filed or required to be filed by the Company with the SEC since December 31, 2015.

"Company Required Vote" shall mean the adoption of this Agreement by an affirmative vote of the holders of a majority of the outstanding Company Ordinary Shares present and voting at the Company Shareholders Meeting on the adoption of this Agreement.

"Company Rights" shall mean any options, warrants, convertible securities, subscriptions, share appreciation rights, voting interest, phantom share plans or share equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating the Company to issue or sell any shares, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or which would otherwise alter the capitalization of the Company.

"Company RSUs Holders" shall mean the holders of Company RSUs.

"Company RSUs" shall mean each outstanding restricted share unit granted under the Company Equity Incentive Plans.

"Company Termination Fee" shall mean an amount in cash equal to $560,986 minus any amount paid to any member of Parent Group pursuant to Section 8.8(a)(v).

"Company 20-F" shall mean the Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2017.

"Confidentiality Agreement" shall mean the Non-Disclosure and Confidentiality Agreement among the Company, Trident Capital, Inc., Kofax, Inc. and Thoma Bravo, LLC dated August 2017.

"Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, mortgage, indenture, debenture, note, option, warrant, warranty, purchase order, license, permit, franchise, sublicense, insurance policy, or legally binding commitment or undertaking of any nature, each only if legally binding.

"Contractor" shall mean any independent contractor or consultant.

"Effect" shall mean any effect, change, event, occurrence, circumstance or development.

"Effective Time Holder" shall mean a Company Ordinary Shareholder as of immediately prior to the Effective Time.

"Employment Agreements" shall mean any Contracts, termination or severance agreements, change of control agreements or any other agreements respecting the terms and conditions of employment of any officer, employee or former employee.

"Encumbrance" shall mean any lien, mortgage, pledge, deed of trust, security interest, charge, encumbrance or other adverse claim or interest but excluding any transfer restrictions pursuant to any Company Memorandum, Company Articles of Association, similar governing documents of any Subsidiary or any applicable federal, State or foreign securities Laws.

"Environmental Claims" shall mean any and all Actions, Orders or Encumbrances by any Governmental Entity or other Person alleging potential responsibility or liability arising out of, based on or related to (1) the presence, release or threatened release of, or exposure to, any Hazardous Materials at any location or (2) circumstances forming the basis of any violation or alleged violation of, or Liability under, any Environmental Law.

"Environmental Laws" shall mean all Laws relating to pollution or protection of the environment or human health.

"Environmental Permits" shall mean all Company Permits required to be obtained by the Company in connection with its business under Environmental Laws.

"Equity Interest" shall mean any share, share capital, partnership, member or similar interest in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument or right the value of which is based on any of the foregoing.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"FLSA" shall mean the Fair Labor Standards Act.

"FMLA" shall mean the Family and Medical Leave Act.

"GAAP" shall mean United States generally accepted accounting principles.

"Government Official" shall mean any officer or employee of a Governmental Entity, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any Governmental Entity or public organization.

"Governmental Entity" shall mean any federal, domestic, territorial, state or local governmental authority of any nature (including any government and any governmental agency, instrumentality, tribunal or commission, or any subdivision, department or branch of any of the foregoing) or body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Government Grant" shall mean any grants, incentives (including Tax incentives), funding, loan, support, subsidy, award, participation, exemption, status, cost sharing arrangement, reimbursement arrangement, credit, offset or other benefit, relief or privilege programs from the government of the State of Israel or any other Governmental Entity, or judicial or arbitral body thereof, any outstanding application to receive the same filed by the Company or any of its Subsidiaries, including, any material Tax or other incentive granted to, provided or made available to, or enjoyed by the Company or any of its Subsidiaries, under the Laws of the State of Israel, and further including without limitation, by or on behalf of or under the authority of the IIA, the Investment Center, the BIRD Foundation or any other bi/multi-national grant programs for research and development, the European Union, the Fund for Encouragement of Marketing Activities of the Israeli Government or any other Governmental Entity.

"Hale Note" means that certain Amended and Restated Convertible Note dated November 18, 2019, as amended made by the Company in favor HCP-FVE, LLC in the aggregate principal amount, as of the date of issuance, of $5,861,657.47.

"Hazardous Materials" shall mean all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated, listed, defined or for which liability or standards of conduct may be imposed pursuant to any Environmental Law.

"IIA" shall mean the Israeli National Authority for Technological Innovation, previously known as the Research Committee of the Office of the Chief Scientist of the Israeli Ministry of Economy and Industry.

"IIA Notice" shall mean the written notice to the IIA regarding the change in ownership of the Company effected as a result of the Merger, required to be submitted to the IIA following the consummation of the Merger in accordance with the Israeli Encouragement of Industrial Research, Development and Innovation Law 5744-1984.

"IIA Undertaking" shall mean an undertaking by Parent in customary form in favor of the IIA to comply with the applicable Israeli Encouragement of Industrial Research, Development and Innovation Law 5744-1984.

"Indebtedness" shall mean any of the following Liabilities:  (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith), (ii) Liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) Liabilities under or in connection with letters of credit or bankers' acceptances or similar items (in each case whether or not drawn, contingent or otherwise), (iv) Liabilities related to the deferred purchase price of property or services (including deferred purchase price, "earn-out," or similar Liabilities related to prior acquisitions), other than trade payables incurred in the ordinary course of business or deferred revenue, (v) Liabilities arising from cash/book overdrafts, (vi) Liabilities under capitalized leases, (vii) Liabilities under conditional sale or other title retention agreements, (viii) Liabilities with respect to vendor advances, (ix) Liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, (x) Liabilities or obligations for severance, change of control payments, stay bonuses, retention bonuses, success bonuses, and other bonuses and similar Liabilities and (xi) indebtedness of others guaranteed by the Company or its Subsidiaries or secured by any Encumbrance on the assets of the Company or its Subsidiaries.  Notwithstanding the foregoing, Indebtedness shall not include (A) any obligations or indebtedness among the Company and its wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries, and (B) guarantees by the Company of obligations or indebtedness of Company Subsidiaries or guarantees by Company Subsidiaries of obligations or indebtedness of the Company or any Company Subsidiary.

"Investment Center" shall mean the Israeli Investment Center of the Israeli Ministry of Economy and Industry.

"Information Systems" shall mean the computer Software, computer firmware, computer hardware (whether general purpose or special purpose), electronic data processing, information, record keeping, communications, telecommunications, third party Software, networks, peripherals and computer systems, including any outsourced systems and processes, and other similar or related items of automated, computerized and/or Software systems that are used or relied on by the Company and its Subsidiaries.

"Intellectual Property" shall mean all of the following in any jurisdiction throughout the world:  (i) all trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, trade dress, corporate names, logos, slogans, all service marks, service mark registrations and renewals thereof, service mark rights, and all applications to register any of the foregoing, together with the goodwill associated with each of the foregoing, (ii) all issued patents, patent rights, and patent applications, (iii) all registered and unregistered copyrights, copyrightable works, copyright registrations, renewals thereof, and applications to register the same, (iv) all Internet domain names and Internet web-sites and the content thereof and (v) all confidential and proprietary information, including trade secrets, know-how, inventions, invention disclosures (whether or not patentable and whether or not reduced to practice), inventor rights, reports, quality records, engineering notebooks, models, processes, procedures, drawings, specifications, designs, ingredient or component lists, formulae, plans, proposals, technical data, financial, marketing, customer and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information.

"IRS" shall mean the Internal Revenue Service.

"Israeli Securities Law" shall mean the Israeli Securities Law, 5728-1968 and the rules and regulations promulgated thereunder.

"Knowledge" or any similar expression used with respect to the Company, shall mean the actual knowledge of any Company Knowledge Person after reasonable inquiry.

"Law" shall mean any federal, state, local or foreign statute, law, regulation, requirement, interpretation, permit, license, approval, authorization, decision, directive, decree, rule, ruling, Order, ordinance, code, policy or rule of common law of any Governmental Entity, including any judicial or administrative interpretation thereof.

"Leased Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

"Leased Real Property Subleases and Leases" means all subleases, leases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries conveys or grants to any Person a leasehold or subleasehold estate in, or the right to use or occupy, any Leased Property or portion thereof, including the right to all security deposits and other amounts and instruments deposited with or on behalf of the Company or any Subsidiary thereunder.

"Lender Parties" shall mean any lenders providing the Debt Financing, together with their respective Affiliates and the officers, directors, employees, affiliates, partners, controlling parties, advisors, agents and representatives of such lenders and such Affiliates.

"Liabilities" shall mean any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, those arising under any Contract or undertaking and those arising as a result of any act or omission.

"Nasdaq" shall mean The Nasdaq Global Select Market.

"Open Source Software" shall mean any Software that is subject to the GNU General Public License (GPL), the Lesser GNU Public License (LGPL), any "copyleft" license or any other license that requires as a condition of use, modification or distribution of such Software that such Software or other Software combined or distributed with it be (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; (iii) redistributable at no charge; or (iv) licensed subject to a patent non-assert or royalty-free patent license.

"Order" shall mean any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.

"Ordinance" shall mean the Israeli Income Tax Ordinance [New Version], 1961, as amended, and the rules and regulations promulgated thereunder.

"Parent Group" shall mean, collectively, Parent or any of its former, current or future directors, officers, employees, agents, general or limited partners, managers, members, shareholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, shareholder, Affiliate or assignee of any of the foregoing.

"Parent Material Adverse Effect" shall mean, with respect to Parent, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is or would be reasonably likely to prevent or materially delay the performance by Parent of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by the Transaction Documents.

"Permitted Encumbrances" shall mean:  (i) taxes, assessments and other governmental levies, fees or charges that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics, carriers, workmen, warehouseman, repairmen, lessors and materialmen liens and similar liens for labor, materials or supplies and leased equipment incurred in the ordinary course of business for amounts that are not due and payable, (iii) zoning, building codes and other land use Law regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property that are not violated by the current use or occupancy of real property or the operation of the business thereon, (iv) easements, covenants, conditions, restrictions, defects and other similar matters of record affecting title to real property that do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon, (v) liens imposed by Law (other than Tax Law) (vi) non-exclusive licenses by the Company or a Subsidiary in the ordinary course of business consistent with past practice on its standard form of customer agreement as made available to Parent (vii) Encumbrances which are disclosed in the notes to the Financial Statements, or (viii) Encumbrances which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used.

"Person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-share company, syndicate, association, entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof.

"Proxy Statement" shall mean a proxy statement and any amendment or supplement thereto, relating to the Merger and this Agreement to be mailed to the Company Ordinary Shareholders in connection with the Company Shareholders Meeting.

"Representatives" shall mean officers, directors, employees, auditors, attorneys and financial advisors (including, with respect to the Company, the Company Financial Advisor).

"Required Reaffirmation" means the public reaffirmation by the Company of the Company Recommendation upon Parent's request.

"Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002.

"SEC" shall mean the Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Shareholders Meeting" shall mean a meeting of the Company Ordinary Shareholders to be called to consider this Agreement and the Merger.

"Software" shall mean any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (C) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (D) all documentation, including User Documentation, user manuals and training materials, relating to any of the foregoing.

"Subsidiary" of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting shares or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

"Subsidiary Rights" shall mean any options, warrants, convertible securities, subscriptions, share appreciation rights, phantom share plans or share equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or any Subsidiary of the Company relating to the issued or unissued share capital of the Subsidiaries of the Company or obligating the Company or any of its Subsidiaries to issue or sell any shares of, or options, warrants, convertible securities, subscriptions or other equity interests in, any Subsidiary of the Company.

"Superior Proposal" shall mean a bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 50%) that the Company Board of Directors determines in good faith, after consultation with independent financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such Acquisition Proposal and this Agreement (in each case taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of determination), including financing, regulatory approvals, shareholder litigation, identity of the Person or group making the Acquisition Proposal and its or their financial means, breakup fee and expense reimbursement provisions and other events or circumstances beyond the control of the Company, (a) is reasonably likely to be consummated in accordance with its terms and (b) would result in a transaction more favorable to the Company Ordinary Shareholders from a financial point of view than the transactions provided for in this Agreement (after taking into account the expected timing and risk and likelihood of consummation).

"Surviving Company" shall mean the Company, as the company surviving the Merger.

"Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, gross receipts, property, escheat, abandoned and unclaimed property, sales, use, license, estimated, franchise, employment, payroll, premium, withholding, value added, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity.

"Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

"Third Party" shall mean any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Company, Parent, Merger Sub or any Affiliates thereof.

"Transaction Documents" shall mean this Agreement, the Paying Agent Agreement, the Voting Agreements and all other agreements, instruments and documents to be executed by Parent, Merger Sub and the Company in connection with the transactions contemplated by such agreements.

"User Documentation" shall mean explanatory and informational materials concerning the Company products, in printed or electronic format, which the Company or any Subsidiary has released for distribution to end users with such Company products, which may include manuals, descriptions, user and/or installation instructions, diagrams, printouts, listings, flow-charts and training materials, contained on visual media such as paper or photographic film, or on other physical storage media in machine readable form.

"Valid Tax Certificate" means a valid certificate, ruling or any other written instructions regarding Tax withholding, issued by the ITA in form and substance satisfactory to Parent, that is applicable to the payments to be made pursuant to this Agreement stating that no withholding, or reduced withholding, of Tax is required under Israeli Law with respect to such payment or providing other instructions regarding such payment or withholding (including transfer of the withholding Tax amount to a trustee).  For the sake of clarity, the Withholding Tax Ruling and the Options Tax Ruling (and the Interim Option Tax Ruling, if applicable) will be considered Valid Tax Certificates.

"WARN" shall mean the United States Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law.

Other Defined Terms.  Each of the following terms is defined in the Section set forth opposite such term:

102 Amounts	9	Certificate of Merger	3
102 Trustee	80	Certificates	8
Acceptable Confidentiality Agreement	80	Certifications	19
Acquisition Proposal	80	Closing	81
Action	21	Closing Date	2
ADA	80	Code	81
ADEA	80	Collective Bargaining Agreement	29
Affiliate	80	Commerce	17
Aggregate Consideration	15	Companies Registrar	3
Agreement	2	Company	1
Alternative Acquisition Agreement	80	Company 102 Options	9
Antitakeover Laws	81	Company 102 RSUs	9
Antitrust Laws	81	Company 102 Securities	9
Associate	81	Company 102 Shares	7
Bankruptcy and Equity Exception	13	Company 20‑F	84
Business Day	81	Company Adverse Recommendation Change	56
Capitalization Date	13

Company Articles of Association	81	Company RSUs	84
Company Benefit Plan	81	Company RSUs Holders	84
Company Board of Directors	1	Company Shareholders Meeting	51
Company Disclosure Letter	82	Company Termination Fee	84
Company Equity Incentive Plans	82	Confidentiality Agreement	84
Company Financial Advisor	82	Contract	84
Company Financial Statements	82	Debt Financing	63
Company Group	82	Effect	84
Company Intellectual Property	82	Effective Time	3
Company Knowledge Person	82	Effective Time Holder	84
Company Material Adverse Effect	83	Employment Agreements	84
Company Material Contract	32	Encumbrance	84
Company Memorandum	81	Environmental Claims	85
Company Option	82	Environmental Laws	85
Company Optionholders	82	Environmental Permits	85
Company Ordinary Shareholders	1	Equity Interest	85
Company Ordinary Shares	1	ERISA	85
Company Ordinary Shares Plans	82	Exchange Act	85
Company Ordinary Shares-Based Award	82	Exchange Fund	7
Company Permits	83	Existing D&O Policy	60
Company Product	83	FCPA	17
Company Recommendation	16	FLSA	85
Company Reports	84	FMLA	85
Company Required Vote	84	GAAP	85
Company Rights	84	Government Grant	85

Government Official	85	Letter of Transmittal	8
Governmental Entity	85	Liabilities	88
Hazardous Materials	86	Major Customer	39
IAA	50	Major Vendor	39
ICL	1	Maximum Premium	60
IIA	86	Merger	1
IIA Notice	86	Merger Consideration	4
IIA Undertaking	86	Merger Litigation	59
Indebtedness	86	Merger Notice	3
Indemnified Persons	59	Merger Proposal	54
Information Agent	6	Merger Sub	1
Information Systems	87	Nasdaq	88
Intellectual Property	87	Notice Period	57
Interim Options Tax Ruling	61	OECD Convention	17
Investment Center	87	OFAC	17
IPL	34	Open Source Software	88
IRS	87	Option Consideration	5
Israeli Employees	30	Options Tax Ruling	61
Israeli Securities Law	87	Order	88
ITA	9	Ordinance	88
Knowledge	87	Other Required Company Filing	51
Law	87	Other Required Parent Filing	52
Leased Property	87	Outside Termination Date	69
Leased Real Property Subleases and Leases	87	Parent	1
Leases	25	Parent Bylaws	89

Parent Group	88	Shareholders Meeting	89
Parent Material Adverse Effect	88	Software	89
Paying Agent	6	Subsidiary	89
Payor	9	Subsidiary Rights	89
Permitted Encumbrances	88	Superior Proposal	90
Person	89	Surviving Company	90
Proxy Statement	51, 89	Tax	90
R&D Sponsor	37	Tax Return	90
Registered Company Intellectual Property	33	Taxes	90
Representatives	89	Third Party	90
Required Reaffirmation	89	Uncertificated Shares	8
RSUs Consideration	6	Underwater Option	5
Sarbanes-Oxley Act	89	Unregistered Company Intellectual Property	33
SDN List	17	User Documentation	90
SEC	89	Voting Agreements	2
Section 102 Plan	24	WARN	91
Securities Act	89	Withholding Tax Ruling	62

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

KOFAX HOLDINGS INTERNATIONAL LTD. By: /s/ Cort Townsend Name: Cort Townsend Title: Director
TORNELY LTD. By: /s/ Cort Townsend Name: Cort Townsend Title: Authorized Signatory KOFAX, INC. By: /s/ Cort Townsend Name: Cort Townsend Title: Secretary
TOP IMAGE SYSTEMS LTD. By: /s/ Brendan Reidy Name: Brendan Reidy Title: CEO

Annex B

Canaccord Genuity LLC 99 High Street Suite 1200 Boston, MA USA 02110 T1: 1.617.371.3900 T2: 1.800.225.6201 cgf.com

February 2, 2019

Board of Directors
Top Image Systems Ltd.
1 B.S.R. Tower, 2 Ben Gurion St.
Ramat Gan
Israel

Members of the Board:

You have requested our opinion (the “Fairness Opinion”) as to the fairness, from a financial point of view, to the holders (other than Parent, Ultimate Parent, Merger Sub (each as defined below) and their respective affiliates) of ordinary shares (the “Ordinary Shares”) of Top Image Systems Ltd., a company organized under the laws of the State of Israel (the “Company”), of the Merger Consideration (as defined below) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of the date hereof, (the “Agreement”), by and among Rollpik Ltd., a company organized under the laws of the State of Israel (“Parent”), Kofax, Inc., a company organized under the laws of the State of Delaware (“Ultimate Parent”), Tornely Ltd., a company organized under the laws of the State of Israel and wholly owned direct subsidiary of Parent (“Merger Sub”), and the Company.

Pursuant to the terms and subject to the conditions set forth in the Agreement, we understand the following will occur (collectively, the “Transaction”):

a)
Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding Ordinary Share (other than shares held by any of the Company’s wholly owned subsidiaries, Ultimate Parent or by Parent or any of its subsidiaries (including Merger Sub)), will be converted into the right to receive $0.86 in cash (the “Merger Consideration”), and the Company will become a wholly owned subsidiary of Parent.

Canaccord Genuity LLC (“Canaccord Genuity”), as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.  In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent, Ultimate Parent, certain of their respective affiliates and any other company that may be involved in the Transaction, as well as provide investment banking and other financial services to such companies.  We may in the future provide investment banking and other services to the Parent or the Ultimate Parent.  We have been engaged to serve as financial advisor to the Company solely in connection with the Transaction, and will receive a fee for our services, upon delivery of this Fairness Opinion and a fee contingent upon the successful completion of the Transaction.

In connection with our review of the proposed Transaction and developing our Fairness Opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company;

(ii)
analyzed certain internal financial statements and other business and financial information, including certain historical and projected financial and operating data concerning the Company provided to us by senior management of the Company;

Board of Directors of Top Image Systems Ltd.
February 2, 2019

(iii)	conducted discussions with members of senior management of the Company regarding past and current operations and financial condition and the prospects of the Company;

(iv)	compared the projected results of operations of the Company with those of certain publicly traded companies we deemed to be relevant and comparable to the Company;

(v)	compared the financial terms of the Transaction with the financial terms of certain other acquisitions we deemed to be relevant and comparable to the Transaction;

(vi)	reviewed the terms of the Agreement and the exhibits thereto furnished to us by the Company; and

(vii)
reviewed such other financial studies and analyses, performed such other investigations, and took into account such other matters as we deemed necessary, including an assessment of general economic, market and monetary conditions.

In connection with our review and arriving at our Fairness Opinion, we have not independently verified any of the foregoing information, have relied on such information, have assumed that all such information is complete and accurate in all material respects, and have relied on assurances of the management of the Company that they are not aware of any facts that would make such information misleading.  With respect to the internal financial forecasts and other forward-looking financial information provided to us by senior management of the Company, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Company management.  In particular, we have assumed, with your consent, that the Company has or will have sufficient funds to meet its financial forecasts. We have also assumed that the Transaction will be consummated upon the terms set forth in the Agreement, without waiver, modification or amendment of any material term, condition or agreement therein which would be in any way meaningful to our analysis.  We have also assumed that, in the course of obtaining necessary regulatory and third party approvals and consents for the Transaction, no modification, delay, limitation, restriction or conditions will be imposed that will have an adverse effect on the Company, Parent, Ultimate Parent or the contemplated benefits of the Transaction in any way meaningful to our analysis.

This Fairness Opinion has been approved by a fairness committee of Canaccord Genuity in accordance with FINRA Rule 5150.  Our Fairness Opinion is rendered on the basis of securities, economic and market conditions prevailing as of the date hereof and on the prospects, financial and otherwise, of the Company, known to us as of the date hereof.  It should be understood that (i) subsequent developments may affect the conclusions expressed in this Fairness Opinion if this Fairness Opinion were rendered as of a later date, and (ii) Canaccord Genuity disclaims any obligation to advise any person of any change in any manner affecting this Fairness Opinion that may come to our attention after the date of this Fairness Opinion.  We have not undertaken to reaffirm or revise this Fairness Opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this Fairness Opinion.  We have not been requested to conduct and we have not conducted, nor have we relied upon, any independent valuation or appraisal of any of the assets of the Company.  We also have not evaluated the solvency of any party to the Agreement under any state or federal laws, rules or regulations relating to bankruptcy, insolvency or similar matters.  In addition, we have assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the financial statements of the Company provided to us.

B - 2

Board of Directors of Top Image Systems Ltd.
February 2, 2019

This Fairness Opinion is limited to the fairness, from a financial point of view, to the holders of Ordinary Shares of the Company (other than Parent, Ultimate Parent, Merger Sub and their respective affiliates) of the Merger Consideration, and we express no opinion as to the fairness of the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company.  Our Fairness Opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Transaction or any view on any other term or aspect of the Agreement.  We also note that we are not legal, accounting, regulatory or tax experts and have relied on the assessments made by the Company and its advisors with respect to such matters.  We have not considered, and we express no opinion as to, the fairness of the amount or nature of the compensation to be paid to any of the Company’s officers, directors or employees, or class of such persons, relative to the Merger Consideration to be paid to the stockholders of the Company in the Transaction.

This Fairness Opinion, as set forth in this letter form, is directed to and for the information of the Board of Directors of the Company (in its capacity as such) in connection with its evaluation of the Transaction and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger or any other aspect of the Transaction.  It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the holders of Ordinary Shares of the Company (other than Parent, Ultimate Parent, Merger Sub and their respective affiliates) pursuant to the Agreement is fair, from a financial point of view, to such holders.

Sincerely,

/s/ Canaccord Genuity LLC

CANACCORD GENUITY LLC
B - 3

Annex C

VOTING AGREEMENT

THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of February __, 2019, by and among Kofax Holdings International Ltd., a private limited company incorporated under the laws of England and Wales ("Parent"), and the undersigned shareholder ("Shareholder") of Top Image Systems Ltd., a company organized under the laws of the State of Israel (the "Company").

RECITALS

Pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among Kofax, Inc., Parent, Tornely Ltd., a company organized under the laws of the State of Israel and wholly‑owned subsidiary of Parent ("Merger Sub"), and the Company, Merger Sub shall merge with and into the Company (the "Merger") and the Company, as the surviving corporation of the Merger, will thereby become a wholly‑owned subsidiary of Parent.  Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent has required that the Shareholder enter into this Agreement.  As of the date hereof, the Shareholder is the beneficial owner of such number of shares of the outstanding ordinary shares, nominal value NIS 0.04 per share, of the Company (the "Company Ordinary Shares") as is indicated on the last page of this Agreement (the "Shares").  The Shareholder has been provided with a copy of the Merger Agreement prior to its execution of this Agreement.

Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

The parties agree as follows:

1.             Agreement to Retain Shares.

(a)          Transfer.  During the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (as defined in Section 4), (1) except as contemplated by the Merger Agreement, the Shareholder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares or any New Shares (as defined below), and (2) the Shareholder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2) (other than as required to comply with Section 2(a)).

(b)          Permitted Transfers.  Section 1(a) shall not prohibit a transfer of Shares or New Shares by the Shareholder (i) for the net settlement of any Company Options held by the Shareholder (to pay the exercise price thereof and any tax withholding obligations), (ii) for the net settlement of the Shareholder’s Company RSUs settled in shares of Company Ordinary Shares (to pay any tax withholding obligations), if any, (iii) for the exercise of the Shareholder’s Company Options, to the extent such options would expire prior to the Effective Time, (iv) for the exercise of the Shareholder’s Company Options or the receipt upon settlement of the Shareholder’s Company RSUs, if any, and the sale of a sufficient number of such shares of Company Ordinary Shares acquired upon exercise of such Company Options or settlement of such Company RSUs as would generate sales proceeds sufficient to pay the aggregate applicable exercise price of shares then exercised under such options and the taxes payable by the Shareholder as a result of such exercise or settlement, (v) to any family member or trust for the benefit of any family member, (vi) to any stockholder, member or partner of any the Shareholder which is an entity, (vii) to any Affiliate of the Shareholder, or (viii) to any person or entity if and to the extent required by any non-consensual governmental order, by divorce decree or by will, intestacy or other similar applicable Law, so long as, in the case of the foregoing clauses (v), (vi), (vii) and (viii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement.

(c)          New Shares.  The Shareholder agrees that any shares of Company Ordinary Shares that the Shareholder purchases or with respect to which the Shareholder otherwise acquires record or beneficial ownership (including in connection with the exercise of Company Options or the vesting of Company RSUs) after the date of this Agreement and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Shares.

2.             Agreement to Vote Shares.

(a)          Until the earlier to occur of the Effective Time and the Expiration Date, at every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, the Shareholder (solely in its capacity as such) shall appear at such meeting (in person or by proxy) and shall vote or consent the Shares and any New Shares (i) in favor of adoption of the Merger Agreement and the approval of the Merger and the other Transactions and (ii) against (1) any Acquisition Proposal and any Alternative Acquisition Agreement (other than the Merger Agreement or the Merger or the other Transactions), and (2) any other action, proposal, agreement or transaction that would reasonably be expected, or the effect of which would reasonably be expected to prevent, nullify, materially impede, interfere with, frustrate, delay, postpone, discourage or adversely affect the timely consummation of Merger or the other Transactions or the performance by the Shareholder of its obligations under this Agreement (the "Covered Proposals").  This Agreement is intended to bind the Shareholder as a shareholder of the Company and only with respect to the Covered Proposals.  Except as expressly set forth in clauses (i) and (ii) of this Section 2(a), the Shareholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the shareholders of the Company. Until the earlier to occur of the Effective Time and the Expiration Date, the Shareholder covenants and agrees not to enter into any agreement or understanding with any Person with respect to voting of its Shares on any Covered Proposal which conflicts with the terms of this Agreement.

(b)          The Shareholder further agrees that, until the earlier to occur of the Effective Time and the Expiration Date, the Shareholder will not, and will not permit any entity under the Shareholder's control to, (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (ii) initiate a shareholders' vote with respect to an Acquisition Proposal or Alternative Acquisition Agreement, or (iii) to jointly hold (as such term is defined in the Israeli Securities Law 1968), or become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act), with respect to any voting securities of the Company with respect to an Acquisition Proposal or an Alternative Acquisition Agreement.

3.             Representations, Warranties and Covenants of the Shareholder.  The Shareholder hereby represents, warrants and covenants to Parent that the Shareholder (i) is the beneficial owner of the Shares, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time and (B) the Expiration Date, will be free and clear of any Encumbrances (other than those created by this Agreement) and (ii) as of the date hereof does not own of record or beneficially any securities of the Company other than the Shares (excluding shares as to which the Shareholder currently disclaims beneficial ownership in accordance with applicable Law).  The Shareholder has the legal capacity, power and authority to enter into and perform all of the Shareholder's obligations under this Agreement.  If the Shareholder is an entity, this Agreement has been duly authorized by all necessary corporate, limited liability, trust or similar action and no other corporate, limited liability, trust or similar proceedings on the Shareholder's part are necessary to authorize the execution and delivery of this Agreement or to perform its obligations hereunder.  This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.             Termination.  This Agreement shall terminate automatically and shall have no further force and effect as of the earlier to occur of (i) the termination of the Merger Agreement in accordance with the terms and provisions thereof and (ii) the Outside Termination Date (the earlier of such dates, the "Expiration Date").

5.             No Effect on Fiduciary Duties.  Notwithstanding anything in this Agreement to the contrary:  (i) the Shareholder makes no agreement or understanding herein in any capacity other than in the Shareholder's capacity as a beneficial owner of the Shares and (ii) nothing in this Agreement shall be construed to limit or affect the Shareholder, or any Affiliate or designee of the Shareholder, who is an officeholder of the Company or serves as a member of the Company Board of Directors in acting in his or her capacity as an officer or director of the Company and exercising his or her fiduciary duties and responsibilities in such capacity.

6.             Miscellaneous.

(a)          Amendments and Waivers.  Any term of this Agreement may be amended or waived with the written consent of the parties hereto or their respective successors and assigns.  Any amendment or waiver effected in accordance with this Section 6(a) shall be binding upon the parties and their respective successors and assigns.

(b)          Governing Law; Venue.

i.          This Agreement and all proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent or the Shareholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the applicable Laws of the State of Israel, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Israel or any other jurisdiction) that would cause the application of the Applicable Laws of any jurisdiction other than the State of Israel.

ii.          Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the courts of competent jurisdiction located in Tel Aviv-Jaffa, Israel in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the courts of competent jurisdiction located in Tel Aviv-Jaffa, Israel, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of or relating to this Agreement and (v) agrees that each of the other parties shall have the right to bring any proceeding for enforcement of a judgment entered by the courts of competent jurisdiction located in Tel Aviv-Jaffa, Israel.  Each of Parent and the Shareholder agrees that a final judgment in any proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

iii.          Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 6(b)(i) in any such proceeding by mailing copies thereof by registered or certified mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6(e).  However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

(c)          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)          Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service, confirmed facsimile (provided the relevant transmission report indicates a full and successful transmission) or electronic mail, or 72 hours after being deposited in the regular mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address, facsimile number or electronic mail address as set forth below, or as subsequently modified by written notice.

(f)          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)          No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Shares or New Shares.  All rights, ownership and economic benefit of and relating to the Shares and any New Shares shall remain vested in and belong to the Shareholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority with respect to the Shareholder in the voting of any Shares or New Shares, except as specifically provided herein and in the Merger Agreement.

(h)          Specific Performance.  Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent and Merger Sub to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

(i)          No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between or among any of the parties hereto unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first above written.

KOFAX HOLDINGS INTERNATIONAL LTD. By: Name: Title: Address: 15211 Laguna Canyon Road Irvine, CA 92618 Attention: General Counsel Email: greg.mermis@kofax.com Facsimile: +1 949 727 3144

"THE SHAREHOLDER" By: Name: Title: The Shareholder's Address for Notice: Attention: Email: Facsimile:

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of Shares	Number

PROXY
TOP IMAGE SYSTEMS LTD.
Mixer House
Rokach Blvd 101
Tel Aviv, Israel 6153101

The undersigned shareholder of Top Image Systems Ltd. (the "Company") hereby appoints Mr. Brendan Reidy – or any person whom he may appoint in his stead - as the true and lawful attorney, agent and proxy of the undersigned, to vote, as indicated on the reverse side, all of the Ordinary Shares of the Company which the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders of the Company to be held at the corporate offices of Top Image Systems at Mixer House, Rokach Blvd 101, Tel Aviv, Israel 6153101 on April 4, 2019 at 10:00 a.m. (local time), and all adjournments and postponements thereof. The Record Date is March 5, 2019.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

TOP IMAGE SYSTEMS LTD. MIXER HOUSE ROKACH BLVD 101 TEL AVIV, ISRAEL 6153101	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TOP IMAGE SYSTEMS LTD.

The Board of Directors recommends that you vote "FOR" the following resolutions:

			For	Against	Abstain
1.	APPROVAL OF THE ACQUISITION OF TOP IMAGE SYSTEMS LTD. BY KOFAX, INC., INCLUDING THE APPROVAL OF (I) THE AGREEMENT AND PLAN OF MERGER, DATED AS OF FEBRUARY 3, 2019, BY AND AMONG TOP IMAGE SYSTEMS LTD., KOFAX, INC., KOFAX HOLDINGS INTERNATIONAL LTD., AND TORNELY LTD. (THE “MERGER AGREEMENT”), (II) THE MERGER CONTEMPLATED BY THE MERGER AGREEMENT (THE “MERGER”), (III) THE CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS OF TOP IMAGE SYSTEMS LTD. IN THE MERGER AND (IV) ALL OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.		☐	☐	☐

1.a
IN ORDER FOR YOUR VOTE FOR THE MERGER PROPOSAL TO BE COUNTED, YOU MUST AFFIRM THAT YOU ARE NOT A MERGER SUB AFFILIATE AS DEFINED IN THE PROXY STATEMENT. IF YOU DO NOT SO AFFIRM, YOUR VOTE WILL NOT COUNT TOWARDS THE TALLY FOR THE MERGER PROPOSAL.
			No	Yes
		ARE YOU A MERGER SUB AFFILIATE?	☐	☐
IF YOU ANSWERED "YES" AND ARE A MERGER SUB AFFILIATE, DETAIL THE NATURE OF YOUR AFFILIATION:________________________________________
			For	Against	Abstain
2.
APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF CERTAIN COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO TIS'S EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER AND THE AGREEMENTS AND UNDERSTANDINGS PURSUANT TO WHICH SUCH COMPENSATION MAY BE PAID OR BECOME PAYABLE.
			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date